Filed pursuant to Rule 424(b)(5)
Registration No. 333-266391

PROSPECTUS SUPPLEMENT

(to prospectus dated July 29, 2022)

Banco Bilbao Vizcaya Argentaria, S.A.

$1,000,000,000 Series 14 Non-Step-Up Non-Cumulative Contingent

Convertible Perpetual Preferred Tier 1 Securities

We are offering $1,000,000,000 aggregate liquidation preference of series 14 non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities (the “Preferred Securities”). The Preferred Securities are perpetual securities with no maturity date.

From and including January 14, 2025 (the “Closing Date”) to but excluding January 14, 2032 (the “First Reset Date”) the Preferred Securities will accrue Distributions (as defined herein) at the rate of 7.750% per annum. In respect of the period from and including the First Reset Date and each fifth anniversary thereafter (each a “Reset Date”) to but excluding the next succeeding Reset Date (a “Reset Period”), the applicable per annum Distribution Rate (as defined herein) will be equal to the aggregate of 3.249% (the “Initial Margin”) and the 5-year UST (as defined herein) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent (as defined in the accompanying prospectus) on the relevant Reset Determination Date (as defined herein). The rate at which the Preferred Securities accrue Distributions in accordance with the Indenture (as defined herein) is referred to herein as the “Distribution Rate”. The Distribution Rate following any Reset Date may be lower than the initial Distribution Rate and/or the Distribution Rate that applies immediately prior to such Reset Date. Subject to the conditions as described further below, we will pay Distributions on the Preferred Securities quarterly in arrears on January 14, April 14, July 14 and October 14 of each year (each a “Distribution Payment Date”), commencing on April 14, 2025. The Preferred Securities carry a liquidation preference of $200,000 per Preferred Security (the “Liquidation Preference”).

We may redeem the Preferred Securities, in whole but not in part, at our option and in our sole discretion, at any time at the Redemption Price (as defined herein) upon the occurrence of a Tax Event or a Capital Event (each as defined herein) or if Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities (including any Preferred Securities issued after the Closing Date and any Preferred Securities which have been cancelled by the trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus. The Preferred Securities will also be redeemable in whole but not in part, at our option and in our sole discretion, on the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to the conditions described in this prospectus supplement and the accompanying prospectus.

Unless previously converted into Common Shares (as defined herein) pursuant to the conversion provisions of the Indenture and except as provided in the second paragraph under “Certain Terms of the Preferred Securities—Liquidation Distribution” herein, the payment obligations of BBVA under the Preferred Securities will be direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Spanish Insolvency Law (as defined herein) and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015 (as defined herein)), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument (as defined herein) of BBVA, the payment obligations of BBVA under the Preferred Securities will rank: (i) junior to: (a) any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and (b) any claim in respect of any other subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities (as defined herein), whether so ranking by law or their terms); (ii) pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and (iii) senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the Preferred Securities), such that any relevant claim in respect of the Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (each as defined herein). By its acquisition of any Preferred Securities, each holder (including, for these purposes, each holder of a beneficial interest in a Preferred Security) acknowledges, accepts, consents to and agrees to be bound by the exercise and effects of the Spanish Bail-in Power as set forth under “Certain Terms of the Preferred Securities—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

As described in this prospectus supplement and the accompanying prospectus, upon the occurrence of a Trigger Event (as defined herein), which shall occur if, at any time, as determined by us, our CET1 ratio or the CET1 ratio of the BBVA Group is less than 5.125% (all as defined herein), the Preferred Securities are mandatorily and irrevocably convertible into Common Shares and all of our obligations under the Preferred Securities (except with respect to the payment of certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares) shall be irrevocably and automatically released in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depository (as defined herein).

In addition, in the event of a Capital Reduction (as defined herein), except if we have given a redemption notice prior to or at the same time as such Capital Reduction, the Preferred Securities are mandatorily and irrevocably convertible into Common Shares unless a holder elects that the Preferred Securities held by it shall not be so converted by delivery and receipt of a duly completed and signed Election Notice (as defined herein) on or before the tenth Business Day (as defined herein) immediately following the Capital Reduction Notice Date (as defined in the accompanying prospectus), and all of our obligations under the Preferred Securities that are so converted (except with respect to the payment of certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares) shall be irrevocably and automatically released in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depository (except that we may need to pay certain accrued and unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein)).

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Preferred Securities are not intended to be sold and shall not be sold to retail investors (which for the purposes of this prospectus supplement shall include retail clients) in any jurisdiction. Prospective investors are referred to the section headed “Notice to Investors” on page S-2 of this prospectus supplement.

Investing in the Preferred Securities involves significant risks. See “Risk Factors” beginning on page S-41 of this prospectus supplement and page 6 of the accompanying prospectus, as well as in the documents incorporated by reference.

	Issue Price	Underwriting Discounts and Commissions(1)	Proceeds to BBVA, Before Expenses
Per Preferred Security	100.000%	0.850%	99.150%
Total Preferred Securities	$1,000,000,000	$8,500,000	$991,500,000

(1)	The underwriters have agreed to reimburse us for certain of the expenses relating to the offering. See “Underwriting (Conflicts of Interest)”.

The initial price to the public set forth above does not include accrued Distributions, if any. Distributions on the Preferred Securities will accrue from January 14, 2025 and, to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the terms of the Preferred Securities and as further described herein and in the accompanying prospectus (as amended hereby), must be paid by the purchaser if the Preferred Securities are delivered thereafter.

Potential investors should review the summaries set forth under “Spanish Tax Considerations” and “U.S. Tax Considerations” in the accompanying prospectus and “Spanish Tax Considerations” and “Material U.S. Federal Income Tax Considerations” of this prospectus supplement for information on certain material Spanish and U.S. federal income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

The Preferred Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Spain or any other jurisdiction.

We intend to apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities.

The underwriters expect to deliver the Preferred Securities in registered book-entry form through the facilities of The Depository Trust Company (“DTC”) for credit to accounts of direct or indirect participants in DTC, including Clearstream Banking, S.A. (“Clearstream Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”), on or about January 14, 2025, which will be the fifth New York business day following the date of this prospectus supplement (such settlement period being referred to as T+5). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Securities prior to the delivery of the Preferred Securities hereunder may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisers.

Joint Bookrunners

Barclays	BBVA	BofA Securities

Citigroup	HSBC	J.P. Morgan

Co-Managers

Bankinter	Danske Markets

Rabo Securities	Scotiabank

Prospectus Supplement dated January 7, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

NOTICE TO INVESTORS

Agreements and Acknowledgments of Investors, including Holders and Beneficial Owners

Distribution Cancellation

As described under “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein, the terms of the Preferred Securities provide that we may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason. As described under “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” herein, the terms of the Preferred Securities also provide for circumstances under which we will be restricted from making a Distribution (in whole or in part) on the Preferred Securities on a Distribution Payment Date, and the Distribution payable in respect of any such Distribution Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the terms of the Preferred Securities and as further described herein and in the accompanying prospectus (as amended hereby). Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence our exercise of our discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable. Furthermore, Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period (as defined herein) will be extinguished and we will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

As the Preferred Securities are perpetual and have no fixed maturity or fixed redemption date, unless the Preferred Securities are redeemed, a holder may not receive any payments with respect to the Preferred Securities as we are not required to pay the Liquidation Preference of the Preferred Securities at any time prior to a Liquidation Event (as defined herein) and we will have the sole and absolute discretion at all times and for any or no reason to cancel in whole or in part any Distribution.

No premium, upon redemption or otherwise, shall be payable by BBVA on the Preferred Securities.

By acquiring any Preferred Security, each holder and beneficial owner acknowledges and agrees that: (i) Distributions are payable solely at our discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by us and/or as a result of the limitations on payment set forth under “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event (as defined herein) or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital (as defined herein) of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security (as defined herein), except to the extent Applicable Banking Regulations (as defined herein) otherwise provide.

Conversion

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus (as amended hereby), if a Trigger Event occurs, then a Trigger Conversion will occur on the Conversion Settlement Date (as defined herein), and if a Capital Reduction occurs, then, except if we have given a redemption notice prior to or at the same time as such Capital Reduction, a Capital Reduction Conversion (as defined herein) will occur on the Conversion Settlement Date, unless (in the case of a Capital

Reduction) a holder elects that the Preferred Securities held by it shall not be so converted by delivery and receipt of a duly completed and signed Election Notice on or before the tenth Business Day immediately following the Capital Reduction Notice Date. Upon occurrence of a Conversion Event (as defined herein), all of our obligations under the Preferred Securities shall be irrevocably and automatically released (except with respect to the payment of certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares and except further that, upon a Capital Reduction Conversion, we may need to pay certain accrued and unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein)) in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depository (as defined herein), and under no circumstances shall such released obligations be reinstated. The Common Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Common Shares on behalf of the holders of the Preferred Securities).

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Trigger Event or a Capital Reduction (each, a “Conversion Event”).

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder and beneficial owner of a Preferred Security shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion (as defined in the accompanying prospectus) following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee; (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “Certain Terms of the Preferred Securities—Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein), and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “Certain Terms of the Preferred Securities—Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein), and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)) shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion; (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “Certain Terms of the Preferred Securities—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion; and (v) authorized, directed and requested DTC, the European Clearing Systems (as defined in the accompanying prospectus) and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Substitution and Modification

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event (as defined herein) or a Tax Event (as defined herein), as applicable, occurs and is continuing, we may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities (as defined herein), subject to satisfaction of the requirements and limitations set forth herein.

By its acquisition of any Preferred Security, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Preferred Securities and to grant to us and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Preferred Securities, as applicable, as described in “Certain Terms of the Preferred Securities—Substitution and Modification of the Preferred Securities” below.

Spanish Bail-in Power

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in any Preferred Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined herein) on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Further, by its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

See “Certain Terms of the Preferred Securities—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

Restrictions on Marketing and Sales

The Preferred Securities are complex financial instruments with high risk. They are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and shall not be sold to retail investors in any jurisdiction, including the United States. See “Risk Factors—The Preferred Securities are not a suitable investment for all investors”.

In the United States, the Preferred Securities are intended to be sold only to institutional investors.

In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Preferred Securities to retail investors. By purchasing, or making or accepting an offer to purchase, any Preferred Securities from BBVA and/or the underwriters, each prospective investor represents, warrants, agrees with and undertakes to BBVA and each underwriter that it has and will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the European Economic Area (the “EEA”) or the United Kingdom) relating to the promotion, offering, distribution and/or sale of the Preferred Securities (including, without limitation, MiFID II (as defined below) as implemented in each Member State of the EEA) and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Preferred Securities by investors in any relevant jurisdiction. Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities from BBVA and/or the underwriters, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Notice to Prospective Investors in the EEA

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended. Prospective investors are also referred to the section headed “—Prohibition on Marketing and Sales to Retail Investors” below in this prospectus supplement for further information.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Preferred Securities are not intended to be offered, sold or otherwise made available to, and shall not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Preferred Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance/Professional investors and ECPs only target market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Preferred Securities has led to the conclusion that: (i) the target market for the Preferred Securities is eligible counterparties (“ECPs”) and professional clients only, each as defined in MiFID II; (ii) the Preferred Securities are incompatible with the knowledge, experience, needs, characteristics and objectives of clients which are retail clients, as defined in MiFID II, and accordingly the Preferred Securities shall not be offered or sold to any retail clients; and (iii) all channels for distribution of the Preferred Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Preferred Securities (an “EU distributor”) should take into consideration the manufacturer’s target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Preferred Securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Restrictions on Acquisition of Preferred Securities by Spanish Residents—The Preferred Securities shall not be offered, distributed or sold in Spain in the primary market. However, the Preferred Securities may be sold to Spanish resident investors in circumstances that satisfy the requirements set forth in the ruling 1500/04 of the Directorate General for Taxation (Dirección General de Tributos) of July 27, 2004.

Notwithstanding this, the Preferred Securities shall not be offered, sold or otherwise made available at any time to any retail investor (as defined above) in Spain and any sales of the Preferred Securities in Spain according to the previous paragraph shall be made only to professional clients (clientes profesionales) as defined in Article 194 of the Law 6/2023 of March 17, on Spanish Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión), as amended, replaced or supplemented from time to time (the “LMV”), or eligible counterparties (contrapartes elegibles) as defined in Article 196 of the LMV and as further limited by the second paragraph of Article 192 of the LMV.

No publicity of any kind as to the Preferred Securities shall be made in Spain.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom. Prospective investors are also referred to the section headed “—Prohibition on Marketing and Sales to Retail Investors” below in this prospectus supplement for further information.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The Preferred Securities are not intended to be offered, sold or otherwise made available to, and shall not be offered, sold or otherwise made available to, any UK retail investor in the United Kingdom. For these purposes, a “UK retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Preferred Securities or otherwise making them available to UK retail investors in the United Kingdom has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any UK retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials relating to the issue of the Preferred Securities offered hereby are not being distributed to, and shall not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to those persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and shall not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person shall not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Preferred Securities offered hereby.

Prohibition on Marketing and Sales to Retail Investors

The Preferred Securities are complex financial instruments with high risk. They are not a suitable or appropriate investment for all investors, especially retail investors. See “Risk Factors—The Preferred Securities are not a suitable investment for all investors”. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Preferred Securities. Each of the underwriters has represented and agreed that offers of the Preferred Securities in the EEA and in the United Kingdom shall only be directed specifically at or made to professional clients as defined in point (10) of Article 4(1) of MiFID II or as defined in point (8) of Article 2(1) of UK MiFIR.

In particular, in the United Kingdom, the Financial Conduct Authority’s (“FCA”) Conduct of Business Sourcebook (“COBS”) requires, in summary, that the Preferred Securities shall not be offered or sold to retail clients (as defined in COBS 3.4) in the United Kingdom. In addition, (i) on January 1, 2018, the PRIIPs Regulation became directly applicable in all EEA member states, including in the case of the United Kingdom, under the UK PRIIPs Regulation from January 1, 2021, and (ii) MiFID II was required to be implemented in EEA member states, including the United Kingdom, by January 3, 2018, and was implemented in Spain through Royal Decree-Law 14/2018 of September 28, amending the revised text of the Spanish Securities Markets Act, approved by Royal Legislative Decree 4/2015 of October 23, and Royal Decree 1464/2018 of December 21, developing the revised text of the Spanish Securities Markets Act, approved by Royal Legislative Decree 4/2015 of October 23, and Royal Decree-Law 21/2017 of December 29, on urgent measures for the adaptation of

Spanish law to European Union regulations on securities market matters, and partially amending Royal Decree 217/2008, of February 15, on the legal regime of investment services companies and other entities that provide investment services and partially amending the Regulations of Law 35/2003 of November 4, on Collective Investment Institutions, approved by Royal Decree 1309/2005 of November 4, and other royal decrees on securities market matters. Together COBS, the PRIIPs Regulation, the UK PRIIPs Regulation and MiFID II (including as implemented in Spain and the United Kingdom) are referred to as the “European Regulations”.

The European Regulations set out various obligations in relation to (i) the manufacture and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write-down or convertible securities such as the Preferred Securities.

In addition, in October 2018, the Hong Kong Monetary Authority (the “HKMA”) issued guidance on enhanced investor protection measures on the sale and distribution of debt instruments with loss absorption features and related products (the “HKMA Circular”). Under the HKMA Circular, debt instruments with loss absorption features, being subject to the risk of being written-down or converted to ordinary shares, and investment products that invest mainly in, or whose returns are closely linked to the performance of such instruments, are to be targeted in Hong Kong at professional investors (as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, a “Hong Kong professional investor”) only and are generally not suitable for retail investors in either the primary or secondary markets.

Further, in Singapore, the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as amended, the “SFA”), the Financial Advisers Act (Chapter 110 of Singapore) (the “FAA”), the Guidelines on Fair Dealing—Board and Senior Management Responsibilities for Delivering Fair Dealing Outcomes to Customers (the “Guidelines on Fair Dealing”) and the Code of Conduct for Private Banking in Singapore (the “PB Code”) contain additional obligations and/or guidance in relation to the marketing, offer and sale of the Preferred Securities to investors in Singapore. Together, the SFA, the FAA, the Guidelines on Fair Dealing and the PB Code are referred to as the “Singapore Regulations”, and the Singapore Regulations, together with the European Regulations and the HKMA Circular, are referred to as the “Regulations”.

In addition to the above obligations and Regulations, there is the need to comply at all times with all other applicable laws, regulations, and regulatory guidance (whether inside or outside the EEA, the United Kingdom, Hong Kong or Singapore) relating to the promotion, offering, distribution and/or sale of the Preferred Securities (or any beneficial interests therein), including (without limitation) MiFID II (including as implemented in Spain and the United Kingdom, and as the relevant implementing regulations form part of domestic law in the United Kingdom), the FCA Handbook and any other such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Preferred Securities (or any beneficial interests therein) for investors in any relevant jurisdiction.

Each of BBVA and the underwriters are required to comply with some or all of the Regulations. By purchasing, or making or accepting an offer to purchase, any Preferred Securities (or a beneficial interest in the Preferred Securities) from BBVA and/or any underwriters, each prospective investor will be deemed to represent, warrant, acknowledge, consent, accept, agree with and undertake to BBVA and each of the underwriters that:

(i)	it is not a retail client (as defined in point (11) of Article 4(1) of MiFID II) (an “EEA Retail Client”) or in COBS 3.4 (together with an EEA Retail Client, a “retail client”);

(ii)	whether or not it is subject to the Regulations, it will not:

a.

sell or offer the Preferred Securities (or any beneficial interests therein) to any retail clients or any person in Hong Kong that is not a Hong Kong professional investor or any person in Singapore that is not an “accredited investor” or an “institutional investor” (each as defined in Section 4A of the SFA) (a “Singapore professional investor”); or

b.

communicate (including the distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus) or approve any invitation or inducement to participate in, acquire or underwrite the Preferred Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client or any person in Hong Kong or Singapore that is not a Hong Kong professional investor or a Singapore professional investor, respectively.

In selling or offering the Preferred Securities or making or approving communications relating to the Preferred Securities, it may not rely on the limited exemptions set out in COBS;

(iii)	if it is a person in Hong Kong, it is a Hong Kong professional investor;

(iv)	if it is a person in Singapore, it is a Singapore professional investor; and

(v)

it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA, the United Kingdom, Hong Kong or Singapore) relating to the promotion, offering, distribution and/or sale of the Preferred Securities (or any beneficial interests therein), including (without limitation) MiFID II (including as implemented in Spain and the United Kingdom, and as the relevant implementing regulations form part of domestic law in the United Kingdom), the FCA Handbook and any other such applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Preferred Securities (or any beneficial interests therein) by investors in any relevant jurisdiction.

Each prospective investor further acknowledges that:

(i)	the identified target market for the Preferred Securities (for the purposes of the product governance obligations in MiFID II) is eligible counterparties and professional clients only;

(ii)

the target market assessment indicates that the Preferred Securities are incompatible with the knowledge, experience, needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II) and accordingly the Preferred Securities shall not be offered or sold to any retail clients; and

(iii)

no key information document (KID) under the PRIIPs Regulation and the UK PRIIPs Regulation, respectively, has been prepared and therefore offering or selling the Preferred Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation and the UK PRIIPs Regulation, respectively.

Each prospective investor in the Preferred Securities should inform itself of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Preferred Securities (or any beneficial interests therein), including the Regulations.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities (or any beneficial interests therein) from BBVA and/or the underwriters, all the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Product Classification Pursuant to Section 309B of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), BBVA has determined the classification of the Preferred Securities as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and the MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with different information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.

We are offering the Preferred Securities for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Preferred Securities in some jurisdictions may be restricted by law. See “Notice to Investors—Restrictions on Marketing and Sales” and “Notice to Investors—Prohibition on Marketing and Sales to Retail Investors”. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Preferred Securities and neither we nor the underwriters are soliciting an offer to buy the Preferred Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and shall not be sold to retail investors in any jurisdiction. We refer you to the information under “Notice to Investors” and “Underwriting (Conflicts of Interest)” in this prospectus supplement. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

CERTAIN DEFINITIONS

In this prospectus supplement, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•

“1H24 Form 6-K” means our report on Form 6-K containing our unaudited condensed interim consolidated financial statements as of and for the six months ended June 30, 2024 prepared in accordance with International Accounting Standard 34 (IAS 34) as issued by the International Accounting Standards Board and adopted by the European Union, furnished to the SEC on July 31, 2024 (Accession No. 0000842180-24-000026).

•

“9M24 Form 6-K” means our report on Form 6-K containing our unaudited condensed interim consolidated financial statements as of and for the nine months ended September 30, 2024 prepared in accordance with International Accounting Standard 34 (IAS 34) as issued by the International Accounting Standards Board and adopted by the European Union, furnished to the SEC on October 31, 2024 (Accession No. 0000842180-24-000035).

•	“2023 Form 20-F” means our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 1, 2024.

•

“Amounts Due” means the outstanding aggregate Liquidation Preference, together with any accrued but unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein), and Additional Amounts (as defined herein), if any, due on the Preferred Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (including monies held in trust by BBVA, any paying agent or the trustee for the payment of such amounts).

•	“BBVA Group” or the “Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions.

•	“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

•	“Common Shares” refers to ordinary shares in the capital of BBVA, each of which confers on the holder one vote at general meetings of BBVA and is credited as fully paid up.

•

“Consolidated Financial Statements” means our audited consolidated financial statements as of and for the years ended December 31, 2023, 2022 and 2021, prepared in compliance with the International Financial Reporting Standards as issued by the International Accounting Standards Board and in accordance with the International Financial Reporting Standards adopted by the European Union required to be applied under the Bank of Spain’s Circular 4/2017. The Consolidated Financial Statements are included in our 2023 Form 20-F.

•

“Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.

•

“Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•	“Preferred Securities” refers to the non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities offered hereby.

•

“Relevant Spanish Resolution Authority” means the Spanish Fund for Orderly Bank Restructuring (Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

•	“Spain” refers to the Kingdom of Spain.

•

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

•

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

•	“we”, “us”, “our”, “BBVA” and the “Issuer” refer to Banco Bilbao Vizcaya Argentaria, S.A. unless otherwise indicated or the context otherwise requires.

•	“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

References in this prospectus supplement to “you” mean those who invest in the Preferred Securities, whether they are the direct holders or owners of beneficial interests in those securities. Unless otherwise indicated or the context otherwise requires, references to “holders” mean those who own securities registered in their own names on the books that we maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through DTC or another depositary or in securities registered in street name. Except as otherwise indicated, terms capitalized but not otherwise defined herein shall have the same meaning as in the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC. This means:

•	documents incorporated by reference are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC may automatically be deemed to update and modify or supersede information included or incorporated by reference into this prospectus supplement.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. The accompanying prospectus lists documents that are incorporated by reference into the accompanying prospectus and such documents shall be deemed to also be incorporated by reference into this prospectus supplement. In addition to the documents listed in the accompanying prospectus, we incorporate by reference:

•	our 2023 Form 20-F;

•	our 1H24 Form 6-K;

•	our 9M24 Form 6-K; and

•	our report on Form 6-K communicating the minimum regulatory capital requirements applicable to BBVA and the BBVA Group in 2025, furnished to the SEC on December 11, 2024.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may file with the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

Two Manhattan West

375 9th Avenue, 8th Floor

New York, New York 10001

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also make forward-looking statements in other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “forecast”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective” and “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus supplement, the accompanying prospectus and certain documents incorporated by reference into this prospectus supplement and the accompanying prospectus include forward-looking statements or guidance regarding or relating but not limited to the Group’s and BBVA’s future financial position, results of operations, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions, management objectives and/or strategic initiatives, commitments and targets (including, without limitation, environmental, social and governance commitments and targets), the Exchange Offer (as defined herein), the outcome of certain legal and regulatory actions and proceedings and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk, and other statements that are not historical fact. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2023 Form 20-F, “Item 4B. Business Overview”, “Item 4E. Selected Statistical Information”, “Item 5. Operating and Financial Review and Prospects” and “Other Matters” in our 1H24 Form 6-K and “Business Overview”, “Operating and Financial Review and Prospects” and “Other Matters” in our 9M24 Form 6-K. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider the factors discussed here, in the accompanying prospectus or in such other documents (including the sections of our 2023 Form 20-F, 1H24 Form 6-K and 9M24 Form 6-K listed above) to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others:

•

the deterioration of economic conditions or the alteration of the institutional environment of the countries in which we operate, especially Spain, Mexico and Turkey, including any adverse developments, or the perception that such developments may occur, regarding credit quality, public debt sustainability, economic or fiscal policy and sovereign ratings, particularly Spain’s, among other factors;

•

the intensity of geopolitical and economic risks in recent years as a result of, among other factors, the tensions triggered by armed conflict and political instability in the Middle East, the war between Ukraine and Russia, long-standing U.S.-China trade tensions, Brexit and the rise of populism in several regions of the world. Furthermore, there is the risk of a sharp global growth slowdown;

•

changes or volatility in interest rates, foreign exchange rates, asset prices, equity markets, commodity prices (including energy prices), inflation or deflation and, in particular, as of the date of this prospectus supplement, the depreciation of the currencies of the non-euro geographical areas in which we operate, high inflation, stagflation due to more intense or prolonged supply crises, high interest rates in most of the geographical areas where we operate (which may impact default rates) and low real interest rates in Turkey (which may affect our margins);

•

the increased turbulence in the banking sector since March 2023, in particular, following the liquidity and other problems experienced by certain banks in the United States and Switzerland, which have led to increased concerns over the volatility and quality of banks’ deposits and their exposure to rising interest rates, and have adversely affected the valuations of certain banks. BBVA has significant exposure to the global banking sector. In addition, certain actions by Swiss regulators in 2023 have led to increased uncertainty regarding the potential actions to be adopted by the relevant authorities in connection with a bank’s failure. Moreover, regulatory changes are expected in the EU and, particularly, in Spain, in connection with the ranking of claims upon a bank’s insolvency, providing a preference to claims of all depositors relative to ordinary unsecured claims, which may adversely affect the risk profile and cost of banks’ debt securities. Further, there could be changes to the deposit guarantee schemes in certain jurisdictions, which could lead to changes in customer behavior and how banks manage their deposits portfolio;

•

adverse developments in emerging economies, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, exchange controls or other limitations on the distribution or repatriation of dividends, international ownership legislation, tax policies, interest rate caps, fee caps and other policies affecting the banking sector, including the “liraization” strategy in Turkey (which seeks to increase the weight of Turkish lira-denominated assets and liabilities of the banking system). Further, emerging economies generally face higher anti-money laundering and environmental, social and governance (“ESG”) risk levels;

•

in Spain, political, regulatory and economic uncertainties have increased since the July 2023 general elections and the elections in Catalonia in May 2024 and there is a risk that policies could be adopted that have an adverse impact on the economy or our business;

•	downgrades in our credit ratings or in sovereign credit ratings, particularly Spain’s credit ratings;

•

the monetary, interest rate and other policies of central banks, and the trade, economic and other policies of governments, in the EU, Spain, Mexico, Turkey, the United States and elsewhere, including the impact of the still-prevailing high interest rates on the Group’s results of operations (including mark-to-market losses on securities portfolios, reduced demand for credit, increased funding costs and higher default rates) and the impact of any future interest rate reductions on inflation;

•	adjustments in the real estate markets in the geographical areas in which we operate, in particular in Spain, Mexico and Turkey;

•	the success of our acquisitions and investments, divestitures, mergers, joint ventures and strategic alliances;

•

BBVA’s ability to complete the Exchange Offer and, if applicable, integrate the Target Company (as defined herein) successfully, and any unanticipated costs, losses or other impacts in connection therewith;

•

the effects of competition in the markets in which we operate and the rise of neobanks (a new generation of financial institutions that operate exclusively online), which may be influenced by regulation or deregulation affecting us or our competitors, and our ability to manage information technology obsolescence, implement technological advances on a timely basis or at all and effectively capture the benefits of emerging technologies, including cloud computing and artificial intelligence;

•

our ability to comply with various legal and regulatory regimes and the impact of applicable laws and regulations on our operations, including capital, resolution, liquidity, provision and consumer protection requirements, and the increasing tax burden;

•	changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

•

our ability to continue to access sources of liquidity and funding, including public sources of liquidity such as the funding provided by the European Central Bank (“ECB”) under its programs, and our ability to receive dividends and other funds from our subsidiaries;

•	the effectiveness of our debt recovery policy, including our ability to recover aged non-performing loans;

•	our ability to hedge certain risks economically, including exchange rate risk;

•

our ability to address physical, regulatory, reputational, transition and business risks associated with climate change and emerging and developing ESG standards, including our ability to meet any ESG expectations, targets or obligations and the cost thereof;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the performance of our international operations and our ability to manage such operations;

•	weaknesses or failures in the Group’s internal or outsourced processes, systems (including information technology systems) and security;

•

weaknesses or failures of our anti-money laundering or anti-terrorism programs, or of our internal policies, procedures, systems and other mitigating measures designed to ensure compliance with applicable anti-corruption laws and sanctions regulations;

•	security breaches, including cyber-attacks and identity theft;

•

the outcome of legal and regulatory actions and proceedings, both those to which the Group is currently exposed and any others which may arise in the future, including actions and proceedings related to former subsidiaries of the Group or in respect of which the Group may have indemnification obligations;

•	actions that are incompatible with our ethics and compliance standards, and our failure to timely detect or remedy any such actions;

•

our success in managing the risks involved in the foregoing, which depends, among other things, on the adequacy of our internal risk models and our ability to anticipate events that are not captured or fully accounted for in the models we use or to otherwise adjust our risk parameters, risk appetite framework and estimations to account for the foregoing and any changes in market conditions; and

•	force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus supplement (or any particular document) speak only as of the date of this prospectus supplement (or any such particular document). We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date thereof, including, without limitation, changes in our business, strategy, targets or expectations, including as a result of the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

REGULATORY STATEMENT

BBVA and certain of its affiliates will continue to engage, including during the offering contemplated in this prospectus supplement, in various dealing and brokerage activities involving ordinary shares of BBVA (including in the form of American Depositary Shares (“ADSs”)) when and to the extent permitted by applicable law. Among other things, BBVA and certain of its affiliates, as the case may be, intend (i) to provide liquidity to the market, primarily in the context of temporary imbalances in the supply and demand for ordinary shares of BBVA, by purchasing and selling ordinary shares of BBVA for their own account or to facilitate customer transactions; (ii) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to ordinary shares of BBVA for their own account and the accounts of their customers; (iii) to engage in trades in ordinary shares of BBVA for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (iv) to market and sell to customers funds which include ordinary shares of BBVA; (v) to provide to customers investment advice and financial planning guidance which may include information about ordinary shares of BBVA; (vi) to engage in unsolicited brokerage transactions in ordinary shares of BBVA and derivatives thereon with their customers; and (vii) to trade in ordinary shares of BBVA and derivatives thereon as part of their asset management activities for the accounts of their customers. These market activities have occurred and are expected to continue to occur both outside and, to a lesser extent, inside the United States, solely in the ordinary course of business and not in contemplation of the offering contemplated in this prospectus supplement.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as a whole. Words and expressions defined elsewhere in this prospectus supplement or, where applicable, in the accompanying prospectus shall have the same meanings in this summary.

The BBVA Group

The BBVA Group is a customer-centric global financial services group founded in 1857. Internationally diversified and with strengths in the traditional banking businesses of retail banking, asset management and wholesale banking, the Group is committed to offering a compelling digital proposition focused on customer experience. BBVA has a leadership position in the Spanish market, it is the largest financial institution in Mexico in terms of assets, it has leading franchises in South America and it is the majority shareholder in Garanti BBVA, Turkey’s largest bank in terms of market capitalization. The BBVA Group had consolidated assets of €769,341 million as of September 30, 2024 (€775,558 million as of December 31, 2023) and profit attributable to parent company of €7,622 million for the nine months ended September 30, 2024 (€5,961 million for the nine months ended September 30, 2023).

For information on our capital requirements, our consolidated capital ratios, our risk weighted assets and our minimum requirement for own funds and eligible liabilities (or MREL requirements) as of September 30, 2024 and as of December 31, 2023, 2022 and 2021, see “Operating and Financial Review and Prospects—Capital” in the 9M24 Form 6-K, Note 32 to our Consolidated Financial Statements and “Item 4. Information on the Company—Business Overview—Supervision and Regulation” and “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Capital” in our 2023 Form 20-F.

Additional information about the BBVA Group is included in our 2023 Form 20-F, the 1H24 Form 6-K and the 9M24 Form 6-K, which are each incorporated by reference in this prospectus supplement.

The Offering

Issuer	Banco Bilbao Vizcaya Argentaria, S.A.

Issue	$1,000,000,000 series 14 non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities (the “Preferred Securities”).

The Preferred Securities will be issued under the Indenture.

Closing Date	January 14, 2025, being the date of the initial issue of the Preferred Securities.

Perpetual Securities	The Preferred Securities are perpetual securities and have no stated maturity.

Liquidation Preference	$200,000 per Preferred Security.

Distribution Rates	The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of 7.750% per annum; and (ii) in respect of each Reset Period, at the rate per annum equal to the aggregate of 3.249% (the “Initial Margin”) and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date; provided that any Distribution Rate shall not be less than zero.

Reset Date	January 14, 2032 (the “First Reset Date”) and every fifth anniversary thereafter. Each period from (and including) a Reset Date to (but excluding) the following Reset Date shall be a “Reset Period”.

Distribution Payment Dates	Subject to the provisions set out below, Distributions will be payable quarterly in arrears on each of January 14, April 14, July 14 and October 14 in each year (each a “Distribution Payment Date”), commencing on April 14, 2025.

Reset Determination Date	In relation to each Reset Date, the second Business Day immediately preceding such Reset Date. The term “Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday (as defined herein) nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

5-year UST	In relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of five years, published closest in time (but prior to) the relevant Reset Determination Date.

Regular Record Date	The regular record date for the Distribution payable on any Distribution Payment Date on the Preferred Securities will be the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date.

Business Day Convention	Following, unadjusted

Day Count Fraction	30/360 (ISDA)

Distributions Discretionary	We may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason. Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of our election to cancel such Distribution as described under “Certain Terms of the Preferred Securities—Distributions Discretionary” herein or the limitations on payment set out under “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” herein, and (with respect to the latter) the below summary (see “—Restrictions on Payments”), then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and we will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence our exercise of our discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable.

Restrictions on Payments	Without limitation on the above, payments of Distributions on the Preferred Securities shall be made only out of our Distributable Items. To the extent that (i) we have insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of our Distributable Items in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining our Distributable Items, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires us to cancel the relevant Distribution in whole or in part, then we will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at our discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount (as defined herein) or MREL-MDA (as defined herein) applicable to us and/or the BBVA Group).

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Additional Tier 1 Instrument” means any instrument of BBVA qualifying as Additional Tier 1 Capital, in whole or in part.

“Applicable Banking Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time.

“CRD V” means any or any combination of the CRD Directive, the CRR, and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014, each as amended, replaced or supplemented from time to time.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.

“Distributable Items” means the profits and reserves (if any) available for the payment of a Distribution at any given time together with any other distributions and payments to be made from such profits and reserves, in each case in accordance with Applicable Banking Regulations then in force, and including as such term is further defined in CRD V, as interpreted and applied in accordance with Applicable Banking Regulations.

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time.

“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, as amended, replaced or supplemented from time to time.

Agreement to Distribution Cancellation	By acquiring Preferred Securities, holders and holders of a beneficial interest in the Preferred Securities acknowledge and agree that (i) Distributions are payable solely at our discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by us as set forth above and/or as a result of the limitations on payment described above; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution to be paid or our liquidation, dissolution or winding-up or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital issued by us or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein and in the Indenture shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

“CET1 Capital” means, at any time, our common equity tier 1 capital or the common equity tier 1 capital of the BBVA Group, respectively, as calculated by us in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Parity Securities” means any instrument issued or guaranteed by us (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the Preferred Securities upon the insolvency of BBVA.

“Securities” means any securities including, without limitation, shares in our capital, or options, warrants or other rights to subscribe for or purchase or acquire shares in our capital.

Notice of Distribution Cancellation	If practicable, we will provide notice of any cancellation or deemed cancellation of Distributions on the Preferred Securities (in each case,

in whole or in part) to the holders of the Preferred Securities through DTC (or, if the Preferred Securities are held in definitive form, to the holders of the Preferred Securities directly at their addresses shown on the Contingent Convertible Preferred Security Register) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event or other default with respect to the Preferred Securities, or give the holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

Subordination	Unless previously converted into Common Shares pursuant to the conversion provisions of the Indenture and except as provided in the second paragraph under “Certain Terms of the Preferred Securities—Liquidation Distribution” herein, the payment obligations of BBVA under the Preferred Securities will be direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Spanish Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument of BBVA, the payment obligations of BBVA under the Preferred Securities will rank: (i) junior to: (a) any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and (b) any claim in respect of any other subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms); (ii) pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and (iii) senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the Preferred Securities), such that any relevant claim in respect of the Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Spanish Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

Waiver of Right of Set-Off	Subject to applicable law, neither any holder or beneficial owner of Preferred Securities nor the trustee acting on behalf of the holders of the Preferred Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under, or in connection with, the Preferred Securities or the Indenture and each holder and beneficial owner of Preferred Securities, by virtue of its holding of any Preferred Securities or any interest therein, and the trustee acting on behalf of the holders of the Preferred Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Preferred Security or any interest therein by us in respect of, or arising under, the Preferred Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to us (or, if a Liquidation Event shall have occurred, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Conversion	The Preferred Securities are only convertible into Common Shares upon a Trigger Event or a Capital Reduction, in each case as set forth below. The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Trigger Event or a Capital Reduction.

Trigger Event	A “Trigger Event” shall occur if, at any time, as determined by us, our CET1 ratio or the CET1 ratio of the BBVA Group is less than 5.125%.

If a Trigger Event occurs at any time on or after the Closing Date, then we will (i) not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by us in accordance with their terms and (ii) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (a “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part. For the purposes of determining whether a Trigger Event has occurred, we will (i) calculate the CET1 ratio based on information (whether or not published) available to our management, including information internally reported within BBVA pursuant to our procedures for ensuring effective ongoing monitoring of our capital ratios and the capital ratios of the BBVA Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. Our calculation shall be binding on the trustee and the holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to our insolvency or entitle holders to take any action to cause our liquidation, dissolution or winding-up.

We may not give a notice of redemption with respect to the Preferred Securities if a Trigger Event has occurred. If any notice of redemption of the Preferred Securities has been given and a Trigger Event with respect to the Preferred Securities occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Preferred Securities on such redemption date and, instead, the Trigger Conversion of the Preferred Securities shall take place.

“Accounting Currency” means euro or such other primary currency used in the presentation of the BBVA Group’s accounts from time to time.

“CET1 ratio” means, at any time, with respect to us or the BBVA Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of our CET1 Capital or the CET1 Capital of the BBVA Group, respectively, at such time divided by our Risk Weighted Assets Amount or the Risk Weighted Assets Amount of the BBVA Group, respectively, at such time, all as calculated by us.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository upon Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date (as defined in the accompanying prospectus).

“Risk Weighted Assets Amount” means at any time, with respect to us or the BBVA Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of BBVA or the BBVA Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time.

Capital Reduction	A “Capital Reduction” shall occur upon the adoption, in accordance with Article 418.3 of the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital), approved by the Royal Legislative Decree 1/2010, of July 2, as amended, replaced or supplemented from time to time (the “Spanish Companies Act”), by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in our capital. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by us will not be considered a Capital Reduction for the purposes of the Indenture.

Except if we have given a redemption notice prior to or at the same time as such Capital Reduction, if a Capital Reduction occurs at any time on or after the Closing Date, then we will, subject as otherwise provided in the paragraph immediately below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under “—Distributions Discretionary” and “—Restrictions on Payments”

above, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the above paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with the above paragraph, in which case all Preferred Securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that holder on the relevant Conversion Settlement Date pursuant to such paragraph. To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent (as defined in the accompanying prospectus) a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Preferred Securities represented by a Global Preferred Security (as defined herein) held by or on behalf of a Clearing System (as defined in the accompanying prospectus), an Election Notice may be delivered within the Election Period by the holder giving notice to the Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to our insolvency or entitle holders to take any action to cause our liquidation, dissolution or winding-up.

If any notice of redemption of the Preferred Securities has been given and a Capital Reduction with respect to the Preferred Securities occurs prior to the redemption date, such Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to the Preferred Securities and there shall be no conversion of the Preferred Securities and, instead, the redemption of the Preferred Securities shall take place. In addition, holders and beneficial owners of the Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.

Any Preferred Securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.

Upon Conversion	Subject as provided in this paragraph with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price (as defined herein) in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or as otherwise provided in the fifth paragraph from the end under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” in the accompanying prospectus, and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices (as defined herein) and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event, holders (and beneficial owners) of any Preferred Securities shall have no claim against us in respect of (i) any Liquidation Preference of the Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes).

Upon any Capital Reduction, holders (and beneficial owners) of any Preferred Securities (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described in the third paragraph under “—Capital Reduction” above) shall have no claim against us in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities (other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities as described under “—Capital Reduction” above) shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes). However, nothing in this paragraph shall affect our obligation upon any Capital Reduction Conversion to pay to the holders (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described in the third paragraph under “—Capital Reduction” above), where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under “—Distributions Discretionary” and “ —Restrictions on Payments” above, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date.

On the Conversion Settlement Date, we shall deliver to the Conversion Shares Depository such number of Common Shares

(subject as provided above with respect to fractions) as is required to satisfy in full our obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date (as defined in the accompanying prospectus), and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described under “—Capital Reduction” above.

Our obligation to issue and deliver Common Shares to a holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge our obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under “—Capital Reduction” above with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under, “—Distributions Discretionary” and “—Restrictions on Payments” above) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes.

Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to us only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes). After such delivery by us of the relevant Common Shares to the Conversion Shares Depository, holders of the Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of the delivery to them of such Common Shares, in the circumstances described in the Indenture.

In the case of a Capital Reduction, holders (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described in the third paragraph under “—Capital Reduction” above) shall also have recourse to us as provided under “—Capital Reduction” above with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions Discretionary” and “ —Restrictions on Payments” above).

Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary (as defined in the accompanying prospectus) as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

In order to obtain delivery of the relevant Common Shares on Conversion, the relevant holder must deliver a duly completed Delivery Notice together with the Preferred Securities held by it in accordance with the provisions set out in the Indenture. In addition, within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date (as defined in the accompanying prospectus) as aforesaid will be sold by or on behalf of a person (which may be us or another member of the BBVA Group or a third party) appointed by us (the “Selling Agent”) as soon as reasonably practicable and (subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale thereof) the net proceeds of such sale shall as soon as reasonably practicable be distributed pro rata to the relevant holders in accordance with the Indenture or in such other manner and at such time as we shall determine and notify to the relevant holders.

The Conversion Shares Depository may be us or another member of the BBVA Group or a third party.

Conversion Price	The “Conversion Price” shall be, in respect of a Conversion Notice Date, if the Common Shares are: (i) then admitted to trading on a Relevant Stock Exchange, the higher of: (a) the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); (b) the Floor Price; and (c) the nominal value of a Common Share (€0.49 on the Closing Date) (translated into U.S. dollars at the Prevailing Rate, if applicable); or (ii) not then admitted to trading on a Relevant Stock Exchange, the higher of (b) and (c) above.

“Floor Price” means $3.8974. The Floor Price is subject to adjustment as described in “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” in the accompanying prospectus. On any adjustment, the resultant Floor Price shall be expressed in U.S. dollars.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe.

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards).

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information.

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing.

Substitution and Modification	Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, we may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to satisfaction of the requirements and limitations set forth herein.

By its acquisition of any Preferred Security, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Preferred Securities and to grant to us and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Preferred Securities, as applicable, pursuant to “Certain Terms of the Preferred Securities—Substitution and Modification of the Preferred Securities” below.

Any variation in the terms of the Preferred Securities resulting from any such modification or, if the Preferred Securities are substituted, any difference between the terms of the Preferred Securities and those of the Qualifying Preferred Securities for which the Preferred Securities are substituted, shall not be materially prejudicial to the interests of the holders of the Preferred Securities. For additional information on this requirement, see “Certain Terms of the Preferred Securities—Substitution and Modification of the Preferred Securities”.

“Qualifying Preferred Securities” means any securities issued by us (including any Preferred Securities so modified as to remain Qualifying Preferred Securities) that: (i) contain terms which comply with the then-current requirements to be included in, or count towards, the BBVA Group’s and BBVA’s Tier 1 Capital (as defined in the accompanying prospectus); (ii) have the same or higher ranking as is applicable to the Preferred Securities on the Closing Date; (iii) have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as the Preferred Securities immediately prior to any substitution or modification pursuant to

“Certain Terms of the Preferred Securities—Substitution and Modification of the Preferred Securities” herein; (iv) preserve any existing rights under the Preferred Securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “Certain Terms of the Preferred Securities—Distributions—Restrictions on Payments” and “Certain Terms of the Preferred Securities—Distributions—Distributions Discretionary” herein); and (v) are listed or admitted to trading on any stock exchange as selected by us, provided that the Preferred Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification.

Agreement and Waiver with Respect to Conversion

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder and beneficial owner of a Preferred Security shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion as described under “—Capital Reduction” above (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Restrictions on Payments” and “—Distributions Discretionary” above) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and our liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion as described under “—Capital Reduction” above (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Restrictions on Payments” and “—Distributions Discretionary” above) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)), shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “ —Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power” below, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power	Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Securities, each holder (which, for the purposes of the below, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

In addition, no repayment or payment of Amounts Due on the Preferred Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Further, by its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

See “Certain Terms of the Preferred Securities—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

Optional Redemption	All, and not only some, of the Preferred Securities may be redeemed at our option on the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

The “Redemption Price” is, per Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment described under “—Restrictions on Payments” and “—Distributions Discretionary” above, an amount equal to any accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the redemption date of the Preferred Securities.

Redemption Due to a Tax Event	If, on or after the Closing Date, there is a Tax Event, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

A “Tax Event” will be deemed to have occurred with respect to the Preferred Securities if, as a result of any change in, or amendment to, the laws or regulations applicable in Spain, including, for the avoidance of doubt, any political subdivision thereof or any authority or agency therein or thereof having power to tax (except as provided under the third paragraph under “Certain Terms of the Preferred Securities—Substitution of Issuer” herein in the case of a successor entity not established under the laws of, or a tax resident in, Spain), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (i) we would not be entitled to claim a deduction in computing our taxation liabilities in Spain (or, following any of the transactions described under “Certain Terms of the Preferred Securities—Substitution of Issuer”, the successor person’s jurisdiction of incorporation or tax residence), in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to us would be reduced, or (ii) we would be required to pay Additional Amounts pursuant to the Indenture, or (iii) the applicable tax treatment of the Preferred Securities would be materially affected.

If, in accordance with the Indenture, our obligations under the Preferred Securities were to be assumed by another person, references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence.

Redemption Due to a Capital Event	If, on or after the Closing Date, there is a Capital Event, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

A “Capital Event” will be deemed to have occurred with respect to the Preferred Securities if there is a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the BBVA Group’s or BBVA’s Tier 1 Capital.

Clean-up Call	If, on or after the Closing Date, Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities (including any Preferred Securities issued after the Closing Date and any Preferred Securities which have been cancelled by the trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations (the “Clean-up Call”). See “—Repurchases of the Preferred Securities and Other Securities” below.

Repurchases of the Preferred Securities and Other Securities	We or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding Preferred Securities at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Preferred Securities will immediately cease to be deemed “outstanding” under the Indenture and must be surrendered to the trustee for their cancellation.

Notwithstanding any other provision of the Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), we and/or any member of the BBVA Group may exercise such rights as we and/or it may from time to time possess to purchase or redeem or buy back any of our shares (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Payment of Additional Amounts	All payments of Distributions payable in respect of Preferred Securities by us will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference or other amount), such Additional Amounts as will result in holders of Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

This provision is subject to certain important exceptions as described under “Certain Terms of the Preferred Securities—Additional Amounts” below. Among other exceptions, we will not be required to pay any Additional Amounts in relation to any payment in respect of the Preferred Securities: (i) to, or to a third party on behalf of, a holder of Preferred Securities if the holder or the beneficial owner of such Preferred Securities is liable for the relevant taxes in respect of such Preferred Security by reason of his or her having some connection with Spain other than the mere holding of such Preferred Security, (ii) to, or to a third party on behalf of, a holder of Preferred Securities if the holder or the beneficial owner has not provided such information as may be necessary to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of Spain as a condition to relief or exemption from such taxes, (iii) to, or to a third party on behalf of, a holder of Preferred Securities in respect of a withholding tax imposed on payments made to individuals with tax residence in Spain following the criteria held by the Spanish tax authorities under which the withholding regime set out in Royal Decree 439/2007 of March 30 prevails over that set out in RD 1065/2007 (as defined herein), (iv) to, or to a third party on behalf of, a holder if we do not receive the relevant information as may be required by Spanish tax law, regulation or binding ruling, including a duly executed and completed Payment Statement (as defined herein) from the Paying Agent (as defined herein), or (v) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement relating thereto.

The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “ —Distributions Discretionary” above.

Additional Issuances	We may, from time to time, without the consent or sanction of the holders of the Preferred Securities: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the Preferred Securities, as to the participation in our profits and/or assets, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA, including Common Shares, or securities mandatorily convertible into our Common Shares ranking junior or senior to the Preferred Securities, as to the participation in our profits and/or assets.

By acquiring a Preferred Security, holders and beneficial owners of Preferred Securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by us from time to time.

The Preferred Securities do not grant the holders of the Preferred Securities pre-emption rights in respect of any possible future issues of Parity Securities, Common Shares or any other securities by us or any of our subsidiaries.

We may, from time to time, without the consent of the holders of the Preferred Securities, issue additional Preferred Securities (“Additional Preferred Securities”) of one or more of the series issued under the Indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the price to the public, the initial Accrual Date (as defined herein), Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities, together with the Preferred Securities, will constitute a single series of Preferred Securities under the Indenture.

In addition to the above, we may, from time to time, without the consent or sanction of the holders of the Preferred Securities, take any action required to authorize, create and issue one or more series of securities ranking senior or junior to the Preferred Securities, as to the participation in our profits and/or assets, without limit as to the amount.

Enforcement Events and Remedies	There are no events of default under the Preferred Securities. In addition, under the terms of the Indenture none of the cancellation or deemed cancellation of any Distribution, a Trigger Event, a Capital Reduction or the exercise of the Spanish Bail-in Power or of any other resolution tool by the Relevant Spanish Resolution Authority, or our failure to provide notice in respect of any of the aforementioned events, will be an Enforcement Event.

Each of the following events is an “Enforcement Event” with respect to the Preferred Securities: (i) the breach of any term, obligation or condition binding on us under the Preferred Securities (other than any of our payment obligations under or arising from the Preferred Securities, including payment of any Liquidation Preference, Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations)) (a “Performance

Obligation”); or (ii) the occurrence of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”).

The sole remedies of the holders of the Preferred Securities and the trustee under the Preferred Securities or the Indenture upon the occurrence of an Enforcement Event shall be: (i) with respect to a breach of a Performance Obligation, to seek enforcement of the relevant Performance Obligation; and (ii) with respect to a Liquidation Event, to enforce the entitlement set forth under “Certain Terms of the Preferred Securities—Liquidation Distribution” herein.

No other remedies

Other than the limited remedies mentioned above, no remedy against us shall be available to the trustee (acting on behalf of the holders) or to the holders of the Preferred Securities, whether for the recovery of amounts owing in respect of such Preferred Securities or under the Indenture, or in respect of any breach by us of any of our obligations under or in respect of the terms of such Preferred Securities or under the Indenture in relation thereto; provided, however, that our obligations to the trustee under, and the trustee’s lien provided for in the Indenture and the trustee’s rights to have money collected applied first to pay amounts due to it under such lien shall not be limited or impaired and expressly survive any Enforcement Event and are not subject to the subordination provisions of the Indenture.

Denomination and Form; Clearing and Settlement	The Preferred Securities will be represented by one or more fully registered global security certificates (each a “Global Preferred Security”) which will be deposited with a custodian for DTC, and Preferred Securities represented thereby will be registered in the name of Cede & Co., as nominee for DTC.

Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its participants. You will not receive definitive Preferred Securities except as described in the Indenture.

Listing	We intend to apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities. If such listing is approved, we will endeavor to maintain such listing as long as the Preferred Securities remain outstanding. Notwithstanding the above, if listing on the New York Stock Exchange is not approved or if such listing is approved and the Preferred Securities are subsequently removed from listing, we will endeavor to list the Preferred Securities on another organized market in an OECD country as soon as practicable and to maintain such listing.

ISIN	US05946KAS06

CUSIP	05946K AS0

Governing Law

The Preferred Securities and the Indenture (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture, the authorization, issuance and execution by BBVA of the

Preferred Securities and provisions thereof relating to the subordination of the Preferred Securities, the waiver of the right of set-off and the agreements and acknowledgments by holders of Preferred Securities and the trustee, respectively, with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Submission to Jurisdiction	Except as provided in the immediately succeeding paragraph, BBVA will submit (for the purposes of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture) to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in which any such suit or proceeding is so instituted, and will waive, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Preferred Securities or in the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any Preferred Security and each agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any Preferred Securities and each agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Settlement	The underwriters expect to deliver the Preferred Securities in registered book-entry form through the facilities of DTC for credit to accounts of direct or indirect participants in DTC, including Clearstream Luxembourg and Euroclear, on or about January 14, 2025, which will be the fifth New York business day following the date of this prospectus supplement (such settlement period being referred to as T+5). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Securities prior to the delivery of the Preferred Securities hereunder may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisers.

Conflicts of Interest	BBVA Securities Inc., which is participating in this offering, is a wholly-owned subsidiary of BBVA. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that BBVA Securities Inc. will not confirm any sales of the Preferred Securities to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

See “Underwriting (Conflicts of Interest)—Conflicts of Interest”.

Trustee and Agents	The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch (at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom or such other location as notified by the trustee to BBVA from time to time), will act as trustee, Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar with respect to the Preferred Securities under, and as such terms are defined in, the Indenture.

Use of Proceeds	We expect that the net proceeds from the offering of the Preferred Securities will amount to $990,291,641 after deduction of the underwriting commissions and the other expenses incurred in connection with the offering of the Preferred Securities. We intend to use the net proceeds of the offering for general corporate purposes.

See “Use of Proceeds”.

Spanish Tax Law Requirements	Under the regulations established by RD 1065/2007, income (as defined below) obtained in respect of the Preferred Securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the Paying Agent provides BBVA, in a timely manner, with a duly executed and completed Payment Statement. See “Spanish Tax Considerations—Tax Reporting Obligations of the Issuer”. For these purposes, “income” means, with respect to a Distribution Payment Date, the aggregate Distribution paid on a Distribution Payment Date or, with respect to a redemption date, the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Preferred Securities (or a portion thereof) and the aggregate Liquidation Preference of such Preferred Securities, provided that such difference corresponds to a Distribution paid by BBVA.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of a Distribution Payment Date or in connection with a redemption date, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay Additional Amounts and owners of a beneficial interest in the Preferred Securities would have to follow the procedures set forth under “Spanish Tax Considerations—Spanish Direct Refund from Spanish Tax Authorities” herein in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Risk Factors

Investing in the Preferred Securities involves risks. As part of making an investment decision, investors should make sure to thoroughly understand the terms of the Preferred Securities, such as the provisions governing Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by investors to be bound by the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that Distributions are due and payable only at our discretion (and in certain circumstances must be cancelled) and that there is no scheduled repayment date for the Liquidation Preference of the Preferred Securities. Investors should note that they bear BBVA’s solvency risk, and that the BBVA Group is subject to the resolution framework applicable to financial institutions in Spain.

In addition to the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus (including “Item 3. Key Information—Risk Factors” in the 2023 Form 20-F and “Other Matters” in our 1H24 Form 6-K), you should carefully consider the risk factors detailed under “Risk Factors” in this prospectus supplement prior to making any investment decision. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Preferred Securities.

SUMMARY OF RISK FACTORS

Investing in the Preferred Securities involves risks. Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and the risk factors described in “Risk Factors” as well as the other information set out elsewhere in this prospectus supplement and the accompanying prospectus (including any other documents incorporated by reference herein, including the 2023 Form 20-F, the 1H24 Form 6-K and the 9M24 Form 6-K), and reach their own views prior to making any investment decision with respect to the Preferred Securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks:

Risks Relating to the Preferred Securities

•	The Preferred Securities are not a suitable investment for all investors.

•	The Preferred Securities are complex financial instruments and may be materially affected by any change in the provisions of Spanish laws and their official interpretation.

•	The Preferred Securities are perpetual and may be redeemed only at the option of BBVA. Accordingly, holders will have no ability to cash in their investment except in very limited circumstances.

•

Payments of Distributions on the Preferred Securities are discretionary and subject to the fulfilment of certain conditions, and they may be restricted as a result of a failure of BBVA to comply with its capital and MREL requirements.

•

The Preferred Securities may be traded with accrued Distributions, but under certain circumstances described above, such Distributions may be cancelled and not paid on the relevant Distribution Payment Date.

•	In certain circumstances the terms of the Preferred Securities may be modified, or the Preferred Securities may be substituted for different securities, without the consent of holders.

•	There are no events of default, and there are limited remedies available under the Preferred Securities.

•	The Preferred Securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances.

•	The circumstances that may give rise to a Trigger Event are unpredictable.

•

You will have limited rights after a Trigger Event and the issuance of the Common Shares to the Conversion Shares Depository will constitute an irrevocable and automatic release of all of our obligations in respect of the Preferred Securities.

•	A Conversion may result in new obligations for you.

•	Holders will bear the risk of fluctuations in the price of the Common Shares.

•	Holders have limited anti-dilution protection.

•

If a Delivery Notice and the relevant Preferred Securities are not duly delivered by a holder, any Common Shares underlying the relevant Preferred Securities will be sold and the proceeds therefrom distributed to that holder, and that holder will bear the risk of fluctuations in the price of the Common Shares until such Common Shares are sold.

•

The obligations of BBVA under the Preferred Securities are subordinated and will be further subordinated upon conversion into Common Shares, and there is no restriction on the amount or type of further securities which BBVA may issue or indebtedness which BBVA may incur.

•	The terms of the Preferred Securities contain a waiver of set-off rights.

•

The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Preferred Securities.

•

Spanish courts will have exclusive jurisdiction in respect of any suit or proceeding arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

•	The value of the Preferred Securities may be adversely affected by movements in market interest rates.

•

Credit ratings assigned to BBVA or the Preferred Securities may not reflect all risks of an investment in the Preferred Securities, and a downgrade in credit ratings or unfavorable coverage or recommendations from third-party securities analysts could adversely affect the trading prices of the Preferred Securities.

•

An active secondary market in respect of the Preferred Securities may never be established or may be illiquid, and the market price of the Preferred Securities may be subject to factors outside of BBVA’s control, all of which could adversely affect the price at which you could sell the Preferred Securities.

•	Spanish tax rules may have a detrimental effect on an investment in the Preferred Securities.

•	Certain dealings in the Preferred Securities may be subject to a financial transaction tax, if approved.

•	You may be unable to enforce judgments obtained in U.S. courts against BBVA.

Risks Relating to the Exchange Offer

•	The BBVA Group faces risks related to its acquisitions and divestitures activity, including the Exchange Offer.

•	The structure, capital, leverage, liquidity, MREL and resolution profile of the BBVA Group if the Exchange Offer is completed remains uncertain.

•

This prospectus supplement does not include historical financial information of the Target Company. Additionally, the pro forma financial information included herein is based solely on the Target Company’s publicly available information and may not represent the actual historical financial information of the combined group as if the Exchange Offer were completed.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement and the accompanying prospectus (including any other documents incorporated by reference herein, including the 2023 Form 20-F, the 1H24 Form 6-K and the 9M24 Form 6-K), and reach their own views prior to making any investment decision with respect to the Preferred Securities.

Set out below and incorporated by reference herein are certain risk factors that, if they were to materialize, could have a material adverse effect on the business, financial condition and results of operations of BBVA and cause BBVA’s future results to be materially different from past or expected results. BBVA has described only those risks that it considers to be material. There may be additional risks that BBVA currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above.

Risks Relating to BBVA and the BBVA Group

For a description of certain significant risks associated with BBVA and the BBVA Group, including certain risks associated with investments in BBVA’s securities, please refer to “Item 3. Key Information—Risk Factors” in the 2023 Form 20-F, and “Other Matters” in the 1H24 Form 6-K, each of which is incorporated by reference herein.

Risks Relating to the Preferred Securities

The Preferred Securities are not a suitable investment for all investors.

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors and, in particular, the Preferred Securities are not intended to be sold and shall not be sold to retail investors in any jurisdiction. Further, the Preferred Securities, upon issuance, will not be considered to be investment grade securities and, as such, will be subject to a higher risk of price volatility than higher-rated securities.

Each potential investor in the Preferred Securities must determine if it is advisable or permissible for it to subscribe for or purchase the Preferred Securities in accordance with the restrictions on such subscription and purchase as set out in this prospectus supplement, the accompanying prospectus and the Indenture, and the suitability of that investment in light of its own circumstances and needs and the characteristics of the investment itself. In particular, each potential investor may wish to consider, either on its own or with the help of its financial and other professional advisers, whether it:

•

has sufficient knowledge and experience to make a meaningful evaluation of the Preferred Securities, the merits and risks of investing in the Preferred Securities and the information contained or incorporated by reference in this prospectus supplement, taking into account that the target market for the Preferred Securities is eligible counterparties and professional clients only (each as defined in MiFID II, COBS and UK MiFIR, as applicable);

•

has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Preferred Securities and the impact the Preferred Securities will have on its overall investment portfolio;

•

has sufficient risk tolerance and financial resources and liquidity to bear losses as well as all of the risks of an investment in the Preferred Securities, including where the currency for payments in respect of the Preferred Securities is different from the potential investor’s currency;

•

understands thoroughly the terms of the Preferred Securities, including the provisions relating to the payment and cancellation of Distributions and any Conversion of the Preferred Securities into Common Shares, and is familiar with the behavior of financial markets; and

•	is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

A potential investor should not invest in the Preferred Securities unless it has the knowledge and expertise (either alone or with its financial and other professional advisers) to evaluate how the Preferred Securities will perform under changing conditions, the resulting effects on the value of the Preferred Securities and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

Additionally, the investment activities of certain investors may be subject to legal restrictions or review or regulation by certain authorities. Each potential investors should determine for itself, on the basis of professional advice where appropriate, whether and to what extent (i) the Preferred Securities are lawful investments for it, (ii) the Preferred Securities can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or any pledge of the Preferred Securities. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Preferred Securities under any applicable risk-based capital or similar rules.

The Preferred Securities are complex financial instruments and may be materially affected by any change in the provisions of Spanish laws and their official interpretation.

While the Preferred Securities (except as set forth therein) shall be governed by, and construed in accordance with, the laws of the State of New York, the common laws of Spain (including EU regulations) and their official interpretation by supervisory authorities such as the Bank of Spain or the ECB, and changes thereto after the date hereof, may affect the rights and effective remedies of holders as well as the market value of the Preferred Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Preferred Securities, which may have an adverse effect on any investment in the Preferred Securities.

Such changes may include changes affecting:

•

the calculation of the capital ratios and minimum requirement for own funds and eligible liabilities (“MREL”) of BBVA or the Group or the risk weighted assets (“RWAs”) of BBVA or the Group, which could impact the occurrence of a Trigger Event and restrictions on Distributions where subject to a Maximum Distributable Amount or MREL-MDA;

•

the redemption of the Preferred Securities, including the occurrence of a Capital Event or a Tax Event or changes affecting the early redemption of the Preferred Securities at the option of BBVA or the Clean-up Call (see “—The Preferred Securities are perpetual and may be redeemed only at the option of BBVA”);

•

the ranking of claims in insolvency and/or in the application of the Spanish Bail-in Power, including as a result of the creation of a general depositor preference, as well as the amount or types of deposits covered by deposit guarantee schemes; and

•	the definition or calculation of Distributable Items, which may affect Distributions.

Any legislative and regulatory uncertainty, as well as any uncertainty with respect to regulators’ inclination to write-down or write-off Additional Tier 1 instruments, could affect an investor’s ability to value the Preferred Securities accurately and therefore affect the market price of the Preferred Securities.

Additionally, holders will be subject to any and all changes made with respect to the Common Shares and/or the bylaws of BBVA before the occurrence of a Conversion Event and will not be entitled to any rights with respect to such Common Shares prior to the issue and registration of the Common Shares to be delivered following the occurrence of a Conversion Event.

The Preferred Securities are perpetual and may be redeemed only at the option of BBVA. Accordingly, holders will have no ability to cash in their investment except in very limited circumstances.

The Preferred Securities are perpetual, with no fixed maturity date or fixed redemption date. We are under no obligation to redeem the Preferred Securities at any time, and the holders have no right to call for their redemption. Therefore, you have no ability to cash in your investment except under limited circumstances. In particular, there is no right of acceleration in the case of any non-payment of Liquidation Preference of, or Distributions on, the Preferred Securities, or in the case of a failure by BBVA to perform any other covenant under the Preferred Securities or under the Indenture. It is only in the event of any voluntary or involuntary liquidation or winding-up of BBVA that the Preferred Securities will confer on holders thereof an entitlement to receive, out of the assets of BBVA available for distribution to holders, the Liquidation Distribution (as defined in the accompanying prospectus), and then only in the event that such liquidation occurs prior to a conversion into Common Shares.

Therefore, holders will have no ability to cash in their investment, except:

•

if BBVA exercises its rights to redeem or purchase the Preferred Securities in accordance with the Indenture (as further described below), although failure by BBVA to make payment of the relevant Redemption Price would not constitute an Enforcement Event or other default; or

•

by selling their Preferred Securities or, following the occurrence of a Conversion Event and the issue and delivery of Common Shares in accordance with the Indenture, their Common Shares, provided a secondary market exists at the relevant time for the Preferred Securities or the Common Shares.

All, and not some only, of the Preferred Securities may be redeemed at the option of BBVA (subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations) on the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price per Preferred Security. BBVA may be expected to exercise this option when its funding costs are lower than the Distribution Rate at which Distributions are then payable in respect of the Preferred Securities.

Further, if, on or after the Closing Date, Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities (including any Preferred Securities issued after the Closing Date and any Preferred Securities which have been cancelled by the trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the Preferred Securities are also redeemable at the option of BBVA (subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations) in whole but not in part, at any time, at the Redemption Price pursuant to the Clean-up Call. The Redemption Price may be less than the amount you would receive if you were to sell your Preferred Securities at a time of your choosing. Further, it will be difficult for you to predict when, if at all, the Clean-up Call will be exercised.

The Preferred Securities are also redeemable on or after the Closing Date at the option of BBVA (subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations) in whole but not in part, at any time, at the Redemption Price if there is a Capital Event or a Tax Event. It is not possible to predict whether or when a Capital Event or Tax Event will occur and so lead to the circumstances in which BBVA is able to elect to redeem the Preferred Securities, and if so whether or not BBVA will elect to exercise such option to redeem the Preferred Securities or any prior consent of the Regulator required for such redemption will be given.

Further, if any notice of redemption of the Preferred Securities is given pursuant to the Indenture and a Trigger Event occurs prior to the relevant redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Preferred Securities on such redemption date and, instead, the Trigger Conversion of the Preferred Securities shall take place as provided in the Indenture.

The redemption features of the Preferred Securities are likely to limit their market value. During any period when BBVA has the right to elect to redeem the Preferred Securities, the market value of the Preferred Securities is unlikely to rise substantially above the price at which they can be redeemed. This may also be true prior to such period. Moreover, there can be no assurance that, in the event of any early redemption, holders will be able to reinvest the proceeds at a rate that is equal to the return on the Preferred Securities.

Payments of Distributions on the Preferred Securities are discretionary and subject to the fulfilment of certain conditions, and they may be restricted as a result of a failure of BBVA to comply with its capital and MREL requirements.

The Preferred Securities accrue Distributions as further described in the Indenture, but BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time and for any or no reason and without any restriction on it thereafter.

Payments of Distributions in any financial year of BBVA shall be made only out of Distributable Items. To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right above to cancel the payment of all such Distributions on the Preferred Securities, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. The level of BBVA’s available Distributable Items is affected by a number of factors and could be affected by changes to the Applicable Banking Regulations and other regulations, accounting rules or expectations of regulatory authorities, among other factors.

An entity not meeting its “combined buffer requirement” must calculate its Maximum Distributable Amount, and until the Maximum Distributable Amount has been calculated and communicated to the Bank of Spain, that entity shall not make any discretionary payments (including, in the case of BBVA, the payment of any Distributions on the Preferred Securities). Following such calculation, any discretionary payments by that entity will be subject to the Maximum Distributable Amount so calculated.

In addition, in accordance with Directive (EU) 2019/878 of the European Parliament and of the Council of May 20, amending CRD Directive, Regulation (EU) 2019/876 of the European Parliament and of the Council, of May 20, amending CRR, Directive (EU) 2019/879 of the European Parliament and of the Council of May 20, amending BRRD, and Regulation (EU) 2019/877 of the European Parliament and of the Council of May 20, amending the SRM Regulation (collectively, the “EU Banking Reforms”), any failure by BBVA and/or the BBVA Group to comply with the “combined buffer requirement” when considered in addition to its MREL could result in, among other things, the calculation of the MREL-MDA and the imposition of restrictions or prohibitions on discretionary payments. Following such calculation, any discretionary payments by the relevant entity (including, in the case of BBVA, the payment of any Distributions on the Preferred Securities) would be subject to the MREL-MDA so calculated. As a consequence, upon any failure by BBVA and/or the BBVA Group to comply with the “combined buffer requirement”, it may be necessary to reduce (in whole or in part) Distributions in respect of the Preferred Securities. See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—Increasingly onerous capital and liquidity requirements may have a material adverse effect on the Group’s business, financial condition and results of operations” in our 2023 Form 20-F. See also “ —Risks Relating to the Exchange Offer—The structure, capital, leverage, liquidity, MREL and resolution profile of the BBVA Group if the Exchange Offer is completed remains uncertain.”.

There are a number of factors (including applicable capital requirements, the amount of CET1 Capital, the determination of the systemic risk buffer by the relevant authorities, the composition of the “combined buffer requirement” and the calculation of the Maximum Distributable Amount or the MREL-MDA (as the case may be)) and possible issues of interpretation (including any future changes that may arise from the EU Banking Reforms) which make it difficult to determine how the Maximum Distributable Amount or the MREL-MDA will apply as a practical matter to limit Distributions on the Preferred Securities. This uncertainty and the resulting complexity may adversely impact the market price and liquidity of the Preferred Securities.

Furthermore, upon the occurrence of a Trigger Event, no further Distributions on the Preferred Securities will be made, including any accrued and unpaid Distributions, which will be cancelled.

If, as a result of any of the conditions and restrictions set out above, only part of the Distributions under the Preferred Securities may be paid, BBVA may proceed, in its sole discretion, to make such partial Distributions under the Preferred Securities. Neither the election to cancel the payment of any Distribution (or any part thereof) nor non-payment of any Distribution (or any part thereof) as a result of the limitations on payment mentioned above will constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture and, upon the cancellation of any Distribution (or any part thereof), BBVA will not be in any way limited or restricted from making any distribution or payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group) or in respect of any other Parity Security, except to the extent otherwise provided by Applicable Banking Regulations.

As a result of the above, there can be no assurance that a holder will receive payments of Distributions in respect of the Preferred Securities. The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution. Any cancellation of Distributions (in whole or in part) on the Preferred Securities could occur without warning and any such cancellation or any perceived risk that Distributions may be cancelled may have a negative impact on the value of the Preferred Securities.

Unpaid Distributions are not cumulative or payable at any time thereafter and, accordingly, if any Distribution (or part thereof) is not made in respect of the Preferred Securities as a result of any requirement for, or election of, BBVA to cancel such Distributions then the right of the holders to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or part thereof) or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

The Preferred Securities may be traded with accrued Distributions, but under certain circumstances described above, such Distributions may be cancelled and not paid on the relevant Distribution Payment Date.

The Preferred Securities may trade, and/or the prices for the Preferred Securities may appear, on the New York Stock Exchange (if trading thereon is approved) and in other trading systems (if applicable) with accrued Distributions. If this occurs, purchasers of Preferred Securities in the secondary market will pay a price that reflects such accrued Distributions upon purchase of the Preferred Securities. However, if a payment of a Distribution on any Distribution Payment Date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Preferred Securities will not be entitled to that Distribution (or if we elect to make a payment of a portion, but not all, of such Distribution, the portion of such a Distribution not paid) on the relevant Distribution Payment Date. This may affect the value of your investment in the Preferred Securities.

In certain circumstances the terms of the Preferred Securities may be modified, or the Preferred Securities may be substituted for different securities, without the consent of holders.

If a Capital Event or Tax Event, as applicable, occurs and is continuing, BBVA may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute or modify the terms of all (but not less than all) the Preferred Securities, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to satisfaction of the requirements and limitations set forth herein. See “Certain Terms of the Preferred Securities—Substitution and Modification of the Preferred Securities”.

There can be no assurance as to how the terms of any Qualifying Preferred Securities resulting from any such substitution or modification will be viewed by the market or whether any such Qualifying Preferred Securities will trade at prices that are at least equivalent to the prices at which the Preferred Securities would have traded on the basis of their original terms.

In addition, BBVA will not be under any obligation to have regard to the tax position of any holders in connection with any such substitution or modification of the Preferred Securities or to the tax consequences of any such substitution or modification for individual holders. No holder shall be entitled to claim any indemnification or payment from or have any other recourse to BBVA or any other person, in respect of any tax consequences of any such substitution or modification for that holder.

There are no events of default, and there are limited remedies available under the Preferred Securities.

The terms of the Preferred Securities and the Indenture do not provide for any events of default. Holders will have no right of acceleration in the case of any non-payment of Liquidation Preference of, or Distributions on, the Preferred Securities, or in the case of a failure by BBVA to perform any other covenant under the Preferred Securities or under the Indenture.

Accordingly, neither the election by BBVA to cancel the payment of any Distribution (or any part thereof) nor non-payment of any Distribution (or any part thereof) as a result of the limitations on payment mentioned in this prospectus supplement will constitute an event of default, Enforcement Event or similar event or entitle holders to take any action to cause the liquidation, dissolution or winding up of BBVA. Further, if upon a redemption of the Preferred Securities, BBVA failed to make payment of the relevant Redemption Price when due, such failure would not constitute an Enforcement Event or other default but would entitle holders to bring a claim for breach of contract against BBVA which, if successful, could results in damages. In the event that BBVA failed to make any other payments (where such payments were not cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the Indenture) or deliver any Common Shares when the same may be due, the remedies of holders would be limited to bringing a claim for breach of contract.

Further, a Trigger Conversion will not constitute an event of default or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding up of BBVA. In addition, if Common Shares are not issued and delivered following a Conversion Event (with such delivery being duly recorded in the Iberclear registry), then on a liquidation or winding-up of BBVA the claim of a holder will not be in respect of the Liquidation Preference of its Preferred Securities but will be an entitlement to receive (i) out of the relevant assets of BBVA, a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such liquidation or winding-up, or (ii) such amounts as may be otherwise provided in accordance with the applicable law at such time. Furthermore, under Spanish law only the holders of the Common Shares according to the registry kept by Iberclear are entitled to exercise voting, preemptive and other rights in respect of such shares.

The Preferred Securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances.

Upon the occurrence of a Trigger Event, the Preferred Securities will be irrevocably and mandatorily (and without any requirement for the consent or approval of holders or beneficial owners) converted into a number of newly issued Common Shares calculated by BBVA and which shall be binding on the holders. Because a Trigger Event will occur when the CET1 ratio of BBVA or the BBVA Group will have deteriorated significantly, the occurrence of such Trigger Event will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of such Trigger Event.

Therefore, in the event of the occurrence of a Trigger Event, the Reference Market Price of a Common Share may be below the Floor Price (which, as of the date of this prospectus supplement, is $3.8974, subject to adjustment as described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” in the accompanying prospectus), and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. In addition, holders will receive the relevant Common Shares on the Conversion Settlement Date, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Conversion Notice Date, and, therefore, there may be a delay in a holder receiving its Common Shares following a Trigger Event, during which time the market price of the Common Shares may fall further. Additionally, if a Delivery Notice is not duly delivered by a holder, any Common Shares underlying the relevant Preferred Securities may be sold, which may also decrease the market price of the Common Shares. As a result, the value of the Common Shares received on conversion following a Trigger Event could be substantially lower than the price paid for the Preferred Securities at the time of their purchase.

In addition to the occurrence of a Trigger Event, a Capital Reduction will also constitute a Conversion Event. For these purposes a Capital Reduction means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in the capital of BBVA. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the terms and conditions of the Preferred Securities.

Article 418.3 of the Spanish Companies Act provides for holders of convertible securities in the event of any such capital reduction to be able to exercise their rights in respect of the conversion of such securities into ordinary shares in the capital of the issuer before the capital reduction is effected. Such conversion is intended to ensure holders of convertible securities are not detrimentally affected by the decapitalization of the issuer resulting from such capital reduction and may participate in the reimbursement of the relevant cash contributions as shareholders and, thereby, also benefit from such reimbursement.

If a Capital Reduction occurs, each holder will have the right to elect that its Preferred Securities shall not be converted on such Capital Reduction by delivery and receipt of a duly completed and signed Election Notice as provided in the Indenture on or before the tenth Business Day immediately following the Capital Reduction Notice Date. Any failure to make such election by such deadline will result in the conversion of a holder’s Preferred Securities on such Conversion Settlement Date in accordance with the Indenture.

Accordingly, an investor in the Preferred Securities will, following a Conversion, face almost the same risk of loss as an investor in the Common Shares.

The circumstances that may give rise to a Trigger Event are unpredictable.

The occurrence of a Trigger Event is inherently unpredictable as it depends, in part, on factors which are outside of BBVA’s control. For example, the occurrence of one or more of the risks described in “Item 3. Key Information—Risk Factors” in the 2023 Form 20-F, such as macroeconomic deterioration, may have a material adverse effect on the business and future earnings of BBVA and/or the BBVA Group and may therefore substantially increase the likelihood of the occurrence of a Trigger Event.

Furthermore, the occurrence of a Trigger Event depends, in part, on the calculation of the CET1 ratio, which can be affected, among other things, by changes in applicable accounting rules, the BBVA Group’s accounting policies and the application by the BBVA Group of these policies; and regulatory changes (including possible changes in regulatory capital definitions and calculations of the CET1 ratios and their components or the interpretation thereof by the relevant authorities, including CET1 Capital and RWAs, in each case on either an individual or a consolidated basis, and the unwinding of transitional provisions under CRD IV (as defined in the accompanying prospectus) (see “—The Preferred Securities are complex financial instruments and may be materially affected by any change in the provisions of Spanish laws and their official interpretation”).

Further, the CET1 ratio of BBVA or the BBVA Group at any time may be affected by decisions taken by the BBVA Group in relation to its businesses and operations (including changes in BBVA’s structure or organization), as well as the management of its capital position (including dividends and other distributions paid in respect of instruments ranking junior to the Preferred Securities or Parity Securities, or the execution of share buyback programs). CET1 ratios may also be affected by BBVA’s ability to actively manage the RWAs of BBVA and the BBVA Group.

A Trigger Event is likely to occur at a time of stress for BBVA or the BBVA Group and could occur in connection with an exercise, or the threat of an exercise, of the Spanish Bail-in Power or another resolution tool by the Relevant Spanish Resolution Authority. However, since the Regulator may require BBVA to calculate the CET1 ratio at any time, a Trigger Event could occur at any time. Due to the inherent uncertainty in advance of any determination of whether a Trigger Event may exist, it will be difficult to predict when, if at all, the Preferred Securities will be converted into Common Shares. Accordingly, trading behavior in respect of the Preferred Securities is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication that BBVA and/or the BBVA Group, as applicable, is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Preferred Securities and on the price of the Common Shares. Under such circumstances, investors may not be able to sell their Preferred Securities easily or at prices comparable to other similar yielding instruments.

Moreover, we have never converted any Additional Tier 1 security of BBVA into Common Shares and as such there is uncertainty regarding precisely how such conversion would be undertaken.

You will have limited rights after a Trigger Event and the issuance of the Common Shares to the Conversion Shares Depository will constitute an irrevocable and automatic release of all of our obligations in respect of the Preferred Securities.

Following a Trigger Event, we will be obligated to issue the Common Shares to the Conversion Shares Depository, which will hold the Common Shares on your behalf. Once the Common Shares are delivered to the Conversion Shares Depository, all of our obligations under the Preferred Securities will be (except with respect to the payment of certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares) irrevocably and automatically released in consideration of such issuance to the Conversion Shares Depository of Common Shares, and under no circumstances will such released obligations be reinstated and you will not be entitled to any form of compensation in the event of our potential recovery or change in our fully loaded CET1 ratio after the Trigger Event. After we issue and deliver the relevant Common Shares to the Conversion Shares Depository, you will have recourse only to the Conversion Shares Depository and exclusively for the purposes of the delivery to you of Common Shares or, if you so elect, ADSs.

If we do not deliver the Common Shares to the Conversion Shares Depository following a Trigger Event, the only claim you will have against us will be for specific performance to have such Common Shares issued and delivered. In particular, you will not have any rights against us with respect to repayment of the Liquidation Preference of the Preferred Securities or payment of Distributions or any other amount on, or in respect of, the Preferred Securities, which liabilities will be automatically released.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if a Conversion (including a Trigger Conversion) occurs. In the event of a Conversion, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Common Shares to another nominee or to you directly), the issuance and/or delivery of the Common Shares or, if you so elect, ADSs.

A Conversion may result in new obligations for you.

Except as provided in the Indenture, neither we nor any member of the BBVA Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the issue and delivery of Common Shares following a Conversion. You must pay any such taxes and duties arising on conversion in connection with the issue and delivery of Common Shares to the Conversion Shares Depository on your behalf. Furthermore, in accordance with the Indenture any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount prior to the delivery of such Common Shares and payment of such amount to the relevant holder.

Further, upon conversion of your Preferred Securities into Common Shares, you may have to comply with certain approval and/or disclosure requirements pursuant to Spanish laws and regulations or the laws and regulations of any other jurisdiction in which the Common Shares are then listed. See “Description of BBVA Ordinary Shares—Reporting Requirements” and “—Restrictions on Acquisitions of Ordinary Shares” in the accompanying prospectus. Non-compliance with such approval and/or disclosure requirements may lead to the incurrence by holders of substantial fines and/or suspension of voting rights associated with the Common Shares.

Moreover, a holder receiving Common Shares may have to make a takeover bid addressed to the shareholders of BBVA pursuant to the LMV and Royal Decree 1066/2007 of July 27, on the rules governing takeover bids for securities (Real Decreto 1066/2007, de 27 de julio, sobre el régimen de las ofertas públicas de adquisición de valores) if (i) its aggregate holding in BBVA is equal to or exceeds 30% of the available voting rights or (ii) its aggregate holding in BBVA is less than 30% of such voting rights but, within 24 months of the date on which it acquired that lower percentage, it nominates a number of directors that, when taken together with any directors it has previously nominated, represent more than half of the members of BBVA’s management body, in each case as a result of the conversion of the Preferred Securities into Common Shares.

Holders will bear the risk of fluctuations in the price of the Common Shares.

The market price of the Preferred Securities is expected to be affected by fluctuations in the market price of the Common Shares, and it is impossible to predict whether the price of the Common Shares will rise or fall. Market prices of the Common Shares will be influenced by, among other things, the financial position of the BBVA Group, its results of operations and political, economic, financial and other factors. Any decline in the market price of the Common Shares may have an adverse effect on the market price of the Preferred Securities. The level of the CET1 ratio specified in the definition of Trigger Event may also significantly affect the market price of the Preferred Securities and/or the Common Shares. Fluctuations in the market price of the Common Shares between the Conversion Notice Date and the Conversion Settlement Date may also further affect the value to a holder of any Common Shares delivered to that holder on the Conversion Settlement Date.

Holders have limited anti-dilution protection.

The number of Common Shares to be issued and delivered on Conversion in respect of each Preferred Security shall be determined by dividing the Liquidation Preference of such Preferred Security by the Conversion Price in effect on the Conversion Notice Date.

The Floor Price will be adjusted in the event that there is a consolidation, reclassification/redesignation or subdivision affecting the Common Shares, the payment of any extraordinary dividends or non-cash dividends, a rights issue or grant of other subscription rights or certain other events which affect the Common Shares (including certain issuances of Common Shares), but only in the situations and to the extent provided in the Indenture, which may or may not apply to the Exchange Offer, depending on the circumstances. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Common Shares or that, if a holder were to have held the Common Shares at the time of such adjustment, such holder would not have benefited to a greater extent.

Furthermore, the Indenture does not provide for certain undertakings from BBVA which are sometimes included in securities that convert into the ordinary shares of an issuer to protect investors in situations where the relevant conversion price adjustment provisions do not operate to neutralize the dilutive effect of certain corporate events or actions on the economic value of the Conversion Price. For example, the Indenture contains neither an undertaking restricting the modification of rights attaching to the Common Shares nor an undertaking restricting issues of new share capital with preferential rights relative to the Preferred Securities.

Further, if BBVA issues any Common Shares credited as fully paid to shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), where the shareholders may elect to receive a Dividend in cash in lieu of such Common Shares and such Dividend does not constitute an extraordinary dividend, no Floor Price adjustment shall be applicable in accordance with the Indenture, and therefore holders will not be protected by anti-dilution measures.

Corporate events or actions in respect of which no adjustment to the Floor Price is made may adversely affect the value of the Preferred Securities.

In order to comply with increasing regulatory capital requirements imposed by applicable regulations, BBVA may need to raise additional capital. Further capital raisings by BBVA could result in the dilution of the interests of the holders, subject only to the limited anti-dilution protections referred to above.

If a Delivery Notice and the relevant Preferred Securities are not duly delivered by a holder, any Common Shares underlying the relevant Preferred Securities will be sold and the proceeds therefrom distributed to that holder, and that holder will bear the risk of fluctuations in the price of the Common Shares until such Common Shares are sold.

In order to obtain delivery of the relevant Common Shares on Conversion, a holder must deliver a duly completed Delivery Notice together with the Preferred Securities held by it in accordance with the provisions set out in the Indenture on or before the Notice Cut-off Date. If a duly completed Delivery Notice and the relevant Preferred Securities are not received by the Paying and Conversion Agent as provided in the Indenture on or before the Notice Cut-off Date, then within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of the Selling Agent as soon as reasonably practicable and (subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the sale and allotment thereof) the net proceeds of such sale shall as soon as reasonably practicable be distributed pro rata to the relevant holders in accordance with the Indenture or in such other manner and at such time as we shall determine and notify to the relevant holders. Accordingly, if a Delivery Notice and the relevant Preferred Securities are not so duly delivered, then a holder will bear the risk of fluctuations in the price of the Common Shares until such Common Shares are sold and the proceeds therefrom are distributed.

If the applicable Common Shares are not sold by the Selling Agent, the Conversion Shares Depositary will continue to hold the applicable Preferred Securities until a Delivery Notice and the applicable Preferred Securities are duly delivered in accordance with the provisions set out in the Indenture. However, any holder delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the applicable Common Shares satisfactory to the Conversion Shares Depositary in its sole and absolute discretion in order to receive delivery of the applicable Common Shares.

Due to the fact that, in the event of a Conversion Event, investors are likely to receive Common Shares at a time when the market price of the Common Shares is very low, the cash value of the Common Shares received upon any such sale could be substantially lower than the price paid for the Preferred Securities at the time of their purchase. In addition, the proceeds of such sale may be further reduced as a result of the number of Common Shares offered for sale at the same time being much greater than may be the case in the event of sales by individual holders.

BBVA will have no liability in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA will have no liability to holders or beneficial owners for any loss resulting from any holder’s or beneficial owner’s failure to receive any Common Shares or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or its custodian, nominee, broker or other representative) failing to duly submit a Delivery Notice (and the relevant Preferred Securities, if held in definitive form) on a timely basis or at all. In particular, receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge our obligations in respect of the Preferred Securities converted (except with respect to the payment of certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), other than, in the case of a Capital Reduction, as provided herein with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described herein). As a result, BBVA will have no liability to holders for any loss resulting from any holder’s failure to receive any Common Shares or from any delay in the receipt thereof, in each case as a result of the Conversion Shares Depository’s failure to deliver the Common Shares on a timely basis or at all.

The obligations of BBVA under the Preferred Securities are subordinated and will be further subordinated upon conversion into Common Shares, and there is no restriction on the amount or type of further securities which BBVA may issue or indebtedness which BBVA may incur.

The payment obligations of BBVA under Preferred Securities will constitute direct, unconditional, unsecured and subordinated obligations of BBVA and, in the case of insolvency (concurso de acreedores) of BBVA, rank as set out in the Indenture in accordance with Article 281.1 of the Spanish Insolvency Law and Additional Provision 14.3 of Law 11/2015 and to the extent permitted by the Spanish Insolvency Law or any applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law.

The second paragraph of Article 48(7) of the BRRD, as implemented in Spain through Additional Provision 14.3 of Law 11/2015, clarified that if an instrument is only partly recognized as an own funds instrument, the whole instrument shall be treated in insolvency as a claim resulting from an own funds instrument and shall rank lower than any claim that does not result from an own funds instrument. Accordingly, as of the date of this prospectus supplement and according to Additional Provision 14.3 of Law 11/2015, the ranking of the Preferred Securities, any Parity Securities and any other subordinated instruments of BBVA will depend on whether those instruments constitute at the relevant time an Additional Tier 1 Instrument or a Tier 2 Instrument (as defined herein) of BBVA or an instrument of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital (as defined herein) of BBVA.

In addition, if BBVA were wound up, liquidated or dissolved, BBVA’s liquidator would first apply the assets of BBVA to satisfy all claims of holders of unsubordinated obligations of BBVA and other subordinated claims ranking ahead of any obligations of BBVA in respect of the Preferred Securities. If BBVA does not have sufficient assets to settle claims of prior ranking creditors in full, the claims of the holders under the Preferred Securities will not be satisfied. Holders will share equally in any distribution of assets with the holders of any other Parity Securities if BBVA does not have sufficient funds to make full payment to all of them. In such a situation, holders could lose all or part of their investment.

Furthermore, if a Conversion Event occurs but the relevant conversion of the Preferred Securities into Common Shares pursuant to the Indenture is still to take place at the time of the liquidation or winding-up of BBVA, the entitlement of holders will be to receive (i) out of the relevant assets of BBVA a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such liquidation or winding-up or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

Therefore, if a Conversion takes place, each holder will be effectively further subordinated from being the holder of a subordinated debt instrument to being the holder of Common Shares and there is an enhanced risk that holders will lose all or some of their investment.

Additionally, there is no restriction on the amount or type of further securities or indebtedness which BBVA may issue or incur which ranks senior to, or pari passu with, the Preferred Securities. The incurrence of any such further indebtedness may reduce the amount recoverable by holders on a liquidation or winding-up of BBVA in respect of the Preferred Securities and may limit the ability of BBVA to meet its obligations in respect of the Preferred Securities, and result in a holder losing all or some of its investment in the Preferred Securities. In addition, the Preferred Securities do not contain any restriction on BBVA issuing securities that may have preferential rights to the Common Shares or securities ranking pari passu with the Preferred Securities and having similar or preferential terms to the Preferred Securities.

The terms of the Preferred Securities contain a waiver of set-off rights.

No holder of the Preferred Securities may at any time exercise any and all rights or claims against BBVA for deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with any Preferred Security against any right, claim or liability of BBVA or that BBVA may have or acquire against such holder, directly or indirectly and howsoever arising (and including all such rights, claims and liabilities arising under or in relation to any and all agreements or other instruments of any kind, whether or not relating to such Preferred Securities). The Preferred Securities and the Indenture provide that holders shall be deemed to have waived all such set-off rights to the fullest extent permitted by applicable law in relation to all such actual and potential rights, claims and liabilities. As a result, holders will not at any time be entitled to set-off BBVA’s obligations under the Preferred Securities against obligations owed by them to BBVA.

The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Preferred Securities.

The BRRD and the SRM Regulation are designed to provide authorities with a credible set of tools to intervene sufficiently early and rapidly in failing or likely to fail credit institutions or investment firms (each an “institution”) so as to ensure the continuity of any such institution’s critical financial and economic functions, while minimizing the impact of such institution’s failure on the economy and financial system. For a description of such set of tools, including the Spanish Bail-in Power, see “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in our 2023 Form 20-F.

In accordance with the provisions of Article 48 of Law 11/2015 (without prejudice to any exclusions that may be applied by the Relevant Spanish Resolution Authority in accordance with Article 43 of Law 11/2015), in the event of any application of the Spanish Bail-in Power, any resulting write-down or conversion power exercised by the Relevant Spanish Resolution Authority will be carried out in the following sequence (proportionally in each segment and to the extent necessary): (i) CET1 Capital; (ii) the principal amount of Additional Tier 1 Instruments (which includes the Preferred Securities); (iii) the principal amount of instruments of BBVA qualifying as Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations (“Tier 2 Capital”), in whole or in part; (iv) the principal amount of subordinated claims other than Additional Tier 1 Capital or Tier 2 Capital; and (v) the principal or outstanding amount of the remaining eligible liabilities in the order of the hierarchy of claims in normal insolvency proceedings.

Upon any application of the Spanish Bail-in Power, holders of the Preferred Securities may be subject to, among other things, write-down (including to zero, which, in the case of the Preferred Securities, would result in there being no conversion of the Preferred Securities) and/or conversion into equity or other securities or obligations of the Preferred Securities under terms different or less advantageous for holders as compared to the conversion process envisaged under the terms and conditions of the Preferred Securities. The exercise of any such powers (or any of the other resolution powers and tools) may result in such holders losing some or all of their investment or otherwise having their rights under the Preferred Securities adversely affected, including by becoming holders of further subordinated instruments such as the Common Shares. Such exercise could also involve modifications to, or the disapplication of, provisions in the terms and conditions of the Preferred Securities, including, among other provisions, the Liquidation Preference or any Distributions payable on the Preferred Securities, or the dates on which payments may be due, as well as the suspension of payments for a certain period (but without limiting the right of BBVA under the Preferred Securities and the Indenture to cancel payment of any Distributions at any time and for any (or no) reason) or indefinitely. As a result, the exercise of any power under Law 11/2015, or any suggestion of such exercise, could materially adversely affect the rights of holders of Preferred Securities, the market price or value or trading behavior of any Preferred Securities and/or the ability of BBVA to satisfy its obligations under the Preferred Securities.

Furthermore, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities is likely to be inherently unpredictable and may depend on a number of factors which may be outside of BBVA’s control. In addition, the Relevant Spanish Resolution Authority will retain a broad element of discretion and it may exercise any of its powers without any prior notice to the holders of any securities. Holders of the Preferred Securities may not be able to refer to publicly available criteria in order to anticipate any potential exercise of the Spanish Bail-in Power. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any such powers by the Relevant Spanish Resolution Authority may occur.

This uncertainty may adversely affect the value of the Preferred Securities. The price and trading behavior of the Preferred Securities may be affected by the threat of a possible exercise of any power under Law 11/2015 and/or the SRM Regulation (including early intervention measures before becoming subject to resolution measures) or any suggestion of such exercise, even if the likelihood of such exercise is remote. Moreover, the Relevant Spanish Resolution Authority may exercise any such powers without providing any advance notice to the holders of the Preferred Securities.

In addition, the European Banking Authority may continue to publish regulatory technical standards and implementing technical standards to be adopted by the European Commission and certain other guidelines. These standards and guidelines could be potentially relevant to determining when or how a Relevant Spanish Resolution Authority may exercise the Spanish Bail-in Power. No assurance can be given that these standards and guidelines will not be detrimental to the rights of a holder of Preferred Securities under, and the value of a holder’s investment in, the Preferred Securities.

Finally, to the extent that any resulting treatment of a holder of the Preferred Securities pursuant to the exercise of the Spanish Bail-in Power is less favorable than would have been the case under the hierarchy in normal insolvency proceedings, a holder of such affected Preferred Securities may have a right to compensation under the BRRD and the SRM Regulation based on an independent valuation of the institution, in accordance with Article 10 of RD 1012/2015 and the SRM Regulation, together with any other compensation provided for in any Applicable Banking Regulations, including, inter alia, compensation in accordance with Article 36.5 of Law 11/2015. Any such compensation right is unlikely to compensate that holder for the losses it has actually incurred and, in any event, there is likely to be a considerable delay in the recovery of such compensation.

Spanish courts will have exclusive jurisdiction in respect of any suit or proceeding arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The Indenture and the Preferred Securities provide that the courts of Spain will have exclusive jurisdiction in respect of a Bail-in Dispute, and each holder and beneficial owner of any Preferred Securities will submit, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. They also provide that each holder and beneficial owner of any Preferred Securities irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any such suit or proceeding. Litigation in Spain is subject to procedural rights and other rules that are different from those of the United States. Litigation and legal enforcement in Spain may be more costly, time-consuming and slow than in other jurisdictions. Furthermore, it may be more complex to predict the outcome of administrative and court proceedings in Spain than in other jurisdictions.

The value of the Preferred Securities may be adversely affected by movements in market interest rates.

The Distribution Rate on the Preferred Securities will initially be 7.750% per annum. However, the Distribution Rate will be reset on each Reset Date such that from (and including) each Reset Date, the applicable per annum interest rate will be equal to the aggregate of the Initial Margin and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. The Distribution Rate applicable from (and including) each Reset Date could be less than the initial Distribution Rate and/or the Distribution Rate that applied immediately prior to such Reset Date, and could be less than the return an investor could realize from another equivalent investment on such Reset Date, which in turn could have a material adverse effect on the market value of an investment in the Preferred Securities.

Additionally, because the Distribution Rate on the Preferred Securities will be fixed until the next Reset Date, an investment in the Preferred Securities involves the risk that if market interest rates increase from time to time, this will adversely affect their market value as the return realized on such Preferred Securities may then be less than the return an investor could realize from another equivalent investment at the relevant time.

Credit ratings assigned to BBVA or the Preferred Securities may not reflect all risks of an investment in the Preferred Securities, and a downgrade in credit ratings or unfavorable coverage or recommendations from third-party securities analysts could adversely affect the trading prices of the Preferred Securities.

Credit ratings may not reflect the potential impact of all risks related to the structure of or market for the Preferred Securities, or any of the additional factors discussed above, and do not address the price, if any, at which the Preferred Securities may be resold (which may be substantially less than the original offering price of the Preferred Securities) and other factors that may affect the value of the Preferred Securities.

Any real or anticipated change in the credit ratings assigned to BBVA or the Preferred Securities may affect the market value of the Preferred Securities. Such change may, among other factors, be due to a change in the methodology applied by a rating agency to rating securities with similar structures to the Preferred Securities, as opposed to any revaluation of BBVA’s financial strength or other factors such as conditions affecting the financial services industry generally. For example, credit ratings may be revised as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks. In general terms, any ratings downgrade will adversely affect the trading prices of the Preferred Securities or the trading markets for such Preferred Securities to the extent trading markets for the Preferred Securities develop, and any ratings improvement will not necessarily increase the value of the Preferred Securities and will not reduce market risk and other investment risks related to the Preferred Securities.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time. Similar ratings assigned to different types of securities do not necessarily mean the same thing and any rating assigned to BBVA or the Preferred Securities does not address the likelihood that Distributions or any other payments in respect of the Preferred Securities will be made on any particular date or at all. Credit ratings also do not address the marketability or market price of securities. Potential investors should not rely on any rating of the Preferred Securities and should make their investment decision on the basis of considerations such as those outlined herein. See “—The Preferred Securities are not a suitable investment for all investors”. BBVA does not participate in any decision making of the rating agencies and any revision or withdrawal of any credit rating assigned to BBVA or any securities of BBVA is a third party decision for which BBVA does not assume any responsibility.

In general, European regulated investors are restricted under Regulation (EC) No. 1060/2009, as amended (the “EU CRA Regulation”) from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under such regulation (and such registration has not been withdrawn or suspended). Such general restriction will also apply in the case of credit ratings issued by third-country non-EU credit rating agencies, unless (i) the relevant credit ratings are endorsed by a credit rating agency that is established in the EU and registered under the EU CRA Regulation or (ii) the relevant credit rating agency is certified in accordance with the EU CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). Investors regulated in the United Kingdom are subject to similar restrictions under the EU CRA Regulation as it forms part of domestic law in the United Kingdom (the “UK CRA Regulation”).

If the status of the credit rating agency rating the Preferred Securities (if any) changes for the purposes of the EU CRA Regulation or the UK CRA Regulation, relevant regulated investors may no longer be able to use the rating for regulatory purposes, and the Preferred Securities may have a different regulatory treatment. This may result in relevant regulated investors selling the Preferred Securities which may affect the trading prices of the Preferred Securities or the trading markets for such Preferred Securities to the extent trading markets for the Preferred Securities develop.

Additionally, the trading market for the Preferred Securities may be affected by research reports that third-party securities analysts publish about BBVA and the industry and the countries in which it operates. Unfavorable coverage or recommendations in any such research reports could cause the trading price of the Preferred Securities to decline.

An active secondary market in respect of the Preferred Securities may never be established or may be illiquid, and the market price of the Preferred Securities may be subject to factors outside of BBVA’s control, all of which could adversely affect the price at which you could sell the Preferred Securities.

This is a new issue of preferred securities for which there is no active trading market. If an active trading market does not develop or is not maintained, the market price and liquidity of the Preferred Securities may be adversely affected. Even if a market does develop with respect to the Preferred Securities, it may not be very liquid. The market price of the Preferred Securities could also be affected by market conditions more generally and other factors outside of BBVA’s control and unrelated to the BBVA Group’s business, financial condition and results of operations. These factors include, but are not limited to, changes in the supply and demand for Additional Tier 1 instruments such as the Preferred Securities resulting from investors’ perceptions of the stability of financial institutions and their confidence in regulatory authorities to promote this stability, as well as economic, financial, political or regulatory events or judicial decisions that affect BBVA, the BBVA Group, the banking sector or the financial markets generally. In particular, demand for Additional Tier 1 instruments was adversely affected by the collapse of Silicon Valley Bank (SVB), Signature Bank and First Republic Bank in the United States and Credit Suisse’s financial difficulties and takeover by UBS in 2023.

We intend to apply to list the Preferred Securities on the New York Stock Exchange, and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities, but there is no assurance that such application will be accepted and that the Preferred Securities will be admitted to trading on the New York Stock Exchange or that an active trading market will develop. Accordingly, there is no assurance as to the development or liquidity of any trading market for the Preferred Securities. The liquidity of any market will depend on a number of factors, including: (i) the number of holders of the Preferred Securities (which may be affected by the fact that the Preferred Securities are complex, non-investment grade securities, not suitable for all investors and that, in the United States, the Preferred Securities are intended to be sold only to institutional investors); (ii) our ratings published by major credit rating agencies; (iii) our financial performance; (iv) the market for similar securities; (v) the interest of securities dealers in making a market in the Preferred Securities; and (v) prevailing interest rates.

In addition, any liquidity in a trading market for the Preferred Securities could be significantly affected by any purchase and cancellation of the Preferred Securities by BBVA or any member of the BBVA Group as provided in the Indenture or any Capital Reduction Conversion.

As a result of any of the factors mentioned above, investors may not be able to sell their Preferred Securities at a particular time or at a favorable price. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as Conversion, the Spanish Bail-in Power and BBVA’s ability to substitute or modify the terms of the Preferred Securities upon a Capital Event or a Tax Event. These types of securities would generally have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Preferred Securities.

Spanish tax rules may have a detrimental effect on an investment in the Preferred Securities.

According to Article 44 of the regulations approved by Royal Decree 1065/2007 of July 27, as amended by Royal Decree 1145/2011 of July 29 (as so amended, “RD 1065/2007”), income (as defined herein) obtained in respect of the Preferred Securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the paying agent appointed by BBVA (the “Paying Agent”) provides BBVA, in a timely manner, with a duly executed and completed statement setting forth certain information (the “Payment Statement”). See “Spanish Tax Considerations—Contingent Convertible Preferred Securities—Tax Reporting and Withholding Obligations of the Issuer” in the accompanying prospectus and “Spanish Tax Considerations—Tax Reporting Obligations of the Issuer” herein. The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Preferred Securities. See “Certain Terms of the Preferred Securities—Maintenance of Tax Procedures”. If, however, the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of a Distribution Payment Date or in connection with a redemption date, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay Additional Amounts and owners of a beneficial interest in the Preferred Securities would have to follow the procedures set forth under “Spanish Tax Considerations—Spanish Direct Refund from Spanish Tax Authorities” herein in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled. Prospective investors should note that BBVA will not be liable for any damage or loss suffered by any holder or beneficial owner who would otherwise be entitled to an exemption from Spanish withholding tax but whose payments under the Preferred Securities are nonetheless paid net of Spanish withholding tax because the relevant Payment Statement was not duly delivered to BBVA.

In the event that there are changes to Spanish law, regulations, interpretations or rulings of the Spanish tax authorities, the procedures set forth in the Indenture may become insufficient or obsolete, and BBVA may be required to apply withholding tax on Distributions (or other payments of income) in respect of the Preferred Securities if, for example, the holders do not comply with any new information requirements that may be imposed.

Certain dealings in the Preferred Securities may be subject to a financial transaction tax, if approved.

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has a very broad scope and could, if implemented, apply to certain dealings in the Preferred Securities (including secondary market transactions) in certain circumstances. However, the issuance and subscription of the Preferred Securities should be exempt.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the Preferred Securities where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (i) by transacting with a person established in a participating Member State or (ii) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the Commission’s Proposal remains subject to negotiation among the participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and participating Member States may decide not to participate.

If the FTT is approved, certain dealings in the Preferred Securities may be subject to the FTT. Neither BBVA nor any other person would be obliged to pay Additional Amounts with respect to any Preferred Security as a result of the imposition of such tax.

You may be unable to enforce judgments obtained in U.S. courts against BBVA.

Substantially all the directors and executive officers of BBVA are not residents of the United States, and substantially all the assets of BBVA are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. Spanish counsel has advised that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against BBVA predicated solely upon the securities laws of the United States.

Risks Relating to the Exchange Offer

See “Recent Developments” for a summarized description of BBVA’s exchange offer (the Exchange Offer) for the acquisition of all of the issued shares of Banco de Sabadell, S.A. (the Target Company). All capitalized terms not defined herein shall have the meanings ascribed to them in such section.

The BBVA Group faces risks related to its acquisitions and divestitures activity, including the Exchange Offer.

The BBVA Group has acquired and sold several companies and businesses over the past few years. For additional information on recent transactions, see “Item 4. Information on the Company—History and Development of the Company—Capital Divestitures” and “ —Capital Expenditures” in the 2023 Form 20-F.

On May 9, 2024, BBVA announced its decision to launch the Exchange Offer, a voluntary exchange offer for the acquisition of all of the issued and outstanding shares of the Target Company, with the intention of promoting, after completion of the Exchange Offer, a merger by absorption of the Target Company by BBVA (the “Merger”), unless market conditions at the time of the decision or any other relevant circumstances make it inadvisable to carry out such Merger on such terms or at such time.

The BBVA Group may not complete the Exchange Offer, the intended Merger or any other ongoing or future transaction in a timely manner, on a cost-effective basis or at all. The Exchange Offer is subject to the CNMV Clearance and to several conditions, including Antitrust Clearance and the Minimum Acceptance Condition, and there can be no assurance that these conditions will be satisfied in a timely manner or at all. If any of these conditions are not satisfied and, if applicable, BBVA does not waive such condition, BBVA will not be able to complete the Exchange Offer. Similarly, if the Exchange Offer is completed, regardless of the percentage of Target Company shares acquired by BBVA pursuant to the Exchange Offer, the consummation of the Merger would require the formulation of a joint merger plan by BBVA’s and the Target Company’s respective boards of directors, approval of such plan by BBVA’s and the Target Company’s respective shareholders and the prior authorization of the Spanish Ministry of Economy, Trade and Business. If any of the foregoing corporate approvals or the authorization from the Economy, Trade and Business Minister is not obtained, the Merger will not be consummated.

Further, the Exchange Offer is not conditional on obtaining clearance or non-opposition from certain antitrust authorities and various competent regulatory bodies for the acquisition of control over regulated subsidiaries of the Target Company. If any of such governmental and regulatory approvals and authorizations are not obtained, and the Exchange Offer is completed, BBVA may ultimately be subject to fines or other administrative sanctions, may be required to make certain divestitures, may lose certain licenses held by subsidiaries of the Target Company or may have its voting rights with respect to the affected subsidiaries suspended.

Even if completed, the Exchange Offer, the Merger or any other ongoing or future transaction may not have the expected results. If the Exchange Offer is completed, BBVA cannot guarantee that some or all of the expected benefits of the transaction, including expected cost and financing synergies, will be achieved. In addition, if the Exchange Offer were to be completed but BBVA were unable to complete the Merger subsequently, this could impede the integration of BBVA’s operations with those of the Target Company and thereby make it more difficult to achieve the costs savings and other operating efficiencies envisaged. If the Merger were not consummated for any reason, BBVA believes that it is unlikely to achieve the full cost savings and other operating efficiencies or to realize the revenue and earnings growth that might otherwise be possible. Additionally, such cost savings and other operating efficiencies and revenue and earnings growth may be realized more slowly. However, if the Merger were not consummated, BBVA believes that it will be able to capture the majority of the cost synergies that would be realized if the Merger were consummated because BBVA will still be able to centralize certain processes of the Target Company within BBVA and to operate both banks from a joint IT platform with multi-bank functionality for all products, services and systems.

Moreover, acquisitions are inherently risky because of the difficulties that may arise in integrating people, operations and technologies. There can be no assurance that any of the businesses the BBVA Group acquires can be successfully integrated or that they will perform well once integrated. In addition, if completed, the BBVA Group’s results of operations could be adversely affected by acquisition- or divestiture-related charges and contingencies. The BBVA Group may also be subject to litigation in connection with, or as a result of, the Exchange Offer or other acquisitions or divestitures, including claims from terminated employees, customers or third parties. In the case of an acquisition, the BBVA Group may be liable for potential or existing litigation and claims related to an acquired business, including because either the BBVA Group is not indemnified for such claims or the indemnification is insufficient. Further, in the case of a divestiture, the BBVA Group may be required to indemnify the buyer in respect of similar or other matters, including claims against the divested entity or business.

In the case of an acquisition, even though the BBVA Group reviews the companies it plans to acquire, it is often not possible for these reviews to be complete in all respects, and there may be risks associated with unforeseen events or liabilities relating to the acquired assets or businesses that may not have been revealed or properly assessed during the due diligence processes, resulting in the BBVA Group assuming unforeseen liabilities or an acquisition not performing as expected. In deciding to make the Exchange Offer, evaluating its risks and merits and determining the terms and conditions thereof, BBVA did not have access to non-public information regarding the Target Company. BBVA has instead conducted its analysis on the Target Company using solely publicly available information, assuming the accuracy and material completeness thereof. The absence of access to non-public information regarding the Target Company necessarily limits BBVA’s ability to accurately anticipate and evaluate the consequences of completing the Exchange Offer, including any losses, costs or other liabilities that may be incurred as a result thereof. For example, without access to non-public information regarding the Target Company, BBVA may have failed to discover liabilities, contingent or otherwise, or operating or other matters relating to the Target Company’s business that are not disclosed in publicly available information concerning the Target Company. Any such undisclosed liabilities or matters could require significant effort and expense to address and could ultimately have an adverse effect on BBVA’s business, financial condition, results of operations and prospects. Furthermore, completion of the Exchange Offer may constitute a breach or default under agreements or instruments of the Target Company, or otherwise result in the acceleration of obligations (including, without limitation, payment obligations) or changes to rights thereunder or the termination thereof. The Target Company (and the BBVA Group, given the Target Company would then be a member of the BBVA Group) may incur liabilities relating to any such breach or default and may also be unable to replace a terminated agreement or instrument on comparable terms or at all, in the event such a replacement is deemed necessary. Depending on the importance of a terminated agreement or instrument to the Target Company’s business, failure to replace that agreement or instrument on similar terms or at all may increase the costs to BBVA of operating the Target Company’s business or prevent BBVA from operating part or all of the Target Company’s business.

Additionally, while BBVA has assumed the accuracy and completeness of publicly available information concerning the Target Company, such information may contain errors or omissions. Since BBVA was not involved in the preparation of such information, it cannot give assurance that such information is accurate and complete. Any errors or omissions in the information publicly available to BBVA relating to the Target Company may have affected BBVA’s analysis and estimations of the risks and merits of the Exchange Offer (including BBVA’s assumptions with respect to the future operations, profitability, asset quality and other matters relating to the Target Company, including the anticipated synergies expected to result from the Exchange Offer), its decision to make the Exchange Offer and its determination of the terms and conditions thereof.

As a result of the foregoing, BBVA may not have anticipated all losses, costs and other liabilities that may be incurred in connection with the Exchange Offer if the Exchange Offer is completed or may have failed to accurately analyze or estimate the consequences of completing the Exchange Offer, either of which could have an adverse effect on the BBVA Group’s business, financial condition and results of operations after completion of the Exchange Offer.

Acquisitions may also lead to potential write-downs or have consequences that adversely affect the BBVA Group’s results of operations. For example, uncertainty about the effect of the Exchange Offer on BBVA’s and/or the Target Company’s (as a future member of the BBVA Group) employees and customers could adversely affect BBVA’s or the Target Company’s ability to retain and motivate its key personnel until and after the Exchange Offer is completed and could cause customers, suppliers, licensees, partners and other third parties that deal with BBVA or the Target Company to defer from entering into contracts with BBVA or the Target Company or to make other decisions that adversely affect BBVA or the Target Company, including the termination of existing business relationships with BBVA or the Target Company.

In addition, if the Exchange Offer is not completed, the market prices of BBVA securities may decline or otherwise be subject to fluctuations to the extent that the current market prices of BBVA securities reflect a market assumption that the Exchange Offer will be completed. In addition, the failure to complete the Exchange Offer may result in negative publicity or affect BBVA’s reputation in the investment community and may affect BBVA’s relationship with employees, clients and other partners in the business community.

Following completion of the Exchange Offer, BBVA will be exposed to other risk factors specific to the Target Company’s business or otherwise arising from the Exchange Offer.

Any of the foregoing may cause the BBVA Group to incur significant unexpected expenses, may divert significant resources and management attention from the BBVA Group’s other business concerns, or may otherwise have a material adverse effect on the BBVA Group’s business, financial condition and results of operations.

The structure, capital, leverage, liquidity, MREL and resolution profile of the BBVA Group if the Exchange Offer is completed remains uncertain.

Completion of the Exchange Offer may adversely affect the capital, leverage, liquidity, MREL or resolution profile of BBVA or the BBVA Group. The information regarding the expected capital impact on the CET1 Ratio of the BBVA Group if the Exchange Offer is completed (see “Recent Developments”) represents unaudited estimates prepared by BBVA using relevant information relating to BBVA and the Target Company. These estimates were prepared by BBVA based on a number of assumptions and estimates and based on publicly available information of the Target Company, and the actual capital ratios of the BBVA Group following any closing of the Exchange Offer may be different from BBVA’s estimates provided herein. In addition, the regulatory and contractual consequences of the Exchange Offer with respect to outstanding instruments issued by the Target Company have not been analyzed by BBVA. Completion of the Exchange Offer and/or the intended Merger could give rise to computability or succession-related issues with respect to certain outstanding instruments of the Target Company or lead to other consequences affecting the obligations of the Target Company and/or BBVA with respect thereto.

Furthermore, the closing of the Exchange Offer may increase the actual or perceived systemic importance of BBVA within the Spanish financial system. If the relevant regulators were to impose on the BBVA Group additional capital, leverage, liquidity, MREL or resolution requirements or buffers following closing of the Exchange Offer or any other requirements or constraints on the structure or operations of the BBVA Group following any closing of the Exchange Offer, this could require the BBVA Group to issue additional capital instruments or MREL and/or result in BBVA incurring additional costs.

Any such effects, imposition of additional requirements or buffers or imposition of other requirements or constraints may also increase the likelihood of the occurrence of a Trigger Event or any cancellation of Distributions on the Preferred Securities as further described in “ —Risks Relating to the Preferred Securities”. Any such outcomes could also have a material adverse effect on the BBVA Group’s business, financial condition and results of operations.

This prospectus supplement does not include historical financial information of the Target Company. Additionally, the pro forma financial information included herein is based solely on the Target Company’s publicly available information and may not represent the actual historical financial information of the combined group as if the Exchange Offer were completed.

The Exchange Offer, if completed, would result in a significant increase in the size of the BBVA Group’s consolidated balance sheet including, in particular, the BBVA Group’s loan book and deposit portfolio. BBVA does not have, and to date has not had, any control (financially, legally or operationally) over the Target Company, and consequently, BBVA has not had any oversight over the preparation of the audited financial statements of the Target Company. Accordingly, this prospectus supplement does not contain or incorporate by reference the audited financial statements of the Target Company or, apart from the limited information contained in the unaudited pro forma condensed financial information included in “Recent Developments—Exchange Offer to exchange 100% of the shares of Banco de Sabadell, S.A. for shares of Banco Bilbao Vizcaya Argentaria, S.A.—Unaudited Pro Forma Condensed Financial Information”, any other historical financial information of the Target Company.

In preparing the unaudited condensed pro forma financial information included in “Recent Developments—Exchange Offer to exchange 100% of the shares of Banco de Sabadell, S.A. for shares of Banco Bilbao Vizcaya Argentaria, S.A.—Unaudited Pro Forma Condensed Financial Information”, BBVA did not have access to non-public information regarding the Target Company and, accordingly, prepared the pro forma financial information using solely publicly available information regarding the Target Company and historical financial information of BBVA. The adjustments included in the pro forma financial information include only those that are factually supportable on the basis of the information that is publicly available to BBVA. The unaudited pro forma adjustments included in the pro forma financial information, the value of the Consideration that would be paid if the Exchange Offer were completed, the accounting allocation of the purchase price made in accordance with IFRS 3 (i.e., the estimated value of the capital increase), as well as the estimated fair value of assets, liabilities and contingent liabilities to be acquired are preliminary and subject to change, since they have been calculated following a preliminary analysis based on publicly available financial information for the year ended December 31, 2023 and for the six months ended June 30, 2024, as applicable. Should the Exchange Offer be completed, differences between the preliminary estimates included herein and the final acquisition accounting will likely occur, and these differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial information. In accordance with paragraphs 45 and B67 of IFRS 3 “Business Combinations”, it is possible to extend the valuation measurement period to one year from the date the transaction takes place.

Furthermore, the Target Company’s consolidated financial statements as of and for the year ended December 31, 2023 and the Target Company’s condensed consolidated interim financial statements as of and for the six months ended June 30, 2024 have been prepared in accordance with IFRS-EU. Given the absence of information in such financial statements regarding the extent of macro hedging accounting that could potentially fail to comply with IFRS-IASB, BBVA is not able to calculate the harmonization adjustments that would need to be applied to the consolidated financial information of the Target Company as of any date or for any period in order to make such information compliant with IFRS-IASB. Accordingly, BBVA has not made any harmonization adjustments to the consolidated financial information of the Target Company as of any date or for any period to make such information compliant with IFRS-IASB.

Prospective investors in the Preferred Securities should consider that, as of the date of this prospectus supplement, there is necessarily uncertainty as to the actual effect that the completion of the Exchange Offer would have on the BBVA Group’s consolidated financial position and results of operations, and there is a risk that the financial condition and results of operations of the combined group (i.e., the BBVA Group together with the Target Company Group), if the Exchange Offer is completed, may be materially different from that which may be implied by a simple arithmetic combination of the separate historical audited financial statements of BBVA and the Target Company, respectively, or the pro forma financial information included in “Recent Developments—Exchange Offer to exchange 100% of the shares of Banco de Sabadell, S.A. for shares of Banco Bilbao Vizcaya Argentaria, S.A.—Unaudited Pro Forma Condensed Financial Information”.

RECENT DEVELOPMENTS

Exchange Offer to exchange 100% of the shares of Banco de Sabadell, S.A. for shares of Banco Bilbao Vizcaya Argentaria, S.A.

On April 17, 2024, the Chair of BBVA and the Chairman of Banco de Sabadell, S.A. (the “Target Company”) had a meeting in which the Chair of BBVA informed the Chairman of the Target Company about BBVA’s strategic and financial interest in resuming the merger discussions with the Target Company (by reference to the merger transaction discussed between BBVA and the Target Company in 2020 that ended without reaching any agreement), with a view to creating a leading bank, with greater scale and competitive capacity. On April 30, 2024, due to a media report regarding the abovementioned discussions between the Chair of BBVA and the Chairman of the Target Company, BBVA published an inside information notice (información privilegiada) confirming that the Chairman of the Target Company had been informed of BBVA’s board of directors’ interest in initiating negotiations with the Target Company to explore a potential merger of BBVA and the Target Company. On that same day, BBVA made an indicative proposal in writing to the Target Company relating to a corporate transaction, consisting of the proposed combination of the BBVA Group and the Target Company Group, through a merger by absorption of the Target Company by BBVA (the Merger), which was published as an inside information notice (información privilegiada) of BBVA on May 1, 2024 and registered with the CNMV with registry number 2232. On May 6, 2024, the Target Company published an inside information notice (información privilegiada) registered with the CNMV with registry number 2234, rejecting BBVA’s proposal. The Target Company has refused to negotiate with BBVA regarding its proposal.

Following such rejection, on May 9, 2024, BBVA announced, through the publication of an inside information notice (información privilegiada) (the “Prior Announcement”), the decision to launch an exchange offer (the “Exchange Offer”) for the acquisition of all of the issued and outstanding shares of the Target Company. The consideration offered by BBVA to the shareholders of the Target Company, after the adjustments implemented thereto in October 2024 as a result of the interim dividends paid by both companies, consists of one (1) newly issued share of BBVA and €0.29 for each five point zero one nine six (5.0196) shares of the Target Company (the “Consideration”), subject to certain further adjustments in the event of future dividend distributions as set forth in the Prior Announcement.

Pursuant to the provisions of Royal Decree 1066/2007, of July 27, on the rules governing tender offers (“Royal Decree 1066/2007”), the Exchange Offer is subject to mandatory clearance by the CNMV (the “CNMV Clearance”). Additionally, pursuant to the provisions of Law 10/2014 and Royal Decree 84/2015, the acquisition by BBVA of control of the Target Company resulting from the Exchange Offer is subject to the duty of prior notification to the Bank of Spain and the obtention of the non-opposition of the ECB (which condition was satisfied on September 5, 2024, as described below).

In addition, completion of the Exchange Offer is also subject to the satisfaction of the conditions specified in the Prior Announcement, in particular (i) the acceptance of the Exchange Offer by at least a number of shares of the Target Company representing 50.01% of its share capital (the “Minimum Acceptance Condition”), (ii) approval by BBVA’s General Shareholders’ Meeting of the increase of BBVA’s share capital through the issue of new ordinary shares with non-cash contributions in an amount that is sufficient to fully cover the Consideration offered to the shareholders of the Target Company (which condition was satisfied on July 5, 2024, as described below), (iii) in accordance with the provisions of article 26.1 of the Royal Decree 1066/2007, the authorization of the economic concentration resulting from the Exchange Offer by the Spanish antitrust authorities (“Antitrust Clearance”), and (iv) the authorization of the indirect acquisition of control of the Target Company’s banking subsidiary in the United Kingdom, TSB Bank PLC, by the United Kingdom Prudential Regulation Authority (PRA) (which condition was satisfied on September 2, 2024, as described below).

On July 5, 2024, BBVA’s Extraordinary General Shareholders’ Meeting approved to authorize the increase of BBVA’s share capital in an amount of up to €551,906,524.05 through the issuance of up to 1,126,339,845 newly-issued BBVA shares to be offered to the shareholders of the Target Company pursuant to the Exchange Offer. Such capital increase resolution was approved by 96% of the shareholders present or represented at such meeting that was convened with quorum of 70.75% of the outstanding BBVA shares (see note 24 to the unaudited condensed interim consolidated financial statements included in the 9M24 Form 6-K).

On September 3, 2024, BBVA announced that it had received on September 2, 2024 the authorization from the Prudential Regulation Authority (PRA) for BBVA’s indirect acquisition of control of TSB Bank PLC, the Target Company’s banking subsidiary in the United Kingdom, as a result of the Exchange Offer.

On September 5, 2024, BBVA announced that it received on that day the decision of non-opposition from the European Central Bank to BBVA’s taking control of the Target Company, as a result of the Exchange Offer.

On November 12, 2024, the Spanish antitrust authorities announced their decision that further review of the economic concentration resulting from the Exchange Offer would be required, extending antitrust review into a second phase.

The detailed terms of the Exchange Offer will be set out in the Spanish prospectus (which was submitted together with the Exchange Offer request to the CNMV for their authorization on May 24, 2024, and will be published after obtaining CNMV Clearance) and the relevant U.S. offer to exchange/prospectus.

Based on the information available when announcing the Exchange Offer, BBVA estimated a negative impact on BBVA’s Group CET1 capital of 38 basis points1 if the Exchange Offer were accepted by holders of shares representing 100% of the share capital of the Target Company. See “Risk Factors—Risks Relating to the Exchange Offer”.

Unaudited Pro Forma Condensed Financial Information

The following pro forma financial information gives effect to completion of the Exchange Offer.

The pro forma financial information included herein is based on the historical financial statements and related notes of BBVA and the Target Company for the applicable periods, and it should be read in conjunction with the historical financial statements and related notes of BBVA for the applicable periods. The pro forma financial information presented herein has not been audited and is presented exclusively for illustrative purposes. Due to its nature, this information presents a hypothetical scenario and may not represent the actual financial position or results of the BBVA Group and/or the Target Company and its subsidiaries (collectively, the “Target Company Group”), and is not necessarily indicative of what the financial situation or results of BBVA would have been under a combined scenario with the Target Company Group as of June 30, 2024 for purposes of the consolidated pro forma balance sheet, or for the year ended December 31, 2023 and the six months ended June 30, 2024 for purposes of the pro forma income statements, as applicable, nor is it intended to project the future financial position or results of the combined group. In preparing the pro forma financial information included in this section “ —Unaudited Pro Forma Condensed Financial Information”, BBVA did not have access to non-public information regarding the Target Company. As a result, BBVA prepared the pro forma financial information using solely publicly-available information regarding the Target Company, and financial information of BBVA.

The pro forma financial information included herein has been subject to rounding. As a result, figures shown as totals in tables or elsewhere in this section “—Unaudited Pro Forma Condensed Financial Information” may not compute due to rounding.

Purpose of Pro Forma Financial Information

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and on the basis of the facts and circumstances of the transaction set forth under the headings “—Sources of Information” and “—Assumptions and Estimations Used”. Its purpose is to reflect the estimated impact of completion of the Exchange Offer under the assumption that 100% and 50.01%, respectively, of the issued and outstanding shares of the Target Company (each, a “Target Company share”) are acquired in exchange for newly-issued ordinary shares of BBVA (each, a “BBVA share”) according to the exchange ratio. See also “—Impact of Other Potential Scenarios in the Pro Forma Financial Information”.

The pro forma financial information includes (i) a combined unaudited condensed consolidated pro forma balance sheet of the BBVA Group as of June 30, 2024 which would result from the combination of the consolidated balance sheet of the Target Company Group and the consolidated balance sheet of the BBVA Group as of such date; and (ii) combined unaudited condensed consolidated pro forma income statements of the BBVA Group for the year ended December 31, 2023 and for the six months ended June 30, 2024, respectively, which would result from the combination of the consolidated income statement of the Target Company Group and the consolidated income statement of the BBVA Group for such periods, in each case assuming completion of the

[1]	Adjusted to include the impact of distributions made by BBVA and the Target Company since the announcement of the Exchange Offer.

Exchange Offer, the acquisition of 100% and 50.01%, respectively, of the Target Company shares in exchange for newly-issued BBVA shares according to the exchange ratio, and the related change of control of the Target Company, had occurred, with respect to the pro forma income statements, as of January 1, 2023, and with respect to the pro forma consolidated balance sheet, as of June 30, 2024.

Sources of Information

The pro forma financial information reflects the business combination of the BBVA Group and the Target Company Group using, exclusively, publicly-available information of the Target Company as of and for the year ended December 31, 2023 (principally the consolidated financial statements of the Target Company as of and for the year ended December 31, 2023) and as of and for the six months ended June 30, 2024 (principally the condensed consolidated interim financial statements of the Target Company as of and for the six months ended June 30, 2024). Neither the Target Company’s consolidated financial statements as of and for the year ended December 31, 2023 nor the Target Company’s condensed consolidated interim financial statements as of and for the six months ended June 30, 2024 have been audited under U.S. GAAS, and such financial statements are therefore not considered audited financial statements under SEC rules. However, as a listed company in Spain, the Target Company is subject to ongoing reporting requirements under CNMV rules, including that its annual financial statements be audited under prevailing legislation regulating the audit of accounts in Spain. The pro forma financial information has been prepared using the audited consolidated financial statements of BBVA as of and for the year ended December 31, 2023 and the unaudited condensed interim consolidated financial statements of BBVA as of and for the six months ended June 30, 2024 included in the 2023 Form 20-F and the 1H24 Form 6-K, respectively, each incorporated by reference herein.

Basis of Presentation

The pro forma financial information has been prepared on the basis of the historical consolidated financial information of each of BBVA and the Target Company, which has been prepared, in the case of BBVA, in compliance with IFRS-IASB and, in the case of the Target Company, in accordance with EU-IFRS.

The pro forma financial information presented herein includes:

•

A combined unaudited consolidated pro forma condensed balance sheet of the BBVA Group as of June 30, 2024, which has been prepared based on the unaudited consolidated balance sheets of each of BBVA and the Target Company as of June 30, 2024 incorporating preliminary fair value adjustments assuming completion of the Exchange Offer, the acquisition of 100% and 50.01%, respectively, of the Target Company shares in exchange for newly-issued BBVA shares according to the exchange ratio, and the related change of control of the Target Company, had occurred as of June 30, 2024.

•

A combined unaudited consolidated pro forma condensed income statement of the BBVA Group for the six months ended June 30, 2024, which has been prepared based on the unaudited consolidated income statements of each of BBVA and the Target Company for the six months ended June 30, 2024, assuming completion of the Exchange Offer, the acquisition of 100% and 50.01%, respectively, of the Target Company shares in exchange for newly-issued BBVA shares according to the exchange ratio, and the related change of control of the Target Company, had occurred as of January 1, 2023.

•

A combined unaudited consolidated pro forma condensed income statement of the BBVA Group for the year ended December 31, 2023, which has been prepared based on the audited consolidated income statements of each of BBVA and the Target Company for the year ended December 31, 2023, assuming completion of the Exchange Offer, the acquisition of 100% and 50.01%, respectively, of the Target Company shares in exchange for newly-issued BBVA shares according to the exchange ratio, and the related change of control of the Target Company, had occurred as of January 1, 2023.

•	Accompanying explanatory notes describing the sources of information, assumptions and estimates for the preparation of the pro forma financial information.

For the preparation of the pro forma financial information of the combined group, IFRS 3 “Business Combinations” has been considered. Additionally, in order to complete such valuation and adjust the impacts of the business combination in accordance with paragraphs 45 and B67 of such standard, the standard establishes the possibility of extending the valuation measurement period to one year from the date the transaction takes place.

Assumptions and Estimates Used

The pro forma financial information reflects the acquisition by BBVA of the Target Company assuming acceptance of the Exchange Offer by holders of Target Company shares representing 100% (irrespective of whether or not the Merger is consummated) and 50.01% (without the Merger being consummated), respectively, of the Target Company’s share capital in exchange for one newly-issued BBVA share and €0.29 in cash for each 5.0196 Target Company shares (irrespective of whether or not the intended Merger is consummated). The adjustments included in the pro forma financial information solely include those that are factually supportable on the basis of the information that is publicly available to BBVA. See “—Sources of Information” above.

The main assumptions and estimates used in the preparation of the pro forma financial information are the following:

•	The outstanding shares of the Target Company subject to the Exchange Offer are those outstanding as of June 30, 2024 (5,440 million Target Company shares).

•

BBVA’s capital increase is carried out in the proportion of one newly-issued BBVA share for each 5.0196 Target Company shares, without any further adjustment for any dividends paid. Therefore, the number of BBVA shares to be issued in the event of an acquisition of 100% and 50.01% of the Target Company shares is approximately 1,084 million BBVA shares and approximately 542 million BBVA shares, respectively. The acquisition costs of the business combination will be determined on the basis of the trading price of the BBVA shares delivered to holders of Target Company shares in accordance with the exchange ratio applicable upon completion of the Exchange Offer. The estimated value of such capital increase in the event of an acquisition of 100% and 50.01% of the Target Company shares amounts to approximately €10,136 million and €5,069 million, respectively, using a trading price of €9.35 per BBVA share (which corresponds to the price per BBVA share as of June 28, 2024, and which corresponds to a trading price of €1.863 per Target Company share upon application of the exchange ratio of one newly-issued BBVA share for each 5.0196 Target Company shares). See “—Impact of Other Potential Scenarios in the Pro Forma Financial Information—Sensitivity of Goodwill/(Negative Goodwill) to the Trading Price of the BBVA Shares” below.

•

Additionally, the exchange offer cash consideration is considered part of the pro forma adjustments, that is €314 million and €157 million in the event of an acquisition of 100% and 50.01% of the Target Company shares, respectively (€0.29 in cash for each 5.0196 shares of the Target Company). For purposes of preparing the pro forma financial information as of June 30, 2024, the estimated value of the capital increase in the event of an acquisition of 100% and 50.01% of the Target Company shares amounts to approximately €10,450 million and €5,226 million, respectively.

•

On the other hand, the costs associated with the Exchange Offer or the cash payment corresponding to the settlement of any fractional shares have not been considered, since they are not considered material.

•

The pro forma financial information does not reflect any cost savings, financing synergies or restructuring costs arising or resulting from the integration of the operations of BBVA and the Target Company that are expected to materialize in the future. Costs incurred as a result of any integration of the two entities will be accounted for when incurred.

•

No transactions or balances have been identified between BBVA and the Target Company that could have a significant impact on the pro forma financial information, therefore no elimination or adjustment of such nature has been made.

•

The Exchange Offer has been treated as an acquisition, with BBVA as the accounting acquirer and the Target Company as the accounting acquiree. Therefore, the adjustments include the elimination of the Target Company’s equity and the impact of the estimated value of the consideration that would be paid if the Exchange Offer were completed (i.e., the estimated value of the capital increase).

•

The combined unaudited condensed consolidated pro forma income statement for the year ended December 31, 2023 and the combined unaudited condensed consolidated pro forma income statement for the six months ended June 30, 2024 were prepared considering the balance sheet adjustments calculated with the information available as of June 30, 2024. The result attributable to the owners of the parent reflected in the combined unaudited condensed consolidated pro forma balance sheet as of June 30, 2024 does not coincide with the profit reflected in the combined unaudited condensed consolidated pro forma income statement for the six months ended June 30, 2024.

•

BBVA has not made any adjustments related to differences in accounting policies between BBVA and the Target Company given that BBVA has only used publicly-available information relating to the Target Company and BBVA cannot adequately evaluate the adjustments that would need to be made to eliminate such differences on the basis of such information. Additionally, given the absence of information in the Target Company’s consolidated financial statements as of and for the year ended December 31, 2023 and the Target Company’s condensed consolidated interim financial statements as of and for the six months ended June 30, 2024 regarding the extent of macro hedging accounting that could potentially fail to comply with IFRS-IASB, BBVA is not able to calculate the harmonization adjustments that would need to be applied to the consolidated financial information of the Target Company as of any date or for any period in order to make such information compliant with IFRS-IASB. Accordingly, BBVA has not made any harmonization adjustments to the consolidated financial information of the Target Company as of any date or for any period to make such information compliant with IFRS-IASB.

•

The Exchange Offer will generate certain legal, accounting and valuation costs and other professional fees, as well as other costs for the registration and issuance of shares, which will be recorded in accordance with IFRS 3 “Business Combinations”, IFRS 9 “Financial Instruments” and IAS 32 “Financial Instruments: Presentation”. As of the date of the preparation of the pro forma financial information, the majority of these costs had not been incurred, and, given that these costs are not estimated to be significant, such costs have not been taken into account in the preparation of the pro forma financial information.

The unaudited pro forma adjustments included in the pro forma financial information, the value of the consideration that would be paid if the Exchange Offer were completed (i.e., the estimated value of the capital increase), the accounting allocation of the purchase price made in accordance with IFRS 3 as well as the estimated fair value of assets, liabilities and contingent liabilities to be acquired are preliminary and subject to change, since they have been based exclusively on publicly-available financial information for the year ended December 31, 2023 and for the six months ended June 30, 2024. The pro forma financial information differs from information previously publicly disclosed by BBVA regarding the expected financial impacts of the Exchange Offer, which included prospective information and was prepared on the basis of estimates made by BBVA based on BBVA’s own experience in prior acquisitions and customary market practices and methodologies observed in similar transactions, whereas the pro forma financial information included herein has been prepared in compliance with applicable SEC rules. These estimates relate mainly to the valuation of loan portfolios, client relationships (including possible intangibles related to client deposits), investments, costs for terminating agreements with third parties, property and potential contingencies. For purposes of the preparation of the pro forma financial information, BBVA has used the book value of the relevant assets and liabilities as the best reference for these estimations in the absence of additional information, which is currently not available to BBVA. When the relevant information is available, final estimates of fair value could differ materially from those estimated in the pro forma financial information.

Differences between the preliminary estimates included herein and the final acquisition accounting will likely occur when the value of the consideration is determined once control of the Target Company is acquired and the necessary valuation analysis to finalize the purchase price allocation exercise are performed and any necessary accounting changes and adjustments related to such acquisition of control are identified, and these differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial information. In accordance with paragraphs 45 and B67 of IFRS 3 “Business Combinations”, it is possible to extend the valuation measurement period to one year from the date the transaction takes place.

The term “exchange ratio” as used in this section “ —Unaudited Pro Forma Condensed Financial Information” means the exchange ratio of one newly-issued BBVA share for each 5.0196 Target Company shares (adjusted, as the case may be, for any distribution of dividends, reserves or any other type of distribution to Target Company shareholders prior to the settlement date of the Exchange Offer), unless the context otherwise requires. The term “exchange offer cash consideration” as used in this section “ —Unaudited Pro Forma Condensed Financial Information” means an amount in cash equal to €0.29 for each 5.0196 Target Company shares (adjusted, as the case may be, for any distribution of dividends, reserves or any other type of distribution to BBVA shareholders prior to the settlement date of the Exchange Offer).

Main Adjustments to the Pro Forma Financial Information

The pro forma financial information presented below reflects the acquisition by BBVA of 100% and 50.01%, respectively, of Target Company shares in exchange for newly-issued BBVA shares and the exchange offer cash consideration, in accordance with the exchange ratio.

The assignment of the provisional purchase price implicit in the exchange ratio and included in the pro forma financial information is preliminary, is subject to subsequent adjustments as additional information becomes available and additional analyses are performed through completion of the Exchange Offer, and has been made solely with the aim of preparing the pro forma financial information presented below.

The pro forma financial information presented below includes a breakdown of the principal adjustments included based solely upon publicly-available information regarding the Target Company corresponding to the year ended December 31, 2023 and the six months ended June 30, 2024, as applicable.

The adjustments included in the pro forma financial information solely include those that are factually supportable on the basis of the information that is publicly available to BBVA.

Combined Unaudited Condensed Consolidated Pro Forma Balance Sheet as of June 30, 2024

The table below presents the combined unaudited condensed consolidated pro forma balance sheet of the BBVA Group as of June 30, 2024, as if the Exchange Offer had been completed as of such date and assuming the acquisition by BBVA of 100% and 50.01%, respectively, of Target Company shares.

	BBVA June 30, 2024	Target Company June 30, 2024 (*)	Aggregated	Pro forma adjustments assuming acquisition of 100% of Target Company shares	Combined pro forma balance sheet assuming acquisition of 100% of Target Company shares	Pro forma adjustments assuming acquisition of 50.01% of Target Company shares	Combined pro forma balance sheet assuming acquisition of 50.01% of Target Company shares
	(€ million)
Cash, cash balances in central banks and other demand deposits	45,055	29,502	74,557	(2,421)	72,136	(2,264)	72,293
Financial assets held for trading	123,821	3,110	126,931		126,931		126,931
Financial assets at fair value through other comprehensive income	60,691	6,528	67,219		67,219		67,219
Financial assets at amortized cost(a)	481,213	190,489	671,702	(1,304)	670,398	(1,304)	670,398
Intangible assets	2,379	2,494	4,873	(2,395)	2,479	(2,395)	2,479
Of which goodwill(**)	760	1,018	1,778	(1,018)	759	(1,018)	759
Of which other intangible assets(b)	1,620	1,476	3,096	(1,376)	1,719	(1,376)	1,719
Other assets(c)	46,375	12,205	58,580	813	59,393	813	59,393

Total assets	759,534	244,328	1,003,862	(5,306)	998,556	(5,149)	998,713
Financial liabilities held for trading	93,546	2,862	96,408		96,408		96,408
Financial liabilities at amortized cost(d)	565,752	225,027	790,779	(156)	790,623	(156)	790,623
Other liabilities(c) (e)	43,145	2,041	45,186	77	45,263	77	45,263

Total liabilities	702,443	229,930	932,373	(79)	932,294	(79)	932,294
Shareholders’ funds	69,656	14,820	84,476	(5,684)	78,792	(11,087)	73,389
Of which capital	2,824	680	3,504	(149)	3,355	(414)	3,090
Of which share premium	19,184	7,695	26,879	2,224	29,103	(2,735)	24,144
Of which result attributable to owners of the parent during the period	4,994	791	5,785	(119)	5,666	(455)	5,330

	BBVA June 30, 2024	Target Company June 30, 2024 (*)	Aggregated	Pro forma adjustments assuming acquisition of 100% of Target Company shares	Combined pro forma balance sheet assuming acquisition of 100% of Target Company shares	Pro forma adjustments assuming acquisition of 50.01% of Target Company shares	Combined pro forma balance sheet assuming acquisition of 50.01% of Target Company shares
	(€ million)
Of which negative goodwill (badwill) recognized in results	—	—	—	672	672	336	336
Of which reserves and other components of shareholders’ funds	42,654	5,654	48,308	(7,640)	40,669	(7,483)	40,826
Accumulated other comprehensive income (loss)	(16,416)	(457)	(16,873)	457	(16,416)	457	(16,416)
Minority interests	3,851	35	3,886		3,886	5,560	9,446

Total equity (***)	57,091	14,398	71,489	(5,227)	66,262	(5,070)	66,419
Total equity and total liabilities	759,534	244,328	1,003,862	(5,306)	998,556	(5,149)	998,713

(*)

Information subject to rounding given that the Target Company’s publicly-available financial information is expressed in thousands of euros and the pro forma financial information is expressed in millions of euros.

(**)	Goodwill of the Target Company:

The value of goodwill from previous business combinations broken down in the consolidated financial statements of the Target Company as of and for the six months ended June 30, 2024 does not represent an identifiable asset that would be acquired upon completion of the Exchange Offer according to IFRS 3 “Business Combinations”. Accordingly, this value must be removed from the acquiring entity’s balance sheet before calculating the goodwill resulting from completion of the Exchange Offer. The negative adjustments made in the event of an acquisition of 100% and 50.01% of Target Company shares amount to €1,018 million.

(***)	Variation in total equity:

An exchange ratio of one newly-issued BBVA share for each 5.0196 Target Company shares has been established for the Exchange Offer (subject to certain adjustments). In the preparation of the pro forma financial information, the trading price of BBVA’s shares as of June 28, 2024 has been used as a main assumption in the determination of the cost of completing the Exchange Offer. See “—Impact of Other Potential Scenarios in the Pro Forma Financial Information—Sensitivity of Goodwill/(Negative Goodwill) to the Trading Price of the BBVA Shares” below.

Acquisition of 100% of Target Company shares

Considering the number of Target Company shares outstanding (5,440,221,447 shares, with a par value of €0.125 each), the maximum number of BBVA shares to be issued in exchange for Target Company shares, at the aforementioned exchange ratio, would be 1,083,795,810 BBVA shares, with a par value of €0.49 each.

Based on this maximum number of BBVA shares to be issued in the capital increase, the trading price of BBVA shares as of June 30, 2024 and the exchange offer cash consideration, the cost of completing the Exchange Offer would amount to €10,450 million. The actual cost will vary depending on the trading price of BBVA shares upon the settlement of the Exchange Offer.

The pro forma adjustments included in the combined unaudited condensed consolidated pro forma balance sheet reflect a capital increase of €531 million, which amount corresponds to the par value of the new BBVA shares to be issued, and an increase in share premium in the amount of €9,919 million, which represents the difference between such trading price and the par value of the BBVA shares to be issued. These adjustments have been recorded under shareholders’ funds (share capital and share premium) in the combined unaudited condensed consolidated pro forma balance sheet.

The pro forma adjustments also include the elimination of the Target Company’s net equity attributable to the Target Company as of June 30, 2024 in an amount of €13,928 million (after deducting the dividend paid on October 1, 2024 by the Target Company for an amount of €435 million corresponding to €0.08 euros multiplied by 5,440 million Target Company shares) (affecting shareholders’ funds and accumulated other comprehensive income (loss)).

Based on financial information as of and for the six months ended June 30, 2024, and taking into account the pro forma adjustments described in this section “ —Unaudited Pro Forma Condensed Financial Information”, the difference between the consideration offered and total equity as of June 30, 2024 would provisionally result in negative goodwill (badwill) of €672 million reflected in the combined unaudited condensed consolidated pro forma income statement and as shown in the below table:

June 30, 2024
(€ million)
Estimated transaction cost	10,450
Estimated fair value of assets and liabilities acquired	11,122
Net equity attributable to the Target Company	13,928
Estimated adjustments to fair value	(2,806)

Resulting negative goodwill (badwill)	672

Additionally, (i) BBVA’s total equity has been adjusted due to the dividend paid by BBVA on October 10, 2024, amounting to €1,671 million (corresponding to €0.29 multiplied by 5,763 million BBVA shares) and (ii) cash, cash balances in central banks and other demand deposits has been adjusted by the dividends paid by BBVA and the Target Company.

Acquisition of 50.01% of Target Company shares

Considering the number of Target Company shares outstanding (5,440,221,447 shares, with a par value of €0.125 each), the maximum number of BBVA shares to be issued in exchange for Target Company shares in a scenario where BBVA acquires 50.01% of Target Company shares, at the aforementioned exchange ratio, would be 542,006,285 BBVA shares, with a par value of €0.49 each.

Based on this maximum number of BBVA shares to be issued in the capital increase, the trading price of BBVA shares as of June 30, 2024 and the exchange offer cash consideration, the cost of completing the Exchange Offer would amount to €5,226 million. The actual cost will vary depending on the trading price of BBVA shares upon the settlement of the Exchange Offer.

The pro forma adjustments included in the combined unaudited condensed consolidated pro forma balance sheet reflect a capital increase of €266 million, which amount corresponds to the par value of the new BBVA shares to be issued, and an increase in share premium in the amount of €4,960 million, which represents the difference between such trading price and the par value of the BBVA shares to be issued. These adjustments have been recorded under shareholders’ funds (share capital and share premium) in the combined unaudited condensed consolidated pro forma balance sheet.

The pro forma adjustments also include the elimination of the Target Company’s net equity attributable to the Target Company as of June 30, 2024 in an amount of €13,928 million (after deducting the dividend paid on October 1, 2024 by the Target Company for an amount of €435 million corresponding to €0.08 multiplied by 5,440 million Target Company shares) (affecting shareholders’ funds and accumulated other comprehensive income (loss)) and the recognition of minority interests equivalent to a 49.99% stake of the Target Company for €5,560 million.

Based on financial information as of and for the six months ended June 30, 2024, and taking into account the pro forma adjustments described in this section “ —Unaudited Pro Forma Condensed Financial Information”, the difference between the consideration offered and total equity as of June 30, 2024 would provisionally result in negative goodwill (badwill) of €336 million reflected in the combined unaudited condensed consolidated pro forma income statement and as shown in the below table:

June 30, 2024
(€ million)
Estimated transaction cost	5,226
Minority interest recognition	5,560
Estimated fair value of assets and liabilities acquired	11,122
Net equity attributable to the Target Company	13,928
Estimated adjustments to fair value	(2,806)

Resulting negative goodwill (badwill)	336

Additionally, (i) BBVA’s total equity has been adjusted due to the dividend paid by BBVA on October 10, 2024, amounting to €1,671 million (corresponding to €0.29 multiplied by 5,763 million BBVA shares) and (ii) cash, cash balances in central banks and other demand deposits has been adjusted by the dividends paid by BBVA and the Target Company.

Notes on the pro forma adjustments to the combined unaudited condensed consolidated pro forma balance sheet as of June 30, 2024 for fair value:

(a)	Fixed-income portfolios (included under “Financial assets at amortized cost”):

Fixed-income portfolios at amortized cost include financial instruments that mostly correspond to level 1 in the fair value hierarchy, to the extent their fair value is directly observable in the market. Therefore, the adjustment made in the table above is based on the fair value broken down in the condensed consolidated interim financial statements of the Target Company as of and for the six months ended June 30, 2024. The adjustment to financial assets at amortized cost in the event of an acquisition of 100% and 50.01% of Target Company shares amounts to €(1,304) million. The fair value of these assets could fluctuate depending on the evolution of interest rates, the credit risk premium and any changes to the maturity of the instruments. Accordingly, the related adjustment ultimately made upon completion of the Exchange Offer could vary significantly.

(b)	Other intangible assets:

BBVA has estimated an adjustment of €(1,376) million to the value of other intangible assets in the event of an acquisition of 100% and 50.01% of Target Company shares, mainly related to software in use by the Target Company in geographies in which BBVA already has a presence. The related adjustment ultimately made upon completion of the Exchange Offer could vary significantly once the necessary detailed analysis with respect to these assets is performed.

(c)	Tax impacts:

The adjustments described herein would result in corresponding tax impacts, calculated on the basis of the general corporate income tax rate currently in effect in Spain (30%). Broken down in the event of an acquisition of 100% and 50.01% of Target Company shares, the adjustment would be as follows: with respect to assets (included under “other assets”), fixed-income portfolio (€391 million), other intangible assets (€413 million) and legal contingencies (€9 million), and with respect to liabilities (included under “other liabilities”), own issuances of financial instruments (€(47) million).

(d)	Own issuances of financial instruments (included under “Financial liabilities at amortized cost”):

Own issuances of financial instruments include financial instruments that mostly correspond to level 1 in the fair value hierarchy, to the extent their fair value is directly observable in the market. Therefore, the adjustment made in the table above is based on the fair value broken down in the condensed consolidated interim financial statements of the Target Company as of and for the six months ended June 30, 2024. The adjustment corresponding to debt issuances in the event of an acquisition of 100% and 50.01% of Target Company shares amounts to €(156) million. The fair value of these liabilities could fluctuate depending on the evolution of interest rates, the credit risk premium and any changes to the maturity of the instruments. Accordingly, the related adjustment ultimately made upon completion of the Exchange Offer could vary significantly.

(e)	Contingencies (included under “Other liabilities”)

The maximum amount of contingencies related to mortgage floor clauses, not covered by provisions, has been estimated at €30 million, as detailed in the consolidated financial statements of the Target Company as of and for the year ended December 31, 2023, as updated information as of June 30, 2024 is not included in the condensed consolidated interim financial statements of the Target Company as of and for the six months ended June 30, 2024.

Combined Unaudited Condensed Consolidated Pro Forma Income Statement for the six months ended June 30, 2024

The table below presents the combined unaudited condensed consolidated pro forma income statement of the BBVA Group for the six months ended June 30, 2024, as if the Exchange Offer had been completed as of January 1, 2023 and assuming the acquisition by BBVA of 100% and 50.01%, respectively, of Target Company shares.

	BBVA Six months ended June 30, 2024	Target Company Six months ended June 30, 2024 (*)	Aggregated	Pro forma adjustments assuming acquisition of 100% of Target Company shares	Combined pro forma income statement assuming acquisition of 100% of Target Company shares	Pro forma adjustments assuming acquisition of 50.01% of Target Company shares	Combined pro forma income statement assuming acquisition of 50.01% of Target Company shares
	(€ million)
Net interest income(a)	12,993	2,493	15,486	74	15,559	74	15,559
Results of entities valued by the equity method & dividend income	95	87	182		182		182
Net fees and commissions	3,842	674	4,516		4,516		4,516
NTI and exchange differences (net)	1,886	37	1,923		1,923		1,923
Other operating income and expenses from commercial and insurance activity	(1,371)	(230)	(1,601)		(1,601)		(1,601)

Gross income	17,446	3,061	20,507	74	20,580	74	20,580
Administration and amortization expenses(b)	(6,859)	(1,515)	(8,374)	118	(8,256)	118	(8,256)
Provisions or reversal of provisions	(38)	0	(38)		(38)		(38)
Impairment or reversal of impairment of financial assets not measured at fair value with changes in results and net gains or losses due to modification	(2,839)	(361)	(3,200)		(3,200)		(3,200)
Negative goodwill (badwill) recognized in results	—	—	—		—		—
Other income (expenses)	71	(31)	40		40		40

Profit (loss) before taxes from continuing operations	7,780	1,154	8,934	192	9,125	192	9,125
Tax expense or income related to profit or loss from continuing operations(c)	(2,525)	(362)	(2,887)	(57)	(2,944)	(57)	(2,944)

Profit (loss)	5,255	792	6,047	134	6,181	134	6,181
Attributable to minority interests (non-controlling interests)	261	1	263		263	463	725

Attributable to the owners of the parent	4,994	791	5,785	134	5,919	(329)	5,456

Additional Tier 1 securities adjustment	(189)	(56)	(245)		(245)		(217)
Weighted-average number of shares	5,784			1,084	6,868	542	6,326
Basic and diluted earnings (losses) per share from continuing operations	0.83				0.83		0.83

(*)

Information subject to rounding given that the Target Company’s publicly-available financial information is expressed in thousands of euros and the pro forma financial information is expressed in millions of euros.

(**)

The pro forma adjustments to the combined unaudited condensed consolidated pro forma income statement for the six months ended June 30, 2024 have been prepared considering the pro forma adjustments to the combined unaudited condensed consolidated pro forma balance sheet as of June 30, 2024.

Notes on the pro forma adjustments to the combined unaudited condensed consolidated pro forma income statement for the six months ended June 30, 2024:
(a)	Valuation of assets and liabilities recorded at amortized cost:

As a consequence of the change in the valuation of assets and liabilities recorded at amortized cost, the accrual of interest is impacted by the adjustments described in (a) and (d) above under “Notes on the pro forma adjustments to the combined unaudited condensed consolidated pro forma balance sheet as of June 30, 2024 for fair value”, resulting in higher or lower net interest income, as applicable.

(b)	Amortization:
The removal of software from the consolidated balance sheet would result in a lower amortization expense for the year.
(c)	Tax impacts:

The adjustments described above (other than negative goodwill (badwill)) would result in corresponding tax impacts, calculated on the basis of the general corporate income tax rate currently in effect in Spain (30%).

Combined Unaudited Condensed Consolidated Pro Forma Income Statement for the year ended December 31, 2023

The table below presents the combined unaudited condensed consolidated pro forma income statement of the BBVA Group for the year ended December 31, 2023, as if the Exchange Offer had been completed as of January 1, 2023 and assuming the acquisition by BBVA of 100% and 50.01%, respectively, of Target Company shares.

	BBVA Year ended Dec. 31, 2023	Target Company Year ended Dec. 31, 2023 (*)	Aggregated	Pro forma adjustments assuming acquisition of 100% of Target Company shares	Combined pro forma income statement assuming acquisition of 100% of Target Company shares	Pro forma adjustments assuming acquisition of 50.01% of Target Company shares	Combined pro forma income statement assuming acquisition of 50.01% of Target Company shares
	(€ million)
Net interest income(a)	23,089	4,723	27,812	147	27,959	147	27,959
Results of entities valued by the equity method & dividend income	144	131	275		275		275
Net fees and commissions	6,288	1,386	7,674		7,674		7,674
NTI and exchange differences (net)	2,183	68	2,251		2,251		2,251
Other operating income and expenses from commercial and insurance activity	(2,163)	(447)	(2,610)		(2,610)		(2,610)

Gross income	29,542	5,862	35,404	147	35,551	147	35,551
Administration and amortization expenses(b)	(12,308)	(3,015)	(15,323)	236	(15,087)	236	(15,087)
Provisions or reversal of provisions	(373)	(6)	(379)		(379)		(379)
Impairment or reversal of impairment of financial assets not measured at fair value with changes in results and net gains or losses due to modification	(4,428)	(824)	(5,252)		(5,252)		(5,252)
Negative goodwill (badwill) recognized in results(c)				672	672	336	336
Other income (expenses)	(13)	(125)	(138)		(138)		(138)

Profit (loss) before taxes from continuing operations	12,419	1,891	14,310	1,055	15,365	719	15,029
Tax expense or income related to profit or loss from continuing operations(d)	(4,003)	(557)	(4,560)	(115)	(4,675)	(115)	(4,675)

	BBVA Year ended Dec. 31, 2023	Target Company Year ended Dec. 31, 2023 (*)	Aggregated	Pro forma adjustments assuming acquisition of 100% of Target Company shares	Combined pro forma income statement assuming acquisition of 100% of Target Company shares	Pro forma adjustments assuming acquisition of 50.01% of Target Company shares	Combined pro forma income statement assuming acquisition of 50.01% of Target Company shares
	(€ million)
Profit (loss)	8,416	1,334	9,750	940	10,690	604	10,354
Attributable to minority interests (non-controlling interests)	397	1	398		398	801	1,199

Attributable to the owners of the parent	8,019	1,332	9,351	940	10,291	(197)	9,154

Additional Tier 1 securities adjustment	(345)	(115)	(460)		(460)		(403)
Weighted-average number of shares	5,954			1,084	7,038	542	6,496
Basic and diluted earnings (losses) per share from continuing operations(e)	1.29				1.40		1.35

(*)

Information subject to rounding given that the Target Company’s publicly-available financial information is expressed in thousands of euros and the pro forma financial information is expressed in millions of euros.

(**)

The pro forma adjustments to the combined unaudited condensed consolidated pro forma income statement for the year ended December 31, 2023 have been prepared considering the pro forma adjustments to the combined unaudited condensed consolidated pro forma balance sheet as of June 30, 2024.

Notes on the pro forma adjustments to the combined unaudited condensed consolidated pro forma income statement for the year ended December 31, 2023:
(a)	Valuation of assets and liabilities recorded at amortized cost:

As a consequence of the change in the valuation of assets and liabilities recorded at amortized cost, the accrual of interest is impacted by adjustments similar to those described in (a) and (d) above under “Notes on the pro forma adjustments to the combined unaudited condensed consolidated pro forma balance sheet as of June 30, 2024 for fair value”, resulting in higher or lower net interest income, as applicable.

(b)	Amortization:
The removal of software from the consolidated balance sheet would result in a lower amortization expense for the year.
(c)	Negative goodwill (badwill) resulting from the Exchange Offer:

Based on financial information as of and for the six months ended June 30, 2024, and taking into account the pro forma adjustments described herein, the difference between the consideration offered and total equity as of June 30, 2024 would provisionally result in negative goodwill (badwill) of €672 million and €336 million in the event of an acquisition of 100% and 50.01% of the Target Company shares, respectively, in each case reflected in the combined unaudited condensed consolidated pro forma income statement.

The amount of goodwill at the time of completion of the Exchange Offer may differ, both in amount and in sign (i.e., positive or negative goodwill), depending on the trading price of the BBVA shares at such time, which will determine the value of the consideration paid in the context of the Exchange Offer, the evolution of the Target Company Group’s results of operations and assets, as well as changes in the value of the Target Company’s assets and liabilities resulting from, among others, changes in market conditions.

(d)	Tax impacts:

The adjustments described above (other than negative goodwill (badwill)) would result in corresponding tax impacts, calculated on the basis of the general corporate income tax rate currently in effect in Spain (30%).

(e)	Basic and diluted earnings (losses) per share from continuing operations:

For the calculation of the combined basic and diluted earnings (losses) per share from continuing operations, the negative goodwill (badwill) recognized in results has been taken into account. If excluded, the combined earnings (losses) per share from continuing operations would amount to €1.30 both in the event of an acquisition of 100% and 50.01% of the Target Company shares.

Impact of Other Potential Scenarios in the Pro Forma Financial Information

The description below contemplates the potential impact that other scenarios would have on the pro forma financial information.

Sensitivity of Goodwill/(Negative Goodwill) to the Trading Price of the BBVA Shares

The sensitivity of goodwill/(negative goodwill), estimated in accordance with the assumptions and information described above, to a positive or negative variation of €0.50 in the BBVA share price is approximately +/- €540 million.

•	Assuming a trading price of €10.24 per BBVA share (the weighted average price per BBVA share during the three-month period prior to the publication of BBVA’s announcement of its intention to make the Exchange Offer) and €2.04 per Target Company share (the equivalent price per Target Company share resulting from the application of the exchange ratio of 5.0196) and the exchange offer cash consideration, the goodwill resulting from completion of the Exchange Offer would be approximately €290 million and €145 million, in the event of an acquisition of 100% and 50.01% of the Target Company shares, respectively.

•

Assuming a trading price of €9.2980 per BBVA share (corresponding to the closing price per BBVA share on January 2, 2025) and €1.8523 per Target Company share (the equivalent price per Target Company share resulting from the application of the exchange ratio of 5.0196) and the exchange offer cash consideration, the negative goodwill (badwill) resulting from completion of the Exchange Offer would be approximately €730 million and €365 million, in the event of an acquisition of 100% and 50.01% of the Target Company shares, respectively.

Other Recent Developments

Floods in Spain

In late October 2024, record-breaking rainfall and flash floods hit eastern Spain, causing significant devastation in the Valencia region in particular. The floods have caused significant casualties, disruption in operations and the movement of goods, and property damage and other economic losses. The impact of this natural disaster on BBVA, the Target Company and/or their respective customers and counterparties could be material. See “Risk Factors—Macroeconomic and Geopolitical Risks—Political, economic and social conditions in Spain may have an adverse effect on our business, financial condition and results of operations” and “ —Business Risks—The Group is exposed to various risks in connection with climate change” in the 2023 Form 20-F.

New Tax on Credit Institutions in Spain

On December 19, 2024, the Spanish Congress passed the law that transposes EU Council Directive 2022/2523. This new law creates a new tax on the net interest income and commissions of certain credit institutions in Spain, including BBVA. The taxable base of this new tax is the positive balance of net interest income and the net commissions derived from the activity carried out in Spain, reduced by €100 million. The net taxable base cannot be negative, and the applicable tax rate varies from 1% to 7%. Certain reductions and deductions from the tax quota are provided for in the law. The new tax will apply for the first three consecutive tax periods starting on or after January 1, 2024. For a discussion of risks related to a potential increase in the tax burden of the BBVA Group, see “Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—The Group is exposed to tax risks that may adversely affect it” in the 2023 Form 20-F.

U.S. Presidential Election

On November 6, 2024, Donald J. Trump was declared the winner of the 2024 presidential election in the United States. The president-elect advocated during the course of his campaign for certain policies, including greater trade protectionism, including the imposition of significant tariffs on Mexican imports into the United States, greater restrictions on border crossings into the United States and greater restrictions on illegal immigrants present in the United States, among others. These policies, if pursued once the president-elect assumes office on January 20, 2025, may slow economic growth in, or otherwise adversely affect, Mexico in the coming years, including by reducing the sale in the United States of goods manufactured in Mexico, and the volume of remittances received in Mexico. Following the news of the election outcome, the value of the Mexican peso fell significantly against the U.S. dollar. Given the significance of the BBVA Group’s operations in Mexico, any adverse change affecting political, economic and social conditions in Mexico could have a material adverse effect on the BBVA Group’s business, financial condition and results of operations. Furthermore, other policies of the incoming administration could slow U.S. or global economic growth, increase inflation, affect interest rates or increase instability, any of which could adversely affect the BBVA Group’s business, financial condition and results of operations. See “Risk Factors—Macroeconomic and Geopolitical Risks—A deterioration in economic or political conditions in the countries where the Group operates could have a material adverse effect on the Group’s business, financial condition and results of operations” in the 2023 Form 20-F and “Operating and Financial Review and Prospects—Operating Results—Factors Affecting the Comparability of our Results of Operations and Financial Condition—Macroeconomic and geopolitical conditions” in the 9M24 Form 6-K.

USE OF PROCEEDS

The net proceeds from the offering of the Preferred Securities are expected to amount to $990,291,641 after deduction of the underwriting commissions and the other expenses incurred in connection with the offering of the Preferred Securities. We intend to use the net proceeds of the offering for general corporate purposes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”) and in accordance with the International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2017, as of September 30, 2024 on an actual basis and as adjusted to reflect the issuance by us of the Preferred Securities pursuant to this offering (converting the aggregate Liquidation Preference of the Preferred Securities into euros at the European Central Bank reference rate for euro at September 30, 2024 of $1.1196 per €1.00), prior to the application of the net proceeds thereof. The exchange rate as of January 7, 2025 was $1.0393 per €1.00.

	As of September 30, 2024
	Actual	As adjusted
	(in millions of euros)
Outstanding indebtedness(1)
Short-term indebtedness(2)	7,307	7,307
Long-term indebtedness	64,475	65,368

Total indebtedness(3)	71,782	72,675
Stockholders’ equity
Ordinary shares	2,824	2,824
Ordinary shares held by consolidated companies	(109)	(109)
Reserves	69,489	69,489
Dividends	(1,668)	(1,668)
Accumulated other comprehensive income	(17,647)	(17,647)

Total shareholders’ equity	52,889	52,889
Preferred shares	—	—
Non-controlling interest	3,883	3,883

Total capitalization and indebtedness	128,554	129,447

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of September 30, 2024.
(3)	Approximately 11.4% of the BBVA Group’s indebtedness was secured as of September 30, 2024.

The following are the principal events affecting the capitalization and indebtedness of the BBVA Group after September 30, 2024:

•	On October 2, 2024, €1,000,000,000 in principal amount of senior non-preferred notes issued under BBVA’s €40,000,000,000 Global Medium Term Note Program matured;

•	On October 7, 2024, Garanti BBVA effected the early redemption of Tier 2 subordinated notes in an aggregate principal amount of 253,000,000 Turkish lira;

•	On October 10, 2024, BBVA paid a gross dividend per share of €0.29, charged to reserves, in an aggregate amount of €1,671,352,785; and

•	On November 12, 2024, BBVA México S.A. effected the early redemption of Tier 2 subordinated notes in an aggregate principal amount of $200,000,000.

In addition, the future capitalization and indebtedness of the BBVA Group may be significantly affected if the Exchange Offer is completed. See “Recent Developments—Exchange Offer to exchange 100% of the shares of Banco de Sabadell, S.A. for shares of Banco Bilbao Vizcaya Argentaria, S.A.”.

CERTAIN TERMS OF THE PREFERRED SECURITIES

The following is a summary of certain terms of the Preferred Securities. It amends and supplements in certain material respects the description of the general terms of any series of contingent convertible preferred securities we may issue contained in the accompanying prospectus under the heading “Description of the Contingent Convertible Preferred Securities of BBVA”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs. The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture (as defined herein).

The Preferred Securities will be issued under the indenture dated September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, as trustee, Paying and Conversion Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar, as amended and supplemented, with respect to the Preferred Securities, by the fourth supplemental indenture to be dated as of or around January 14, 2025 between BBVA, as issuer, The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, as trustee, Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar (the Contingent Convertible Preferred Securities Indenture, as so amended and supplemented with respect to the Preferred Securities, the “Indenture”). The fourth supplemental indenture will amend and supplement the Contingent Convertible Preferred Securities Indenture in certain material respects.

The Preferred Securities will be issued pursuant to the resolutions of the board of directors of BBVA adopted on September 25, 2024 and reflected in a public deed of issuance executed on or prior to the date of settlement of the offering, which is currently expected to be on or around January 14, 2025. The Preferred Securities will be designated Series 14 in the public deed of issuance.

The following summary of certain provisions of the Preferred Securities and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all the provisions of the Preferred Securities and the Indenture, including the definitions of the terms provided therein. Whenever we refer to specific provisions of or terms defined in the Indenture in this prospectus supplement, we incorporate by reference into this prospectus supplement such specific provisions of or terms defined in the Indenture. The Contingent Convertible Preferred Securities Indenture has been, and the fourth supplemental indenture referred to above will be, filed as exhibits to the registration statement of which this prospectus supplement forms part. Upon request, you may obtain a copy of the Indenture from the trustee. To the extent the below information with respect to the Preferred Securities is inconsistent with the information contained in the accompanying prospectus, the information below updates and supersedes such information in the accompanying prospectus.

BBVA may issue future preferred securities under other indentures or documentation that contains provisions different from those included in the Indenture, including future preferred securities under the Contingent Convertible Preferred Securities Indenture (as it may be amended and supplemented by any relevant supplemental indenture). BBVA is not prohibited under the Preferred Securities or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or BBVA has failed to pay any amounts due under the Preferred Securities or the Indenture.

If you purchase the Preferred Securities, your rights will be determined by their terms, the Indenture and the Trust Indenture Act, unless your Preferred Securities are converted to Common Shares after a Conversion Event as described in the accompanying prospectus under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” (as amended hereby) in which case your rights will be determined in accordance with the terms of our shares as described in the accompanying prospectus under “Description of BBVA Ordinary Shares”.

General

The Preferred Securities will be initially issued in an aggregate Liquidation Preference of $1,000,000,000. The Preferred Securities are perpetual instruments with no fixed maturity or fixed redemption date. The Preferred Securities will be issued only in registered form and will carry a liquidation preference of $200,000 per Preferred Security. The Preferred Securities constitute a series of contingent convertible preferred securities under the Contingent Convertible Preferred Securities Indenture.

The Preferred Securities will be initially represented by one or more global security certificates (each a “Global Preferred Security”) which will be deposited with a custodian for DTC and Preferred Securities represented thereby will be registered in the name of Cede & Co., as nominee for DTC.

Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its participants. You will not receive definitive Preferred Securities except as described in the Indenture.

As described under “ —Distributions—Distributions Discretionary” herein, the terms of the Preferred Securities provide that we may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason. As described under “ —Distributions—Restrictions on Payments” herein, the terms of the Preferred Securities also provide for circumstances under which we will be restricted from making a Distribution (in whole or in part) on the Preferred Securities on a Distribution Payment Date, and the Distribution payable in respect of any such Distribution Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions of the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence our exercise of our discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable. Furthermore, Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and we will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

As the Preferred Securities are perpetual and have no fixed maturity or fixed redemption date, unless the Preferred Securities are redeemed, a holder may not receive any payments with respect to the Preferred Securities as we are not required to pay the Liquidation Preference of the Preferred Securities at any time prior to a Liquidation Event and we will have the sole and absolute discretion at all times and for any or no reason to cancel in whole or in part any Distribution.

No premium, upon redemption or otherwise, shall be payable by BBVA on the Preferred Securities.

By acquiring any Preferred Security, each holder and beneficial owner acknowledges and agrees that: (i) Distributions are payable solely at our discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by us and/or as a result of the limitations on payment set forth under “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus (as amended hereby), if a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part, and if a Capital Reduction occurs, the Preferred Securities will be converted in whole and not in part except for Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities. To exercise such right, a holder of Preferred Securities must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed Election Notice, in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date.

Upon any Trigger Event, holders (and beneficial owners) of any Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference of the Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, holders (and beneficial owners) of any Preferred Securities, other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as provided under “—Conversion—Conversion Upon Capital Reduction” herein, shall have no claim against BBVA in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities as provided under “—Conversion—Conversion Upon Capital Reduction” herein shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain stamp and similar taxes.

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Settlement Procedures” in the accompanying prospectus, holders of the Preferred Securities may elect to have their Common Shares delivered in the form of Common Shares or ADSs. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

In order to obtain delivery of the relevant Common Shares on Conversion, the relevant holder must deliver a duly completed Delivery Notice together with the Preferred Securities held by it in accordance with the provisions set out in the Indenture. In addition, within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of the Selling Agent as soon as reasonably practicable and (subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the sale and allotment thereof) the net proceeds of such sale shall as soon as reasonably practicable be distributed pro rata to the relevant holders in accordance with the Indenture or in such other manner and at such time as we shall determine and notify to the relevant holders.

The Conversion Shares Depository may be us or another member of the BBVA Group or a third party.

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “ —Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein and except as provided under “ —Conversion—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “ —Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein and except as provided under “—Conversion—Conversion Upon Capital Reduction” herein), and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)) shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “ —Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv)waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Our obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Notice to Investors—Agreements and Acknowledgments of Investors, including Holders and Beneficial Owners—Spanish Bail-in Power” and “Risk Factors—Risks Relating to the Preferred Securities—The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Preferred Securities”.

See “Description of the Contingent Convertible Preferred Securities of BBVA” in the accompanying prospectus for a description of other terms of the Preferred Securities in addition to those described herein.

Certain Defined Terms

The following terms have the following meanings:

“5-year UST” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15;

“Accrual Date” means the date from which Distributions began to accrue. Distributions begin to accrue on the first day of a Distribution Period, which is either a Distribution Payment Date or, in the case of the first Distribution Period, the date of issuance;

“Applicable Banking Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time;

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid;

“Closing Date” means January 14, 2025, being the date of the initial issue of the Preferred Securities;

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository upon Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date;

“Conversion Shares Depository” means, when used with respect to the Preferred Securities, a reputable financial institution, trust company or similar entity (which may be BBVA or another member of the BBVA Group or a third party) to be appointed by BBVA on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed, to perform such functions and to hold Common Shares in Iberclear or any of its participating entities (entidades participantes) in a designated trust or custody account for the benefit of the holders of the Preferred Securities and otherwise on terms consistent with the terms of the Preferred Securities and the Indenture;

“Delivery Notice” means a notice to be provided by the relevant holder, in such form as may be acceptable to the relevant Clearing System from time to time, which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is set forth in the Indenture, and which is required to be delivered in connection with a Conversion of the Preferred Securities and the delivery of the Common Shares (or ADSs);

“Distribution” means the non-cumulative cash distribution, if any, in respect of the Preferred Securities in a Distribution Period, determined in accordance with the Indenture;

“Distribution Payment Date” means, with respect to the Preferred Securities, each of January 14, April 14, July 14 and October 14 in each year, commencing on April 14, 2025;

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;

“First Reset Date” means January 14, 2032;

“Floor Price” means $3.8974, subject to adjustment as described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” in the accompanying prospectus. On any adjustment, the resultant Floor Price shall be expressed in U.S. dollars;

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of five years, published closest in time (but prior to) the relevant Reset Determination Date;

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U.);

“Initial Margin” means 3.249% per annum;

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open;

“Liquidation Preference” means $200,000 per Preferred Security;

“Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (i) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD Directive and/or (ii) Applicable Banking Regulations;

“MREL-MDA” means, at any time, the lower of any maximum distributable amount required to be calculated, if applicable, at such time in accordance with Article 16.a) of BRRD, as implemented in Spain by Article 16 bis of Law 11/2015;

“Parity Securities” means any instrument issued or guaranteed by BBVA (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the Preferred Securities upon the insolvency of BBVA;

“Payment Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or Madrid;

“Qualifying Preferred Securities” means any securities issued by us (including any Preferred Securities so modified as to remain Qualifying Preferred Securities) that: (i) contain terms which comply with the then-current requirements to be included in, or count towards, the BBVA Group’s and BBVA’s Tier 1 Capital; (ii) have the same or higher ranking as is applicable to the Preferred Securities on the Closing Date; (iii) have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as the Preferred Securities immediately prior to any substitution or modification pursuant to “ —Substitution and Modification of the Preferred Securities” herein; (iv) preserve any existing rights under the Preferred Securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein); and (v) are listed or admitted to trading on any stock exchange as selected by us, provided that the Preferred Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification;

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time;

“Reset Date” means the First Reset Date and every fifth anniversary thereafter;

“Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date;

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date;

“Shareholders” means the holders of Common Shares, meaning the persons in whose names the relevant Common Shares are from time to time registered in the central registry of the Spanish clearance and settlement system managed by Iberclear or, as the case may be, the accounting book of the relevant participating entity (entidad participante) in Iberclear (or, in the case of a joint holding, the first such named holder); and

“Tier 2 Instrument” means any instrument of BBVA qualifying as Tier 2 Capital.

Distributions

Distributions on the Preferred Securities will be computed on the basis of a 360-day year of twelve 30-day months. The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of 7.750% per annum; and (ii) in respect of each Reset Period, at the rate per annum equal to the aggregate of the Initial Margin and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date; provided that any Distribution Rate shall not be less than zero. As of the date of this prospectus supplement, the market convention for quarterly rate conversion is as follows:

Subject as described herein (including under “ —Restrictions on Payments” and “—Distributions Discretionary”) and in the accompanying prospectus (as amended hereby), such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

If a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security, multiplying the product by (i) the actual number of days in the period from (and including) the applicable Accrual Date to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

We will be discharged from our obligations to pay Distributions on the Preferred Securities by payment to the Principal Paying Agent (as defined in the accompanying prospectus) for the account of the holders on the relevant Distribution Payment Date or as otherwise provided in this section “ —Distributions”. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the Preferred Securities will be made in U.S. dollars (or such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts) by transfer to an account capable of receiving payments in such currency, as directed by the Principal Paying Agent.

If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the holders shall not be entitled to any interest or other payment in respect of any such delay.

If we do not pay a Distribution or part thereof in accordance with this section “ —Distributions”, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if we provide notice to cancel a portion, but not all, of a Distribution in respect of the Preferred Securities, and we subsequently do not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence our exercise of our discretion to cancel also such portion of such Distribution, and accordingly such portion of the Distribution shall also not be due and payable.

The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to BBVA and the stock exchange on which the Preferred Securities are listed and notice thereof to be published in accordance with the notice provisions of the Indenture as soon as possible after its determination but in no event later than the fourth Business Day after each Reset Determination Date.

The regular record date for the Distribution payable on any Distribution Payment Date on the Preferred Securities will be the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date.

Distributions Discretionary

We may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason.

Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of our election to cancel such Distribution in accordance with this section “—Distributions Discretionary” or the limitations on payment set out under “ —Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and we will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this section “—Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out under “ —Restrictions on Payments” below will constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide.

Restrictions on Payments

Payments of Distributions on the Preferred Securities shall be made only out of Distributable Items of BBVA.

To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “ —Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities.

No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA applicable to BBVA and/or the BBVA Group).

Agreement to Distribution Cancellation

By acquiring Preferred Securities, holders (which, for the purposes of this section includes holders of a beneficial interest in the Preferred Securities) acknowledge and agree that:

(i)

Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “ —Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “ —Restrictions on Payments” above; and

(ii)

a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Preferred Securities or the Indenture shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described herein and in the accompanying prospectus. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the Preferred Securities (unless previously converted into Common Shares in accordance with “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus, as amended hereby) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such Preferred Securities, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the Preferred Securities.

If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the Preferred Securities into Common Shares in accordance with “Description of the Contingent

Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus (as amended hereby) is still to take place at such time, holders of the Preferred Securities will be entitled to receive (i) out of the relevant assets of BBVA a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

After payment of the relevant entitlement in respect of a Preferred Security as described in this section, such Preferred Security will confer no further right or claim to any of the remaining assets of BBVA.

Form, Book-Entry Issuance, Settlement and Clearance

The Preferred Securities will be represented by one or more fully registered Global Preferred Security registered in the name of a nominee for, and deposited with a custodian for, DTC. You will hold beneficial interests in the Preferred Securities through DTC and its direct and indirect participants, including the European Clearing Systems, and DTC and its direct and indirect participants will record your beneficial interest on their books. Settlement of the Preferred Securities will occur through DTC in same day funds. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of the relevant European Clearing System and will be settled in immediately available funds. We will not issue definitive Preferred Securities except as described in the Indenture.

Additional Issuances

The Preferred Securities shall be initially limited in aggregate Liquidation Preference to $1,000,000,000. We may from time to time, without the consent of the holders, issue Additional Preferred Securities having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the price to the public, initial Accrual Date, Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities subsequently issued shall rank equally and ratably with the Preferred Securities in all respects, so that such Additional Preferred Securities shall be consolidated and form a single series with the Preferred Securities under the Indenture. For additional information, see “Description of the Contingent Convertible Preferred Securities of BBVA—Additional Issuances” in the accompanying prospectus.

Subordination

Unless previously converted into Common Shares (as set forth in “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus, as amended hereby and except as provided in the second paragraph under “ —Liquidation Distribution”), the payment obligations of BBVA under the Preferred Securities will be direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Spanish Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument of BBVA, the payment obligations of BBVA under the Preferred Securities will rank:

(i)	junior to:

(a)	any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and

(b)

any claim in respect of any other subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(ii)

pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(iii)

senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the Preferred Securities), such that any relevant claim in respect of the Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

According to current law, unless previously converted into Common Shares, to the extent the Preferred Securities cease to constitute an Additional Tier 1 Instrument of BBVA and constitute a Tier 2 Instrument of BBVA instead, the payment obligations of BBVA under the Preferred Securities will rank in accordance with Section 3.(2º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the Preferred Securities were a Tier 2 Instrument.

According to current law, to the extent the Preferred Securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such Preferred Securities will rank, in accordance with Section 3.(1º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the Preferred Securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

BBVA agrees with respect to any Preferred Securities and each holder and beneficial owner of Preferred Securities, by his or her acquisition of a Preferred Security, will be deemed to have agreed to the above described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Preferred Security. In addition, each holder and beneficial owner of Preferred Securities by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Preferred Securities as provided in the Indenture and as summarized herein and appoints the trustee his or her attorney-in-fact for any and all such purposes.

Redemption of the Preferred Securities

Subject to the provisions described under “—Redemption Due to a Tax Event”, “ —Redemption Due to a Capital Event” and “—Clean-up Call” below, the Preferred Securities will not be redeemable prior to the First Reset Date. Any redemption is subject to the conditions described under “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase” in the accompanying prospectus (as amended hereby).

Optional Redemption

All, and not only some, of the Preferred Securities may be redeemed at the option of BBVA on the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Redemption Due to a Tax Event

If, on or after the Closing Date, there is a Tax Event, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

A “Tax Event” will be deemed to have occurred with respect to the Preferred Securities if, as a result of any change in, or amendment to, the laws or regulations applicable in Spain, including, for the avoidance of doubt, any political subdivision thereof or any authority or agency therein or thereof having power to tax (except as provided under the third paragraph under “ —Substitution of Issuer” herein in the case of a successor entity not established under the laws of, or a tax resident in, Spain), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (i) we would not be entitled to claim a deduction in computing our taxation liabilities in Spain (or, following any of the transactions described under—Substitution of Issuer”, the successor person’s jurisdiction of incorporation or tax residence) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to us would be reduced, or (ii) we would be required to pay Additional Amounts pursuant to the Indenture, or (iii) the applicable tax treatment of the Preferred Securities would be materially affected.

If, in accordance with the Indenture, our obligations under the Preferred Securities were to be assumed by another person, references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence.

Redemption Due to a Capital Event

If, on or after the Closing Date, there is a Capital Event, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

A “Capital Event” will be deemed to have occurred with respect to the Preferred Securities if there is a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the BBVA Group’s or BBVA’s Tier 1 Capital.

Clean-up Call

If, on or after the Closing Date, Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities (including any Preferred Securities issued after the Closing Date and any Preferred Securities which have been cancelled by the trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations (the “Clean-up Call”).

The Clean-up Call is subject to the conditions described under “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase—Pre-Conditions to Redemptions and Repurchases” in the accompanying prospectus.

Redemption Procedures

The decision to redeem the Preferred Securities must be irrevocably notified by BBVA to holders of the Preferred Securities upon not less than 5 nor more than 30 calendar days’ notice prior to the relevant redemption date (i) through the filing of an “inside information” (información privilegiada) or “other relevant information” (otra información relevante) announcement, as the case may be, with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed or other relevant authority and (ii) in the manner and to the extent required by the provisions described under “Description of the Contingent Convertible Preferred Securities of BBVA—Notices” in the accompanying prospectus (in which case, such notice may be given at BBVA’s request by the trustee in the name and at the expense of BBVA, provided BBVA has requested the trustee to so give notice in writing accompanied by a copy of the form of notice, and the trustee shall give such notice by the fifth Business Day following its receipt of such request).

Failure to give notice in the manner above provided to any holder of Preferred Securities designated for redemption, or any defect in the notice to any such holder, shall not affect the validity of the proceedings for the redemption of any other Preferred Securities.

Any notice of redemption will state: the redemption date; the Redemption Price; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the Indenture become due and payable upon each Preferred Security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the Preferred Securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Preferred Securities being redeemed.

If BBVA gives notice of redemption of the Preferred Securities, then on or prior to the relevant redemption date, BBVA will (except as otherwise provided in “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase” in the accompanying prospectus, as amended hereby):

(i)	irrevocably deposit with the Principal Paying Agent funds (in the currency in which the Preferred Securities to be redeemed are payable) sufficient to pay the Redemption Price; and

(ii)	give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof.

If the notice of redemption has been given on the Preferred Securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(i)

distributions on the Preferred Securities shall cease to accrue (unless such deposit is made prior to the redemption date, in which case Distributions on the Preferred Securities shall cease to accrue on the redemption date);

(ii)

such Preferred Securities will no longer be considered outstanding (except, as provided in “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase” in the accompanying prospectus, as amended hereby, if there is a Trigger Event prior to the redemption date or if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Preferred Securities prior to the payment of the Redemption Price to the holders); and

(iii)

the holders of Preferred Securities will no longer have any rights as holders except the right to receive the Redemption Price (except, as provided in “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase” in the accompanying prospectus, as amended hereby, if there is a Trigger Event prior to the redemption date or if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Preferred Securities prior to the payment of the Redemption Price to the holders).

Subject to the following paragraph, if in connection with any Preferred Securities BBVA improperly withholds or refuses to pay the Redemption Price of the Preferred Securities, Distributions will continue to accrue, subject as provided in “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

BBVA may not give a notice of redemption pursuant to this section “—Redemption Procedures” with respect to the Preferred Securities if a Trigger Event has occurred with respect to the Preferred Securities. If any notice of redemption of the Preferred Securities has been given pursuant to this section “—Redemption Procedures” and a Trigger Event with respect to the Preferred Securities occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the Preferred Securities on such redemption date and, instead, the Trigger Conversion of the Preferred Securities shall take place as provided under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus (as amended hereby).

If a Capital Reduction Notice has been given with respect to the Preferred Securities, BBVA may not give a notice of redemption under this section “—Redemption Procedures” with respect to the Preferred Securities until the end of the Election Period. If a redemption notice is given by BBVA after the end of the Election Period, unless otherwise provided as contemplated by the Indenture with respect to the Preferred Securities, BBVA may redeem all (but not part) of the aggregate Liquidation Preference of the Preferred Securities which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of the Preferred Securities has been given pursuant to this section “—Redemption Procedures” and a Capital Reduction with respect to such Preferred Securities occurs prior to the redemption date, such Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to such Preferred Securities and there shall be no conversion of such Preferred Securities as provided in “ —Conversion—Conversion Upon Capital Reduction” herein and, instead, the redemption of the Preferred Securities shall take place as provided in “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase” in the accompanying prospectus (as amended hereby). Accordingly, the provisions described under “ —Conversion—Conversion Upon Capital Reduction” herein shall not apply to the Preferred Securities with respect to any such Capital Reduction and holders and beneficial owners of the Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.

If BBVA has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the

Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the terms of the Preferred Securities) will be due and payable.

Conversion

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the Closing Date, then BBVA will:

(i) not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions” in the accompanying prospectus (as amended hereby); and

(ii) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the Preferred Securities will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Conversion Upon Capital Reduction

Except as provided in the penultimate paragraph under “ —Redemption of the Preferred Securities—Redemption Procedures” herein, if a Capital Reduction occurs at any time on or after the Closing Date, then BBVA will, subject as provided in the immediately following paragraph, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the preceding paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with the preceding paragraph, in which case all Preferred Securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that holder on the relevant Conversion Settlement Date pursuant to the preceding paragraph (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those Preferred Securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Preferred Securities represented by a Global Preferred Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of Preferred Securities held by such holders) by no later than the immediately following Business Day.

Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any Preferred Securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

At the annual general shareholders’ meeting of BBVA held on March 15, 2024, BBVA shareholders voted to approve a reduction of BBVA’s share capital, by up to 10% of BBVA’s share capital as of the date of such resolution, through the redemption of own shares purchased for the purpose of being redeemed, delegating to BBVA’s board of directors the implementation of the share capital reduction, totally or partially, on one or more occasions. On May 24, 2024, BBVA announced the partial execution of this share capital reduction resolution, through the reduction of BBVA’s share capital by €36,580,908.35 and the consequent redemption of 74,654,915 shares of €0.49 par value each acquired by BBVA pursuant to a share buyback program scheme and held as treasury shares. For the avoidance of doubt, a share capital reduction effected pursuant to this March 15, 2024 resolution would not constitute a Capital Reduction for purposes of the Preferred Securities.

Upon Conversion

Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions described in the fifth paragraph from the end under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” in the accompanying prospectus and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event, holders (and beneficial owners) of the Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference of such Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, holders (and beneficial owners) of the Preferred Securities, other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein, shall have no claim against BBVA in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares). Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein, and except as set out under “—Conversion Upon Capital Reduction” herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date.

On the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein.

The obligation of BBVA to issue and deliver Common Shares to a holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under “—Conversion Upon Capital Reduction” herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein) except as provided under “—Conversion Upon Capital Reduction” herein and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares.

Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares). After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository, holders of any Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of delivery to them of such Common Shares, in the circumstances described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Settlement Procedures” in the accompanying prospectus.

In the case of a Capital Reduction, holders shall also have recourse to BBVA as provided under “—Conversion Upon Capital Reduction” herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein) except as provided under “—Conversion Upon Capital Reduction” herein.

Agreement and Waiver with Respect to Conversion

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “ —Distributions—Distributions Discretionary” herein and except as provided under “—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “ —Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)), shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “ —Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Delivery of ADSs

In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice. For further information on the ADSs or the ADS deposit agreement, see “Description of BBVA American Depositary Shares” in the accompanying prospectus.

Failure to Deliver a Delivery Notice

If a duly completed Delivery Notice and the relevant Preferred Securities are not received by the Paying and Conversion Agent as provided in the Indenture and the Conversion Notice (as defined in the accompanying prospectus) on or before the Notice Cut-off Date, then within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be BBVA or another member of the BBVA Group or a third party) appointed by BBVA in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of holders whose Preferred Securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect holders and beneficial owners of the Preferred Securities by virtue of their acquisition of the Preferred Securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions. BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “—Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the Preferred Securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Preferred Securities on a timely basis or at all.

If the applicable Preferred Securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the tenth Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “—Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Preferred Securities are so delivered. However, any holder of such Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Description of Common Shares

See “Item 10. Additional Information—B. Memorandum and Articles of Association” in the 2023 Form 20-F and Exhibit 2.1 thereto for a summary of material terms of BBVA’s bylaws and Spanish corporate law applicable to the Common Shares and the holders thereof. This summary may not contain all of the information that is important to prospective investors and, accordingly, should be read in conjunction with BBVA’s bylaws, a copy of which was included as Exhibit 1.1 to the 2023 Form 20-F. Such bylaws have since been amended to reflect a share capital reduction announced on May 24, 2024.

Substitution and Modification of the Preferred Securities

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, we may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to (i) having given not less than five nor more than 30 days’ notice to the holders of Preferred Securities in accordance with “Description of the Contingent Convertible Preferred Securities of BBVA—Notices” in the accompanying prospectus and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Preferred Securities resulting from such modification or, if the Preferred Securities are substituted, any difference between the terms of the Preferred Securities and those of the Qualifying Preferred Securities for which the Preferred Securities are substituted, not being materially prejudicial to the interests of the holders of the Preferred Securities.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Preferred Securities, any variation in the ranking of the Preferred Securities as set out in

“—Subordination” herein resulting from any such modification or, in the case of a substitution of the Preferred Securities, any difference between the ranking of the Preferred Securities as set out in “—Subordination” herein and that of the Qualifying Preferred Securities for which the Preferred Securities are substituted, shall be deemed not to be prejudicial to the interests of the holders of Preferred Securities where the ranking of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Preferred Securities under “—Subordination” herein on the issue date of the Preferred Securities.

For the purposes of the preceding two paragraphs, the notice to be delivered by us shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of Preferred Securities can inspect or obtain copies of the new terms and conditions of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted. Such substitution or modification will be effected without any cost or charge to such holders.

If the Preferred Securities are substituted in accordance with this section “—Substitution and Modification of the Preferred Securities”, Distributions on the Preferred Securities shall cease to accrue from (and including) the date of substitution thereof.

By its acquisition of any Preferred Security, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Preferred Securities as set forth in this section “—Substitution and Modification of the Preferred Securities” and to grant to us and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Preferred Securities, as applicable, pursuant to this section “—Substitution and Modification of the Preferred Securities”.

Each holder and beneficial owner of the Preferred Securities, by virtue of its acquisition of the Preferred Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee and/or BBVA for, agrees not to initiate a suit against the trustee or BBVA in respect of, and agrees that neither the trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the Preferred Securities upon the occurrence of a Capital Event or a Tax Event.

Modification and Waiver

Without prejudice to “ —Substitution and Modification of the Preferred Securities” above, BBVA and the trustee may make certain modifications and amendments to the Indenture and any applicable supplemental indenture with respect to the Preferred Securities without the consent of the holders of the Preferred Securities for any of the following purposes:

•	to evidence the succession of another person to BBVA and the assumption by any such successor of the covenants of BBVA in the Indenture and in the Preferred Securities;

•	to add to the covenants of BBVA for the benefit of the holders of Preferred Securities or to surrender any right or power conferred upon BBVA by the Indenture;

•	to add any additional Enforcement Events;

•

to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable, provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of outstanding Preferred Securities in any material respect;

•

to add to, change or eliminate any of the provisions of the Indenture, or any supplemental indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding Preferred Securities created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected by such addition, change or elimination and in respect of which such supplemental indenture would apply;

•	to establish the form or terms of Preferred Securities as permitted by the Indenture;

•	to change any place of payment, so long as any required place of payment is maintained;

•	to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture or in any supplemental indenture;

•

to vary, substitute or change specified terms of the Preferred Securities subject to the conditions set forth in the Indenture, provided such action shall not adversely affect the interests of the holders of outstanding Preferred Securities in any material respect;

•

to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Preferred Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements of the Indenture;

•	to change or eliminate any provision of the Indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•	to name a different trustee for the Preferred Securities and to provide for the appropriate changes related to such appointment for the Preferred Securities;

•

to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;

•	to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;

•

with respect to any Preferred Security (including a Global Preferred Security) issued on or after the date hereof, to amend any such Preferred Security to conform to the description of the terms of the Preferred Securities in the prospectus, this prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of the Preferred Securities;

•

to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of the Preferred Securities pursuant to “ —Substitution and Modification of the Preferred Securities” herein; or

•

to change or modify any provision of the Indenture as necessary to ensure that the Preferred Securities shall be convertible into ordinary shares of Newco in the event of a Newco Scheme (each as defined in the accompanying prospectus).

Other modifications and amendments may be made to the Indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding Preferred Securities, voting as one class. However, no modifications or amendments may be made without the consent of the holder of the Preferred Securities affected that would:

•

change the terms of the Preferred Securities to reduce the Liquidation Preference payable upon the redemption of, or the Distributions payable on the Preferred Securities (without prejudice to the provisions described in the accompanying prospectus and herein, including “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions” in the accompanying prospectus (as amended hereby)), or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated under “—Substitution of Issuer” herein) on the Preferred Securities, or the currency in which payments under the Preferred Securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to the Preferred Securities, or modify the calculation of and any adjustment to, the Conversion Price;

•

reduce the percentage in aggregate Liquidation Preference of the Preferred Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences) provided for in the Indenture or reduce the requirements for a quorum or voting;

•

change in any manner adverse to the interests of the holders of the outstanding Preferred Securities the subordination provisions of the Preferred Securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the outstanding Preferred Securities; or

•

modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Preferred Security affected thereby, except in each case with respect to any modification or amendment of the Indenture pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of the Preferred Securities pursuant to “ —Substitution and Modification of the Preferred Securities” herein, as the case may be (in which cases neither the consent nor the affirmative vote of any holder of an outstanding Preferred Security affected shall be required).

Substitution of Issuer

BBVA may, without the consent of holders of the Preferred Securities, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (i) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all obligations of BBVA under the Indenture; (ii) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (iii) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this section and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iv) except where the successor entity is a holding company of BBVA or a wholly-owned subsidiary of BBVA, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the Preferred Securities, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the Preferred Securities, provided that (i) the successor entity shall expressly assume such obligations by an amendment to the Indenture in form satisfactory to the trustee; (ii) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (iii) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the Indenture.

Following any of the events described in the preceding two paragraphs, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, BBVA under the Indenture with respect to any Preferred Securities with the same effect as if such successor entity had been named as BBVA in the Indenture, and BBVA will be released from all its obligations under the Preferred Securities and Indenture and any relevant supplemental indentures. In addition, Additional Amounts under the Preferred Securities will be payable in respect of taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such assumption will be payable only in respect of taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the Preferred Securities in the circumstances described under “ —Redemption of the Preferred Securities—Redemption Due to a Tax Event” above, and to substitute or modify the terms of the Preferred Securities in the circumstances described in, and in accordance with, “ —Substitution and Modification of the Preferred Securities” above, except that if such successor entity is not incorporated or tax resident in Spain (i) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer, lease or assumption, as the case may be.

An assumption of the obligations of BBVA under any the Preferred Securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the Preferred Securities for new contingent convertible preferred securities which, depending on the facts, may result in recognition of taxable gain or loss for these purposes. Holders should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of an assumption.

Additional Amounts

All payments of Distributions payable in respect of Preferred Securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference or other amount), such additional amounts (“Additional Amounts”) as will result in holders of Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

BBVA shall not be required to pay any Additional Amounts in relation to any payment in respect of any Preferred Security:

(i) to, or to a third party on behalf of, a holder of Preferred Securities if the holder or the beneficial owner of such Preferred Securities is liable for such Taxes in respect of such Preferred Security by reason of his or her having some connection with Spain other than the mere holding of such Preferred Security; or

(ii) to, or to a third party on behalf of, a holder of Preferred Securities if the holder or the beneficial owner has not provided such information as may be necessary to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of Spain as a condition to relief or exemption from such taxes; or

(iii) to, or to a third party on behalf of, a holder of Preferred Securities in respect of a withholding tax imposed on payments made to individuals with tax residence in Spain following the criteria held by the Spanish tax authorities under which the withholding regime set out in Royal Decree 439/2007 of March 30 prevails over that set out in RD 1065/2007; or

(iv) to, or to a third party on behalf of, a holder if BBVA does not receive the relevant information as may be required by Spanish tax law, regulation or binding ruling, including a duly executed and completed Payment Statement from the Paying Agent; or

(v) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement relating thereto.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (i) through (v) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

Except where the context requires otherwise, any reference in this prospectus supplement to Distributions in respect of the Preferred Securities shall be deemed to include any Additional Amounts payable with respect thereto.

The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “ —Distributions—Distributions Discretionary”.

Undertakings

So long as any Preferred Security remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of the Preferred Securities:

(i) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii) if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if BBVA is designated as the Paying and Conversion Agent, from the specified offices or the website of BBVA and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;

(iii) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the Indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the Preferred Securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the Indenture and the ordinary shares of Newco are:

(a) admitted to the Relevant Stock Exchange; or

(b) listed and/or admitted to trading on another Recognized Stock Exchange,

and the holders of the Preferred Securities (which, for this purpose, includes holders of a beneficial interest in the Preferred Securities) irrevocably authorize BBVA to make such amendments to the Indenture without the need for any further authorization from the holders of the Preferred Securities;

(iv) issue, allot and deliver Common Shares upon Conversion subject to and as provided under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus (as amended hereby);

(v) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(vi) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the Preferred Securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(vii) where the provisions described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus (as amended hereby) require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, use all reasonable endeavors promptly to appoint such persons for such purposes.

Governing Law

The Preferred Securities and the Indenture (except as set forth therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture, the authorization, issuance and execution by BBVA of the Preferred Securities and provisions thereof relating to the subordination of the Preferred Securities (described under “ —Subordination”), the waiver of the right of set-off (described under “Description of the Contingent Convertible Preferred Securities of BBVA—Waiver of Right of Set-off” in the accompanying prospectus) and the agreements and acknowledgments by holders of Preferred Securities and the trustee, respectively, with respect to the exercise and effects of the Spanish Bail-in Power (described under “ —Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”) shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Submission to Jurisdiction

Except as provided in the immediately succeeding paragraph, BBVA will submit (for the purposes of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture) to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in which any such suit or proceeding is so instituted, and will waive, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Preferred Securities or in the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any Preferred Security and each agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any Preferred Securities and each agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Securities, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Securities, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Securities, each holder of Preferred Securities further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Securities, each holder of Preferred Securities, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Securities, each holder of Preferred Securities acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the trustee will not be required to take any further directions from the holders of Preferred Securities with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled under the Indenture; and (ii) the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there will at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Securities, each holder of Preferred Securities further agrees to be deemed to have authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such holder of Preferred Securities.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Preferred Securities. BBVA will also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Holders of any Preferred Securities that acquire such Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire such Preferred Securities upon their initial issuance, including, without limitation, with respect to Conversion and the acknowledgment and agreement to be bound by and consent to the terms of the Preferred Securities related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

The Indenture provides that the foregoing agreement and acknowledgment regarding the Spanish Bail-in Power is governed by Spanish law and that any Bail-in Dispute is subject to the exclusive jurisdiction of the Spanish courts.

See “Risk Factors—Risks Relating to the Preferred Securities—The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Preferred Securities”.

Purchases of the Preferred Securities

BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding Preferred Securities at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Preferred Securities will immediately cease to be deemed “outstanding” under the Indenture and must be surrendered to the trustee for their cancellation.

Notwithstanding any other provision of the Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), we and/or any member of the BBVA Group may exercise such rights as we and/or it may from time to time possess to purchase or redeem or buy back any of our shares (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Listing

We intend to apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities. If such listing is approved, we will endeavor to maintain such listing as long as the Preferred Securities remain outstanding. Notwithstanding the above, if listing on the New York Stock Exchange is not approved or if such listing is approved and the Preferred Securities are subsequently removed from listing, we will endeavor to list the Preferred Securities on another organized market in an OECD country as soon as practicable and to maintain such listing.

Maintenance of Tax Procedures

The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Preferred Securities, and set forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means, with respect to a Distribution Payment Date, the aggregate Distribution paid on a Distribution Payment Date or, with respect to a redemption date, the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Preferred Securities (or a portion thereof) and the aggregate Liquidation Preference of such Preferred Securities, provided that such difference corresponds to a Distribution paid by BBVA.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of a Distribution Payment Date or in connection with a redemption date, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay Additional Amounts and owners of a beneficial interest in the Preferred Securities would have to follow the procedures set forth under “Spanish Tax Considerations—Spanish Direct Refund from Spanish Tax Authorities” herein in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Notices

All notices to holders of Preferred Securities shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Preferred Securities are in global form, any notice given to the holder of a Preferred Security shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

SPANISH TAX CONSIDERATIONS

The following summary supplements, and to the extent inconsistent therewith, supersedes, the discussion in the accompanying prospectus under the caption “Spanish Tax Considerations” with respect to the Preferred Securities and Common Shares.

The following summary refers solely to certain Spanish tax consequences of the acquisition, ownership and disposition of the Preferred Securities and Common Shares. It does not purport to be a complete analysis of all tax consequences relating to the Preferred Securities and Common Shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which might be subject to special rules. Prospective investors should consult their own tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Spain of acquiring, holding and disposing of Preferred Securities and Common Shares and receiving any payments under the Preferred Securities and Common Shares. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date. References in this section to “Holders” include the beneficial owners of the Preferred Securities and Common Shares, where applicable.

Acquisition of the Preferred Securities and Common Shares

The issue of, subscription for, transfer and acquisition of the Preferred Securities and Common Shares is exempt from Transfer and Stamp Tax (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados) and Value Added Tax (Impuesto sobre el Valor Añadido).

Taxation on the income and transfer of the Preferred Securities and Common Shares

The tax treatment of the acquisition, holding and subsequent transfer of the Preferred Securities and Common Shares is summarized below and is based on the tax regime applicable pursuant to:

(i) for individuals resident for tax purposes in Spain which are subject to the PIT (Impuesto sobre la Renta de las Personas Físicas), Law 35/2006 of November 28, on the PIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 enacting the PIT Regulations, along with Law 19/1991 of June 6 approving the Wealth Tax Law (Impuesto sobre el Patrimonio), Law 29/1987, of December 18 on Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones) and Law 38/2022, for the establishment of temporary levies on energy and on financial credit institutions and introducing a temporary solidarity tax on large fortunes, as amended;

(ii) for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT” or the “Corporate Income Tax Law”) (Impuesto sobre Sociedades), Law 27/2014 of November 27 and Royal Decree 634/2015, of July 10 enacting the CIT Regulations; and

(iii) for individuals and entities who are not resident for tax purposes in Spain which are subject to Non-Resident Income Tax (“NRIT”) (Impuesto sobre la Renta de los no Residentes), Royal Legislative Decree 5/2004 of March 5 approving the consolidated text of the Non-Resident Income Tax Law, as amended (the “Non-Resident Income Tax Law”), Royal Decree 1776/2004 of July 30 approving the Non-Resident Income Tax Regulations as amended, Law 19/1991 of June 6 approving the Wealth Tax Law, Law 29/1987 of December 18 approving the Inheritance and Gift Tax Law and Law 38/2022, for the establishment of temporary levies on energy and on financial credit institutions and introducing a temporary solidarity tax on large fortunes, as amended.

Consideration has also been given to Spanish legislation on the issuance of the Preferred Securities and debt securities (Law 10/2014) and RD 1065/2007.

Preferred Securities

Individuals with Tax Residency in Spain

Personal Income Tax

Income obtained by Holders who are PIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the Preferred Securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of the PIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 28%).

Pursuant to Article 44.5 of RD 1065/2007, if the Preferred Securities are registered with a clearing system outside of Spain, any income derived from the Preferred Securities will be paid by the Issuer free of Spanish withholding tax provided that the relevant information about the Preferred Securities is submitted in the manner detailed in “—Tax Reporting Obligations of the Issuer”. In addition, income obtained upon transfer, redemption or repayment of the Preferred Securities may also be paid free of Spanish withholding tax in certain circumstances.

Notwithstanding the above, withholding tax at the applicable rate of 19% may have to be deducted by other entities (such as depositaries, institutions, or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

In any event, individual Holders may credit the withholding against their Personal Income Tax liability for the relevant fiscal year and may be refundable pursuant to Section 103 of the Personal Income Tax Law.

Wealth Tax

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each autonomous region (Comunidad Autónoma), at the applicable rates, ranging between 0.2% and 3.5%, on the value of the Preferred Securities which they hold as at the end of the relevant fiscal year.

As a complement to Wealth Tax the Spanish government has introduced a solidarity Tax on Major fortunes that applies to Wealth of individuals in excess of €3,000,000 with rates from 1.7 to 3.5%. The amount of this tax can be reduced by the effective amount of Wealth Tax paid. Although the tax was initially created only to apply in fiscal years 2023 and 2024, the application of the tax has been extended indefinitely, by virtue of Royal Decree-law 8/2023 of December 27.

Inheritance and Gift Tax

Individuals resident in Spain for tax purposes who acquire ownership or other rights over the Preferred Securities by inheritance, gift or legacy will be subject to Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules. The effective State tax rates currently range between 0% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax

Both interest periodically received and income derived from the transfer, redemption or repayment of the Preferred Securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Article 44.5 of RD 1065/2007, any income derived from the Preferred Securities will be paid by the Issuer to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) free of Spanish withholding tax provided that the relevant information about the Preferred Securities is submitted in the manner detailed under “ —Tax Reporting Obligations of the Issuer”.

In the case of Preferred Securities held by Spanish resident entities and deposited with a Spanish resident entity acting as a depositary or custodian, income deriving from the transfer, redemption or repayment may be subject to withholding tax, currently at a rate of 19% withholding that will be made the depositary or custodian, unless the Preferred Securities comply with the exemption requirements specified in letter s) of Article 61 of the CIT Regulations, as interpreted by the ruling No. 1500/04 issued by the Spanish General Directorate for Taxes (Dirección General de Tributos) dated July 27, 2004, which requires that (i) the Preferred Securities are placed outside of Spain, in another Organization for Economic Co-operation and Development (“OECD”) jurisdiction, and (ii) the Preferred Securities are admitted to trading in an organized market of a OECD jurisdiction other than Spain.

Amounts withheld, if any, may be credited by the relevant investors against their final CIT liability.

Wealth Tax

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax

Investors with no Tax Residency in Spain, acting through a Permanent Establishment in Spain

If the Preferred Securities form part of the assets affected to a permanent establishment in Spain of a person or legal entity that is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such Preferred Securities are, generally, the same as those set forth above for Spanish CIT taxpayers. See “ —Preferred Securities—Legal Entities with Tax Residency in Spain—Corporate Income Tax” above.

Ownership of the Preferred Securities by investors who are not resident in Spain for tax purposes will not in itself create the existence of a permanent establishment in Spain.

Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by Holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, on the same terms laid down for income from Spanish public debt.

In order for the exemption to apply, it is necessary to comply with certain information obligations relating to the Preferred Securities, in the manner detailed under “ —Tax Reporting Obligations of the Issuer” as laid down in Article 44 of RD 1065/2007. If these information obligations are not complied with in the manner indicated, the Issuer will withhold at the rate applicable from time to time (currently 19%) and the Issuer will not pay Additional Amounts.

In any case, please note that non-resident investors acting without a permanent establishment in Spain may benefit from a withholding tax exemption or reduced withholding tax rate pursuant to the NRIT Law or an applicable Double Tax Treaty (“DTT”) signed by Spain, subject to certain requirements.

Wealth Tax

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2 % and 3.5%, without prejudice to any exemption or reductions which may apply. Therefore, such individuals should take into account the value of the Preferred Securities which they hold as of December 31 in each year.

In accordance with Additional Provision 4 of the Wealth Tax Law as amended by Law 11/2021 of July 9, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Community where the greater value of the assets and rights they own and for which the tax is required is located, can be exercised or must be fulfilled in Spanish territory.

As a complement to Wealth Tax the Spanish government has introduced a solidarity Tax on Major fortunes that applies to Wealth of individuals in excess of €3,000,000 with rates from 1.7% to 3.5%. The amount of this tax can be reduced by the effective amount of Wealth Tax paid. Although the tax was initially created only to apply in fiscal years 2023 and 2024, the application of the tax has been extended indefinitely, by virtue of Royal Decree-law 8/2023 of December 27.

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax

The transfer of the Preferred Securities to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax in accordance with the applicable Spanish and State rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain.

If no DTT is applicable, individuals who do not have tax residency in Spain who acquire ownership or other rights over the Preferred Securities by inheritance, gift or legacy will be subject to Inheritance and Gift Tax in accordance with Spanish legislation, to the extent that rights deriving from the Preferred Securities can be exercised within Spanish territory. According to the Second Additional Provision of Law 29/1987 of December 18 approving the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant autonomous regions in accordance with the law. As such, prospective investors should consult their tax advisers.

The State’s effective tax rate, after applying all relevant factors, ranges between 0% and 81.6%.

In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to Non-Resident Income Tax and without prejudice, in the latter event, to the provisions of any DTT that may apply.

Tax Reporting Obligations of the Issuer

According to Article 44 of the regulations approved by RD 1065/2007, income (as defined herein) obtained in respect of the Preferred Securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the Paying Agent appointed by BBVA provides BBVA, in a timely manner, with a duly executed and completed Payment Statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Preferred Securities. If, however, the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of a Distribution Payment Date or in connection with a redemption date, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay Additional Amounts and owners of a beneficial interest in the Preferred Securities would have to follow the procedures set forth under “—Spanish Direct Refund from Spanish Tax Authorities” in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Prospective investors should note that BBVA does not accept any responsibility relating to the lack of delivery of a duly executed and completed Payment Statement by the Paying Agent in connection with any payment of income under the Preferred Securities. Accordingly, BBVA will not be liable for any damage or loss suffered by any holder or beneficial owner who would otherwise be entitled to an exemption from Spanish withholding tax but whose payments under the Preferred Securities are nonetheless paid net of Spanish withholding tax because the relevant Payment Statement was not duly delivered to BBVA.

In the event that there are changes to Spanish law, regulations, interpretations or rulings of the Spanish tax authorities, the procedures set forth in the Indenture may become insufficient or obsolete, and BBVA may be required to apply withholding tax on Distributions (or other payments of income) in respect of the Preferred Securities if, for example, the holders do not comply with any new information requirements that may be imposed.

Conversion of the Preferred Securities into Common Shares

Individuals with tax residency in Spain

Personal Income Tax

Income obtained on the conversion of the Preferred Securities into Common Shares, computed as the difference between the market value of the Common Shares received and the acquisition or subscription value of the Preferred Securities delivered in exchange, will be considered as a return on investment obtained from the transfer of own capital to third parties in accordance with the provisions of Section 25.2 of the PIT Law.

The tax treatment will be as described above in relation to the Personal Income Tax treatment in respect of the Preferred Securities.

Corporate Income Tax

Subject to the applicable accounting regulations, income derived from the conversion of the Preferred Securities into Common Shares will be computed as the difference between the market value of the Common Shares received and the book value of the Preferred Securities delivered in exchange. Such income will be subject to CIT at the current general rate of 25%, in accordance with the rules for this tax.

The tax treatment will be as described above in relation to the Corporate Income Tax treatment in respect of the Preferred Securities.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax

Investors with no Tax Residency in Spain, acting through a Permanent Establishment in Spain

Non-Spanish tax resident investors operating through a permanent establishment in Spain are subject to the same tax treatment that applies to Spanish CIT taxpayers.

Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by non-Spanish tax resident investors on the conversion of the Preferred Securities into Common Shares will be exempt from such NRIT and from withholding tax on account of NRIT.

The tax treatment applicable to the income obtained will be as described above in relation to the Non-Resident Income Tax treatment in respect of the Preferred Securities.

Common Shares

Investors with no Tax Residency in Spain

Non-Resident Income Tax

Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Taxation of dividends

Under Spanish law, dividends paid to a non-Spanish resident Holder in Spain not acting through a permanent establishment in Spain in respect of the Common Shares are subject to the Spanish NRIT, and therefore a 19% withholding tax is currently applied on the gross amount of dividends.

The Order of April 13, 2000 establishes the procedure applicable to dividend payments made to Holders subject to the Spanish Non-Residents Income Tax.

However, when a DTT applies, the non-resident is entitled to the Treaty-reduced rate. To benefit from the Treaty-reduced rate, the non-resident must provide to the Issuer or to the Spanish resident depositary, if any, through which its Common Shares are held, a certificate of tax residence issued by the tax authorities of the country of residence, within the meaning of the relevant DTT.

In addition, pursuant to the provisions set forth under Article 14.1.h) of the Non-Resident Income Tax Law, non-Spanish corporate Holders with residence in the EU who (i) hold at least 5% of the share capital of a Spanish

Company, and (ii) who hold the relevant shares for an uninterrupted period of at least one year (which requirement may be fulfilled after the dividend deriving from the relevant shares is received), may benefit from an exemption from NRIT on dividends deriving from the relevant shares, provided that the rest of conditions of Article 14.1.h) NRIT are met.

The aforesaid exemption will be applicable, subject to the compliance of similar requirements, to dividends distributed by a Spanish subsidiary to its EEA parent company provided that there is an effective exchange of tax information with such EEA parent company’s country.

However, this exemption from NRIT will not apply if the majority of the voting rights in the parent company of the Spanish Company in which the relevant shareholding is acquired are held, directly or indirectly, by natural or legal persons which are non-resident in the EU or in a country of the EEA with an effective exchange information procedure according to Law 36/2006, of November 29 unless it can be demonstrated that the formation and performance of the relevant Spanish Company was and is carried out for valid economic reasons and substantial business reasons.

In addition, the aforesaid exemption will not be applicable if the dividend is obtained through a country or territory that is defined as a non-cooperative jurisdiction (jurisdicción no cooperativa) by Spanish regulations.

Taxation of capital gains

Capital gains realised by non-Spanish resident Holders not acting through a permanent establishment in Spain in respect of the Common Shares will be taxed under the rules provided by the Non-Resident Income Tax Law.

However, capital gains realized by a Holder will be exempt from Spanish Non-Residents Income Tax in the following cases:

(i) If such Holder is a resident of another EU Member State, it will be exempt from Spanish Non-Residents Income Tax on capital gains, provided that (i) the Issuer’s assets do not mainly consist of, directly or indirectly, Spanish real estate, (ii) in the case of individual taxpayers the seller has not maintained a direct or indirect holding of at least 25% of the Common Shares outstanding during the twelve months preceding the disposition of the latter, (iii) in the case of a non-resident entity, the sale falls within the exemption provided for in Article 21 of Law 27/2014 (in general terms and among other requirements, where that entity’s ownership interest is at least 5%), and (iv) the gain is not obtained through a country or territory statutorily defined as a non-cooperative jurisdiction (jurisdicción no cooperativa). This exemption shall also apply to capital gains which have not been obtained through a permanent establishment in Spain by individuals and entities resident for tax purposes in Member States of the EEA (other than Spain), or permanent establishments of these resident in other Member States of the EEA (other than Spain), provided that the requirements set forth in the Non-Resident Income Tax Law are met;

(ii) If the transfer of Common Shares in an official Spanish secondary stock market is made by any Holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), the gain obtained will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained through a country or territory defined as a non-cooperative jurisdiction (jurisdicción no cooperativa) under applicable Spanish regulations; or

(iii) If such Holder benefits from a DTT that provides for taxation only in such non-Spanish resident Holder’s country of residence.

In the event that a capital gain derived from the disposition of Common Shares is exempt from Spanish Non-Residents Income Tax, such Holder will be obliged to file with the Spanish tax authorities the corresponding 210 tax Form evidencing its entitlement to the exemption and providing the Spanish tax authorities with a certificate of tax residence issued by the tax authorities of the country of residence, within the meaning of a DTT, if applicable.

Investors with no Tax Residency in Spain, acting through a Permanent Establishment in Spain

Taxation of dividends

If the Common Shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described below.

Ownership of the Common Shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Taxation of capital gains

If the Common Shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described below.

Wealth Tax

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any reductions which may apply Therefore, such individuals should take into account the value of the Common Shares which they hold as at December 31 in each year.

In accordance with Additional Provision 4 of the Wealth Tax Law as amended by Law 11/2021 of July 9, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Community where the greater value of the assets and rights they own and for which the tax is required is located, can be exercised or must be fulfilled in Spanish territory.

As a complement to Wealth Tax the Spanish government has introduced a solidarity Tax on Major fortunes that applies to Wealth of individuals in excess of €3,000,000 with rates from 1.7% to 3.5%. The amount of this tax can be reduced by the effective amount of Wealth Tax paid. Although the tax was initially created only to apply in fiscal years 2023 and 2024, the application of the tax has been extended indefinitely, by virtue of Royal Decree-law 8/2023 of December 27.

Inheritance and Gift Tax

The transfer of the Common Shares to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax in accordance with the applicable Spanish rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain.

If no DTT is applicable, individuals who do not have tax residency in Spain who acquire ownership or other rights over the Common Shares by inheritance, gift or legacy will be subject to Inheritance and Gift Tax in accordance with Spanish legislation. Non-Spanish tax resident individuals are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the relevant autonomous regions according to the law. As such, prospective shareholders should consult their tax advisers.

The State’s effective tax rate, after applying all relevant factors, ranges between 0% and 81.6%.

In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to Corporate Income Tax or Non-Resident Income Tax, as the case may be, and without prejudice, in the latter event, to the provisions of any DTT that may apply.

Individuals with Tax Residency in Spain

Personal Income Tax

Taxation of dividends

According to the PIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, consideration paid for attendance at shareholders’

meetings, income from the creation or assignment of rights of use or enjoyment of the shares and any other income received in his position as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management); the net amount is included in the relevant Spanish shareholder’s savings taxable base at the applicable rate (currently varying from 19% to 28%).

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%.). Such withholding tax is creditable from the PIT payable; if the amount of tax withheld is greater than the amount of the net PIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with the PIT Law.

Taxation of capital gains

Gains or losses recorded by a shareholder subject to PIT as a result of the transfer of ordinary shares qualify for the purposes of the PIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base at the applicable rate (currently varying from 19% to 28%).

Capital gains arising from the transfer of shares are not subject to withholding tax on account of PIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

Wealth Tax

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of each year.

As a complement to Wealth Tax the Spanish government has introduced a solidarity Tax on Major fortunes that applies to Wealth of individuals in excess of €3,000,000 euros with rates from 1.7% to 3.5%. The amount of this tax can be reduced by the effective amount of Wealth Tax paid. Although the tax was initially created only to apply in fiscal years 2023 and 2024, the application of the tax has been extended indefinitely, by virtue of Royal Decree-law 8/2023 of December 27.

Inheritance and Gift Tax

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The State’s effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax

Taxation of dividends

Dividends from BBVA received by corporate Spanish shareholders, less any expenses inherent to holding the Common Shares, must be included in the CIT taxable base. The general CIT tax rate is 25%.

Dividends in respect of the shares obtained by the shareholders that (i) hold, directly or indirectly, at least 5% in the issuer’s stock; and (ii) hold such participation for at least one year prior to the relevant distribution date or commits to hold the participation for the time needed to complete such one-year holding period, may be 95% exempt from CIT on that dividend as a general rule.

As from 2021, the CIT full exemption (subject to certain requirements) for dividends and interests in profits of a company has been reduced by the inclusion of a non- tax deductible expense amounting to 5%. In practice, this means that dividends and interests in profits of a company obtained by CIT taxpayers will be taxed at an effective 1.25% rate (general 25% CIT rate on the 5% of the registered dividends and interests in profits of a company).

In case the conditions to apply this exemption applies to the relevant shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the Common Shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a withholding will apply (currently set at 19%). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld.

Taxation of capital gains

Gains or losses arising from the sale of the Common Shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is 25% Gains arising from the sale of the Common Shares will not be subject to withholding tax on account of CIT.

For CIT payers that (i) hold, directly or indirectly, at least 5% in the issuer’s stock; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains will be 95% exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.

As from 2021, the CIT full exemption (subject to certain requirements) for capital gains has been reduced by the inclusion of a non-tax deductible expense amounting to 5%. In practice, this means that capital gains obtained by CIT taxpayers would be taxed at an effective 1.25% rate (general 25% CIT rate on the 5% of the capital gains).

CIT payers are urged to consult their tax advisers regarding compliance of the requirements for application of the aforesaid participation exemption.

Capital gains deriving from the disposal of the Common Shares will not be subject to withholding tax on account of CIT.

Wealth Tax

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the Common Shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

The Spanish Financial Transactions Tax (“Spanish FTT”)

The Spanish law which implements the Spanish FTT was approved on October 7, 2020 (the “FTT Law”) and the FTT Law was published in the Spanish Official Gazette (Boletín Oficial del Estado) on October 16, 2020. The Spanish FTT came into force three months after the publication of the FTT Law in the Spanish Official Gazette (that is, on January 16, 2021).

Spanish FTT charges a 0.2% rate on specific acquisitions of listed shares issued by Spanish companies whose market capitalization exceeds €1 billion on December 1 of the year prior to the acquisition, regardless of the jurisdiction of residence of the parties involved in the transaction.

The list of the Spanish companies with a market capitalization exceeding €1 billion at December 1 of each year will be published on the Spanish tax authorities’ website before December 31 each year. For the purposes of transactions closed during 2024, the Spanish tax authorities issued a list of entities whose market capitalization exceeded €1 billion as of December 1, 2023, that will fall within the scope of the Spanish FTT and the Issuer was included in such list. Therefore, onerous acquisitions of the Issuer’s shares carried out during 2024 would fall within the scope of the Spanish FTT.

According to the criterion of the Spanish tax authorities, the Spanish FTT would not apply in relation to the acquisition of the contingent convertible capital securities. Additionally, the conversion of the contingent convertible capital securities into ordinary shares falls within the Spanish FTT although it may be exempt of such tax if it consists in a primary market transaction. However, the Spanish FTT would apply (at a fixed rate of 0.2%) to other financial transactions involving the Issuer’s shares, regardless of the jurisdiction of residence of the parties involved in the transaction.

Prospective holders of the Preferred Securities are advised to seek their own professional advice in relation to the FTT.

Spanish Direct Refund from Spanish Tax Authorities

Preferred Securities

In the case of Spanish tax-resident holders of Preferred Securities, the application for repayment of any amounts withheld may be made in such holders’ Spanish income tax return filed in the year immediately following the year in which the relevant income is derived.

Non-Spanish tax-resident holders of Preferred Securities may be entitled to claim repayment of any amounts withheld from the Spanish Treasury within four years following the last day on which the Issuer is obliged to pay any amounts withheld to the Spanish Treasury (which is generally the 20th calendar day of the month immediately following the relevant payment date) by filing with the Spanish tax authorities by February of the year following that in which the amount was withheld (i) the relevant Spanish tax form; (ii) proof of ownership; and (iii) a certificate of residency issued by the tax authorities of the country of tax residence of the relevant holder, among other documents.

For further details, prospective holders should consult their tax advisers.

Common Shares

Beneficial owners entitled to receive income payments in respect of the Common Shares at the reduced withholding tax rate contained in any applicable DTT, but in respect of whom income payments have been made net of Spanish withholding tax at the general withholding tax rate, may apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Beneficial owners may claim any excess amount withheld by the Issuer from the Spanish Treasury following the February 1 of the calendar year following the year in which the relevant payment date takes place, and within the first four years following the last day on which the Issuer may pay any amount so withheld to the Spanish Treasury (which is generally the 20th calendar day of the month immediately following the relevant payment date), by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership, and (iii) a certificate of residence issued by the tax authorities of the country of tax residence of such beneficial owner, among other documents.

For further details, prospective holders should consult their tax advisers.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

We believe that we were not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for our prior taxable year and do not expect to be a PFIC for our current taxable year. In the opinion of Davis Polk & Wardwell LLP, the discussion under the caption “U.S. Tax Considerations” in the accompanying prospectus, to the extent it relates to contingent convertible preferred securities, as supplemented or superseded by the following discussion, describes the material U.S. federal income tax consequences of the ownership and disposition of the Preferred Securities to the U.S. Holders described therein. Prospective investors are urged to read that discussion and to consult their tax advisers as to the U.S., Spanish or other tax consequences of the ownership and disposition of the Preferred Securities in their particular circumstances, including the effect of any U.S. state or local tax laws.

Sale, Redemption and Other Disposition of the Preferred Securities

The following discussion supersedes and replaces the discussion in the accompanying prospectus under the caption “U.S. Tax Considerations—BBVA Contingent Convertible Preferred Securities—Sale, Redemption and Other Disposition of Contingent Convertible Preferred Securities” solely as it relates to the Preferred Securities offered hereby.

Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of contingent convertible preferred securities (other than the receipt of ordinary shares or ADSs upon conversion, which will be treated as described below under “ —Conversion”) generally will be subject to U.S. federal income tax as capital gain or loss, provided that in the case of redemption the U.S. Holder does not own, actually or constructively, any of our ordinary shares, ADSs or other instruments treated as equity for U.S. federal income tax purposes immediately after the redemption or the redemption is not otherwise treated as “essentially equivalent to a dividend.” The amount of any gain or loss will be equal to the difference between the U.S. Holder’s tax basis in the contingent convertible preferred securities and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder owned the contingent convertible preferred securities for more than one year. Any gain or loss will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Foreign Tax Credits

The following discussion supplements, and to the extent inconsistent therewith, supersedes, the discussion in the accompanying prospectus under the caption “U.S. Tax Considerations” solely as it relates to the Preferred Securities offered hereby.

The Internal Revenue Service has released notices that indicate that the Treasury Department and the Internal Revenue Service are considering amendments to the Foreign Tax Credit Regulations described under “U.S. Tax Considerations” in the accompanying prospectus and that provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisers regarding the creditability of any Spanish taxes imposed on or in respect of the Preferred Securities, or in respect of any Common Shares or ADSs received upon a conversion of the Preferred Securities, in their particular circumstances (including whether, notwithstanding the Foreign Tax Credit Regulations, Spanish taxes, if any, imposed on disposition gains may be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to applicable limitations that vary depending on the U.S. Holder’s particular circumstances).

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters have entered into an underwriting agreement and a pricing agreement with respect to the Preferred Securities. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters (other than BBVA Securities Inc.), and each underwriter (other than BBVA Securities Inc.) has agreed, severally, and not jointly, to purchase from us, the respective Liquidation Preference of the Preferred Securities indicated opposite such underwriter’s name in the following table.

Underwriters(1)	Liquidation Preference of Preferred Securities
Barclays Capital Inc.	$160,000,000
BBVA Securities Inc.(2)	$160,000,000
BofA Securities, Inc.	$160,000,000
Citigroup Global Markets Inc.	$160,000,000
HSBC Securities (USA) Inc.	$160,000,000
J.P. Morgan Securities LLC	$160,000,000
Bankinter SA	$10,000,000
Danske Markets Inc.	$10,000,000
Rabo Securities USA, Inc.	$10,000,000
Scotia Capital (USA) Inc.	$10,000,000

Total	$1,000,000,000

(1)

In addition to the Liquidation Preference of the Preferred Securities set forth above, each underwriter (other than BBVA Securities Inc.) has agreed, severally and not jointly, to purchase from us a pro rata portion of the Liquidation Preference of any Preferred Securities set forth opposite the name of BBVA Securities Inc. above which has not been purchased by purchasers procured by BBVA Securities Inc.

(2)	BBVA Securities Inc. has agreed to use its reasonable best efforts to procure purchasers for the Liquidation Preference of Preferred Securities set forth opposite its name above.

The underwriters have advised us that they propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters have undertaken to purchase the Preferred Securities, subject to certain conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The Preferred Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Preferred Securities are not sold at their initial public offering price, the underwriters may change the offering price and the other selling terms. The commissions that we will pay to the underwriters in connection with the offering are set forth on the cover of this prospectus supplement, expressed as a percentage of the Liquidation Preference of the Preferred Securities.

The expenses of the offering, not including the commissions payable to the underwriters, are estimated at $1,853,991. The underwriters have agreed to reimburse us for certain of the expenses related to the offering.

New Issue of Preferred Securities

The Preferred Securities are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the Preferred Securities after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Preferred Securities or that an active public market for the Preferred Securities will develop. If an active public trading market for the Preferred Securities does not develop, the market price and liquidity of the Preferred

Securities may be adversely affected. If the Preferred Securities are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We intend to apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities. If such listing is approved, we will endeavor to maintain such listing as long as the Preferred Securities remain outstanding. Notwithstanding the above, if listing on the New York Stock Exchange is not approved or if such listing is approved and the Preferred Securities are subsequently removed from listing, we will endeavor to list the Preferred Securities on another organized market in an OECD country as soon as practicable and to maintain such listing.

Settlement

The underwriters expect to deliver the Preferred Securities in registered book-entry form through the facilities of DTC for credit to accounts of direct or indirect participants in DTC, including Clearstream Luxembourg and Euroclear, on or about January 14, 2025, which will be the fifth New York business day following the date of this prospectus supplement (such settlement period being referred to as T+5).

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Securities prior to the delivery of the Preferred Securities hereunder may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisers.

The Preferred Securities will settle through the facilities of DTC and its participants. The CUSIP number for the Preferred Securities is 05946K AS0 and the ISIN is US05946KAS06.

No Sales of Similar Securities

We have agreed that we will not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell or otherwise dispose of, in the United States, any U.S. dollar-denominated contingent convertible preferred securities issued by BBVA which are substantially similar to the Preferred Securities (other than the Preferred Securities), until the later of (i) the completion of the sale of the Preferred Securities by the underwriters (as determined by the representatives of the underwriters), but not more than 30 calendar days after the date of this prospectus supplement, and (ii) the settlement date of the Preferred Securities.

Short Positions

In connection with the offering, the underwriters may purchase and sell Preferred Securities in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Preferred Securities than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Preferred Securities in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Preferred Securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Preferred Securities or preventing or retarding a decline in the market price of the Preferred Securities. As a result, the price of the Preferred Securities may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. In addition, we have no control over whether the underwriters will engage in these transactions or certain transactions and other actions referred to under “—Other Relationships” below and, if the underwriters engage in them, we have no control over the direction or magnitude of any effect that any such transaction or action may have on the price of the Preferred Securities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Preferred Securities offered hereby. Any such short positions could adversely affect future trading prices of the Preferred Securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Conflicts of Interest

BBVA Securities Inc., which is participating in this offering, is a wholly-owned subsidiary of BBVA. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that BBVA Securities Inc. will not confirm any sales of the Preferred Securities to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Selling Restrictions

The Preferred Securities are complex financial instruments with high risk. They are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and shall not be sold to retail investors in any jurisdiction, including the United States. In addition to the below, please see “Notice to Investors” and “Risk Factors—The Preferred Securities are not a suitable investment for all investors”.

In the United States, the Preferred Securities are intended to be sold only to institutional investors.

European Economic Area

Prohibition of sales to EEA retail investors. The Preferred Securities shall not be offered, sold or otherwise made available to any retail investor in the EEA.

For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(a) a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Securities.

Spain

Restrictions on acquisitions of Preferred Securities by Spanish Residents. The Preferred Securities shall not be offered, distributed or sold in Spain in the primary market. However, the Preferred Securities may be sold to Spanish resident investors in circumstances that satisfy the requirements set forth in the ruling 1500/04 of the Directorate General for Taxation (Dirección General de Tributos) of July 27, 2004.

Notwithstanding this, the Preferred Securities shall not be offered, sold or otherwise made available at any time to any retail investor (as defined above) in Spain and any sales of the Preferred Securities in Spain according to the previous paragraph shall be made only to professional clients (clientes profesionales) as defined in Article 194 of the LMV or eligible counterparties (contrapartes elegibles) as defined in Article 196 of the LMV and as further limited by the second paragraph of Article 192 of the LMV.

No publicity of any kind as to the Preferred Securities shall be made in Spain.

United Kingdom

Prohibition of sales to UK retail investors. The Preferred Securities shall not be offered, sold or otherwise made available to any UK retail investor in the United Kingdom.

For the purposes of this provision:

(i) the expression “UK retail investor” means a person who is one (or more) of the following:

(a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or

(b) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Securities.

Other regulatory restrictions in the United Kingdom. Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Preferred Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA would not, if BBVA were not an “authorised person”, apply to BBVA.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Preferred Securities in, from or otherwise involving the United Kingdom.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the SFA by the MAS, and the offer of the Preferred Securities in Singapore will be made pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Preferred Securities may not be circulated or distributed, nor may the Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Preferred Securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, then the securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Preferred Securities except:

(i)

to an Institutional Investor, an Accredited Investor, a Relevant Person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification. Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the CMP Regulations 2018, BBVA has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Preferred Securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Hong Kong

The Preferred Securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the SFO and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the Preferred Securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made thereunder.

Switzerland

The offering of the Preferred Securities in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because the Preferred Securities have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more and the Preferred Securities will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. The pricing term sheet, this prospectus supplement and the accompanying prospectus do not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Preferred Securities.

Canada

The Preferred Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Preferred Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction that would permit a public offering of the Preferred Securities or the possession, circulation or distribution of this prospectus supplement, or any other offering material in connection with any offering of the Preferred Securities, in any jurisdiction where action for that purpose is required. Accordingly, the Preferred Securities may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Preferred Securities may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

VALIDITY OF THE SECURITIES

The legality of the Preferred Securities and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Davis Polk & Wardwell LLP will pass upon certain tax matters of U.S. law relating to the Preferred Securities. Certain matters will be passed upon for the underwriters by U.S. counsel for the underwriters, Sidley Austin LLP, and Spanish counsel for the underwriters, Linklaters, S.L.P.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2023 and 2022 of Banco Bilbao Vizcaya Argentaria, S.A. appearing in the 2023 Form 20-F and the effectiveness of Banco Bilbao Vizcaya Argentaria, S.A.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended December 31, 2021 of Banco Bilbao Vizcaya Argentaria, S.A. appearing in the 2023 Form 20-F have been audited by KPMG Auditores, S.L., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Banco Bilbao Vizcaya Argentaria, S.A.

Ordinary Shares

American Depositary Shares, each representing one Ordinary Share

Rights to Subscribe for Ordinary Shares

Senior Debt Securities

Senior Non-Preferred Debt Securities

Subordinated Debt Securities

Contingent Convertible Preferred Securities

Banco Bilbao Vizcaya Argentaria, S.A. (“we” or “BBVA”) may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs), rights to subscribe for ordinary shares (including in the form of ADSs), senior debt securities, senior non-preferred debt securities, subordinated debt securities or contingent convertible preferred securities in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer the securities. Such supplements may also add to, update, supplement or change information contained in the prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares in the form of ADSs are listed on the New York Stock Exchange. If we decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves risks. See “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our senior debt securities, senior non-preferred debt securities, subordinated debt securities and contingent convertible preferred securities may be subject to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein) as described herein and in the applicable prospectus supplement for such senior debt securities, senior non-preferred debt securities, subordinated debt securities or contingent convertible preferred securities, as applicable. See “Description of the Notes of BBVA—Agreement with Respect to the Exercise of the Spanish Bail-in Power” and “Description of the Contingent Convertible Preferred Securities of BBVA—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

Our ordinary shares (including those represented by ADSs) may also be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and Other Resolution Tools” and “Description of BBVA American Depositary Shares—Exercise of Spanish Bail-in Power and Other Resolution Tools”.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

The date of this prospectus is July 29, 2022.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different information. Neither we nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference”.

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“ADRs” refers to American Depositary Receipts representing ADSs.

•	“ADSs” refers to American Depositary Shares, each representing one ordinary share of BBVA.

•

“Amounts Due” means (i) with respect to a series of senior debt securities or subordinated debt securities, the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, additional amounts, premium (if any) and sinking fund payments (if any) due on the securities of such series; (ii) with respect to a series of senior non-preferred debt securities, the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid, additional amounts and premium (if any) due on the securities of such series; and (iii) with respect to a series of contingent convertible preferred securities, the liquidation preference (and premium, if any), together with any accrued but unpaid distributions, and additional amounts, if any, due on the contingent convertible preferred securities of such series. In each case, references to such amounts will include amounts that have become due and payable, but which have not been paid prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include monies held in trust by BBVA, any paying agent or the trustee for the payment of the amounts referred to above, but which have not been paid prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

•	“BBVA Group” or the “Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•	“contingent convertible preferred securities” refers to our contingent convertible preferred securities.

•

“Early Intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined below).

•

“Law 11/2015” means Spanish Law 11/2015, of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•	“notes” refers to our senior notes (as defined below), our senior non-preferred notes (as defined below) and our subordinated notes (as defined below), collectively.

•

“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time.

•

“Relevant Spanish Resolution Authority” means (i) with respect to a series of senior notes, subordinated notes or contingent convertible preferred securities, the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”), and any other entity with the authority to exercise the Spanish Bail-in Power (as defined below) from time to time, and (ii) with respect to other securities, the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, RD 1012/2015 and the SRM Regulation (as defined below), the Bank of Spain and the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

•

“Resolution” means, with respect to any person, that any Relevant Spanish Resolution Authority shall have announced or determined that such person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and, when used with respect to the senior non-preferred notes of any series, the SRM Regulation.

•	“rights” refers to the rights to subscribe for our ordinary shares (including in the form of ADSs).

•	“securities” refers to the shares, the ADSs, the rights, the notes and the contingent convertible preferred securities, collectively.

•	“senior non-preferred notes” refers to our senior non-preferred debt securities described herein.

•	“senior notes” refers to our senior debt securities described herein.

•	“shares” or “ordinary shares” refers to our ordinary shares, par value €0.49 per share.

•	“Spain” refers to the Kingdom of Spain.

•

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, suspension and, when used with respect to the senior non-preferred notes of any series, cancellation power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, replaced or supplemented from time to time or, when used with respect to the senior non-preferred notes or the contingent convertible preferred notes of any series, the BRRD (as defined herein), including, but not limited to (a) Law 11/2015, (b) RD 1012/2015, (c) Directive (EU) 2019/879 of the European Parliament and of the Council of May 20, 2019, and (d) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

•

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time (including as amended by Regulation 2019/877 of the European Parliament and the Council of May 20, 2019).

•	“subordinated notes” refers to our subordinated debt securities described herein.

•	“we”, “us”, “our”, “Bank” and “BBVA” refer to Banco Bilbao Vizcaya Argentaria, S.A. unless the context otherwise requires.

•	“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADS depositary, as the case may be. The BBVA Group maintains a website at https://shareholdersandinvestors.bbva.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Form 20-F”) filed with the SEC on March 4, 2022;

•

our report on Form 6-K containing certain information on our financial results as of and for the six months ended June 30, 2022 and certain other updates, furnished to the SEC on July 29, 2022 (Accession No. 0000842180-22-000018) (the “June 30, 2022 Form 6-K”); and

•

any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective”, “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements or guidance regarding or relating but not limited to the Group’s and BBVA’s future financial position, results of operations, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions, management objectives and/or strategic initiatives, any commitments and targets (including, without limitation, environmental, social and governance commitments and targets), the outcome of certain legal and regulatory actions and proceedings and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk, and other statements that are not historical fact. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2021 Form 20-F and in “Risk Factors” in this prospectus. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the sections in our 2021 Form 20-F and the prospectus listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•

the deterioration of economic conditions or the alteration of the institutional environment of the countries in which we operate, especially Spain, Mexico and Turkey, including any adverse developments, or the perception that such developments may occur, regarding credit quality, public debt sustainability and sovereign ratings, particularly Spain’s, among other factors;

•

the intensity of geopolitical and economic risks in recent years as a result of, among other factors, US-China trade tensions, Brexit, the rise of populism and, more recently, Russia’s invasion of Ukraine, which has led to significant disruption, instability and volatility in global markets, as well as higher inflation (including by contributing to further increases in the prices of energy, oil and other commodities and further disrupting supply chains) and lower or negative growth;

•

the impact of the coronavirus (COVID-19) pandemic, new waves of contagion, the emergence of new strains, and the measures adopted by governments and the private sector in connection therewith on our business and the economy;

•

changes or volatility in interest rates, foreign exchange rates, asset prices, equity markets, commodity prices, inflation or deflation and, in particular, as of the date of this prospectus, the depreciation of the currencies of the non-euro geographies in which we operate, increased inflation, stagflation due to more intense or prolonged supply crises, interest rate cuts in Turkey (which may affect our margins) and interest rate increases in other geographies (which may impact default rates);

•

our ability to comply with various legal and regulatory regimes and the impact of changes in applicable laws and regulations, including increased capital, resolution, liquidity and provision requirements and taxation;

•	the monetary, interest rate and other policies of central banks, and the trade, economic and other policies of governments, in the EU, Spain, Mexico, Turkey, the United States and elsewhere;

•

adverse developments in emerging economies, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, exchange controls or other limitations on the distribution or repatriation of dividends, international ownership legislation, interest rate caps, fee caps and tax policies;

•

the success of our acquisitions and investments (including our acquisition in May 2022 of an additional 36.12% stake in Türkiye Garanti Bankasi A.Ş. (“Garanti BBVA”), which has resulted in BBVA’s stake in Garanti BBVA increasing to 85.97%), divestitures (including the sale in June 2021 of BBVA USA as well as other companies of the BBVA Group in the United States with activities related to the banking business), mergers, joint ventures and strategic alliances;

•	adjustments in the real estate markets in the geographies in which we operate, in particular in Spain, Mexico and Turkey;

•

the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation affecting us or our competitors, and our ability to implement technological advances;

•	changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

•

our ability to continue to access sources of liquidity and funding, including public sources of liquidity such as the funding provided by the European Central Bank (“ECB”) under its programs, and our ability to receive dividends and other funds from our subsidiaries;

•	our ability to hedge certain risks economically;

•	downgrades in our credit ratings or in sovereign credit ratings, particularly Spain’s credit ratings;

•	our ability to address physical, regulatory, reputational, transition and business risks associated with climate change and emerging and developing environmental, social and governance standards;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the performance of our international operations and our ability to manage such operations;

•	weaknesses or failures in our Group’s internal or outsourced processes, systems (including information technology systems) and security;

•

weaknesses or failures of our anti-money laundering or anti-terrorism programs, or of our internal policies, procedures, systems and other mitigating measures designed to ensure compliance with applicable anti-corruption laws and sanctions regulations;

•	security breaches, including cyber-attacks and identity theft;

•

the outcome of legal and regulatory actions and proceedings, both those to which the Group is currently exposed and any others which may arise in the future, including actions and proceedings related to former subsidiaries of the Group or in respect of which the Group may have indemnification obligations;

•	actions that are incompatible with our ethics and compliance standards, and our failure to timely detect or remedy any such actions;

•

uncertainty surrounding the integrity and continued existence of reference rates and the transition away from the Euro Interbank Offered Rate (EURIBOR), Euro OverNight Index Average (EONIA) and London Inter-bank Offered Rate (LIBOR) to new reference rates;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that are not captured by the statistical models we use; and

•	force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business, strategy or expectations, including as a result of the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors” in our 2021 Form 20-F, in addition to the risk factor set forth below, when deciding whether to invest in the securities being offered pursuant to this prospectus. Investing in the securities involves risks. Any of the risks described herein, in the applicable prospectus supplement or in any other documents incorporated by reference into this prospectus, including our 2021 Form 20-F, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.

Each potential investor of any security offered hereunder must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of such securities and be familiar with the behavior of any relevant indices and financial markets, including the possibility that any security offered hereunder may become subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Risks relating to the political, economic and social conditions in Turkey.

In May 2022, the Group increased its shareholding stake in Garanti BBVA (Turkey) from 49.85% to 85.97% following the completion of a voluntary tender offer.

Turkey has, from time to time, experienced volatile political, economic and social conditions. As of the date of this prospectus, Turkey is facing an economic crisis characterized by strong depreciation of the Turkish lira, high inflation (the Turkish National Statistics Institute (TUIK) established the inflation rate at 42.35% for the six months ended June 30, 2022), a soaring trade deficit, depletion of the central bank’s foreign reserves and rising external financing costs. Continuing unfavorable economic conditions in Turkey, such as the accelerated inflation and devaluation of the Turkish lira, may result in a potential deterioration in the purchasing power and creditworthiness of our clients (both individual and corporate).

Additionally, ongoing geopolitical and domestic political factors may pose further strain on the country’s economy. Threats to the Turkish economy include the continuing war between Russia and Ukraine, continuing regional conflicts (such as in Syria, Armenia/Azerbaijan), rising global inflation and commodity, energy and food prices, sanctions against Russia and possibly its allies, protectionism and new variants of COVID-19.

There can be no assurance that these and other factors will not have an impact on Turkey and will not cause further deterioration of the Turkish economy, which may have a material adverse effect on the Turkish banking sector and the Group’s business, financial condition and results of operations in Turkey.

THE BBVA GROUP

The BBVA Group is a diversified global financial services group, with strengths in the traditional banking businesses of retail banking, asset management and wholesale banking. The BBVA Group operates in Spain, Mexico, Turkey, and over 25 other countries, mainly in Europe, South America, the United States and Asia. BBVA has a solid leadership position in the Spanish market, it is the largest financial institution in Mexico in terms of assets, it has leading franchises in South America and it is the largest shareholder in Garanti BBVA, Turkey’s largest bank in terms of market capitalization. The BBVA Group had consolidated assets of €715,294 million at June 30, 2022 and profit attributable to parent company of €3,001 million for the six months ended June 30, 2022.

BBVA’s principal executive offices are located at Calle Azul 4, 28050 Madrid, Spain, and its telephone number at that location is +34-91-537-7000 or +34-91-374-6000.

Additional information about BBVA and its subsidiaries is included in the 2021 Form 20-F and the June 30, 2022 Form 6-K, which are incorporated by reference in this document.

USE OF PROCEEDS

The net proceeds from each issue of securities will be used for the BBVA Group’s general corporate purposes, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with IAS 34 (as issued by the International Accounting Standards Board) as of June 30, 2022.

As of June 30, 2022
(millions of euros)
Outstanding indebtedness(1)
Short-term indebtedness(2)	1,911
Long-term indebtedness	55,728
Of which: Preferred securities(3)	9,422

Total indebtedness(4)	57,639
Stockholders’ equity
Ordinary shares	3,129
Ordinary shares held by consolidated companies	(1,049)
Reserves	59,814
Dividends	—
Accumulated other comprehensive income	(16,452)

Total shareholders’ equity	45,442
Preferred shares
Non-controlling interest	3,351

Total capitalization and indebtedness	106,432

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of June 30, 2022.
(3)

In accordance with IAS 34, preferred securities are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(4)	Approximately 49% of the BBVA Group’s indebtedness was secured as of June 30, 2022.

The following is the principal transaction affecting the capitalization of the BBVA Group after June 30, 2022:

•	On July 11, 2022, BBVA issued senior preferred notes due July 2024 in a principal amount of €400,000,000 under its €40,000,000,000 Global Medium Term Note Program.

DESCRIPTION OF BBVA ORDINARY SHARES

The following summary describes the material considerations concerning the capital stock of BBVA and briefly describes the material provisions of BBVA’s bylaws (estatutos) and relevant Spanish law. This summary does not include all the provisions of our bylaws and is qualified in its entirety by reference to the detailed provisions thereof. A copy of BBVA’s bylaws has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and will be furnished to investors upon request.

General

All rights and obligations of BBVA’s shareholders are contained in BBVA’s bylaws and in Spanish law. Pursuant to Royal Decree 84/2015 of February 13, implementing Law 10/2014 (as defined herein), amendments of the bylaws of a bank are subject to notice to or prior authorization of the Bank of Spain. Other requirements applicable to the amendment of our bylaws are discussed under “—Attendance and Voting at Shareholders’ Meetings”.

As of July 29, 2022, BBVA’s paid in share capital was €3,129,467,256.30, represented by a single class of 6,386,667,870 ordinary shares, each with par value of €0.49 per share and all having the same rights. As of June 30, 2022, BBVA’s paid in share capital was the same.

Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below. See “—Exchange Controls and Restrictions on Foreign Investments” and “—Restrictions on Acquisitions of Ordinary Shares”.

Attendance and Voting at Shareholders’ Meetings

Each ordinary share entitles the shareholder to one vote. Ordinary shares that are not paid up in full are not entitled to vote, or to receive distributions of dividends or preemptive subscription rights. As of the date of this prospectus, all ordinary shares were fully paid up.

Any ordinary share may be voted by proxy. Any shareholder who is entitled to attend a general shareholders’ meeting may be represented at such general shareholders’ meeting by another person, who need not necessarily be a shareholder. Proxies are valid for ordinary (also referred to as “annual”) general shareholders’ meetings and extraordinary general shareholders’ meetings and, except with respect to general powers of attorney, must be granted specifically with respect to each general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one person, except under the circumstances provided in the law for brokering institutions.

Shareholders’ Meetings

Pursuant to BBVA’s bylaws and to the Spanish Companies Act (Ley de Sociedades de Capital), approved by Royal Legislative Decree 1/2010 of July 2, as amended (the “Spanish Companies Act”), general meetings of shareholders of BBVA may be ordinary or extraordinary.

Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the corporate management for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors will call extraordinary general shareholders’ meetings when (i) it believes such meetings to be necessary or advisable for BBVA’s interests; (ii) required by law or BBVA’s bylaws; or (iii) requested by shareholders representing at least 3% of BBVA’s share capital.

Shareholders representing at least 3% of the share capital of BBVA have the right to request the publication of a supplemental notice including one or more additional agenda items to the ordinary general shareholders’ meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.

A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.

Convening Notice

According to BBVA’s bylaws and the Spanish Companies Act, notices of all BBVA general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain; (ii) on BBVA’s webpage; and (iii) on the webpage of the CNMV, at least one month prior to the date of the meeting or with the minimum prior notice period required by the Spanish Companies Act from time to time. The notice must indicate the date, time and place of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least twenty-four hours must elapse between the meeting on the first convening and the meeting on the second convening.

Place of Meeting

General shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice. Notwithstanding the foregoing, a universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.

Right of Attendance

The owners of 500 or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the date of the general shareholders’ meeting and continue to hold such shares until the date of the meeting are entitled to attend. The holders of fewer than 500 ordinary shares may aggregate their shares by proxy to represent at least 500 ordinary shares and appoint a representative for the meeting.

Quorums

Under BBVA’s bylaws and the Spanish Companies Act, except as set forth below, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the voting share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.

Notwithstanding the above, according to the Spanish Companies Act certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the voting share capital on first convening of the general shareholders’ meeting and no less than 25% of the voting share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitations or suppression of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (vi) the transfer of the registered office abroad.

Additionally, BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the voting share capital on first convening or 60% of the voting share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the change of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of Article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.

Under Spanish law, the rights of shareholders may only be changed by an amendment to the bylaws that complies with the requirements described herein and under “—Attendance and Voting at Shareholders’ Meetings”.

Adoption of Resolutions and Majorities

Subject to the higher vote requirements described in the following paragraphs, the adoption of resolutions requires a simple majority vote at the general shareholders’ meeting, i.e., a resolution is adopted when the favorable votes exceed the votes against the adoption of the resolution.

The adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitations or suppression of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (vi) the transfer of the registered office abroad, shall require the favorable vote of (a) a majority of the share capital present or represented at the meeting if such share capital present or represented exceeds 50% of the total share capital, or (b) if the share capital present or represented by proxy on the second convening constitutes less than 50% but more than 25% of the total share capital, the approval of two-thirds of the share capital present or represented by proxy at such meeting. In addition, the adoption of resolutions that require special quorums according to our bylaws require a favorable vote of a majority of the share capital present or represented.

Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.

Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law, to the bylaws or to the general shareholders’ meeting regulations, or that are deemed detrimental to BBVA’s interests to the benefit of one or more shareholders or third parties can be contested. Any director, any third party who proves a legitimate interest, and any shareholder who acquired such status before the resolution was adopted, as long as they represent at least 0.1% of the share capital of BBVA, may contest corporate resolutions. If the resolution is contrary to public order, it can be contested by any director, third party or any shareholder, even if he/she acquired such status after the resolution was adopted.

Appointment of Directors

Pursuant to our bylaws, our board of directors includes a minimum of five and a maximum of 15 directors who are elected by the general shareholders’ meeting (other than as described in the following paragraph regarding co-opted directors). Directors are appointed for a term of three years, and may be re-elected one or more times for successive terms not exceeding three years.

Under the Spanish Companies Act, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded downwards to the nearest whole number) to the Board of Directors. Shareholders who exercise the right to appoint directors in accordance with the above may not vote on the appointment of other directors to the BBVA Board of Directors. Under the Spanish Companies Act, the BBVA Board of Directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director will have a term of office ending on the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under our bylaws (currently, three years).

Under Spanish law, any new directors shall comply with the suitability criteria set forth in, among other applicable legislation, Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time (“Law 10/2014”), Royal Decree 84/2015, of February 13 and Bank of Spain Circular 2/2016, of February 2.

Preemptive Rights

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for (i) new ordinary shares issued in the context of a capital increase involving cash contributions (except where the capital increase is due to the conversion of convertible securities into BBVA ordinary shares, the absorption of another company, or the absorption of all or part of the assets of another company by means of a spin-off of such company) and (ii) securities which are convertible into BBVA ordinary shares. These preemptive rights may be completely or partially excluded in certain circumstances in accordance with the Spanish Companies Act, following a resolution passed at the general shareholders’ meeting (which may, for example, authorize the Board of Directors to exclude preemptive rights). BBVA reserves the right to propose to the general shareholders’ meeting that such preemptive rights be completely or partially excluded in any future issuance of new ordinary shares or securities which are convertible into BBVA ordinary shares.

Dividends and Distributions

Shareholders have the right to participate in the distribution of corporate earnings. Pursuant to our bylaws, dividends may be paid in cash or in kind.

Once the requirements under Spanish law and our bylaws are satisfied, dividends may be distributed and charged to the year’s profit or unrestricted reserves, provided that the value of BBVA’s total net assets is not, or as a result of such dividend would not be, less than BBVA’s share capital. In addition, BBVA must take into account any applicable capital adequacy requirements and any recommendations on payment of dividends, and any other required authorization or restriction that may be applicable. Capital adequacy requirements are applied on both a consolidated and individual basis. See “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” and “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Capital” of our 2021 Form 20-F.

Final dividends for a year are proposed by the Board of Directors to be approved by the annual general shareholders’ meeting following the end of the year to which they relate. Additionally, the Board of Directors may approve the payment of interim dividends on account of the year’s end profit following the fulfilment of certain requirements under Spanish law, which payment is endorsed by the annual general shareholders’ meeting. Interim and final dividends are payable to shareholders of record on the record date for the dividend payment. Any unclaimed cash dividends revert to BBVA five years after declaration.

On November 18, 2021, BBVA communicated that its Board of Directors had agreed to modify the Group’s shareholder distribution policy, establishing a new policy consisting of an annual distribution of between 40% and 50% of the consolidated ordinary profit of each year, compared to the previous policy of distributing between 35% and 40%. This policy will be implemented through the distribution of an interim dividend for the year and a final dividend, with the possibility of combining cash distributions with share buybacks, all subject to the relevant authorizations and approvals applicable at any given time. For additional information, see “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Dividends” and “Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividends” of our 2021 Form 20-F.

Furthermore, on October 26, 2021, BBVA received the required authorization from the ECB to repurchase up to 10% of its share capital in an amount of up to €3.5 billion, in one or more tranches and for a maximum period of 12 months. BBVA is implementing the related share buyback framework program in two tranches. The implementation of the first tranche began on November 22, 2021, was completed on March 3, 2022 and resulted in the acquisition of 281,218,710 shares, representing, approximately, 4.22% of BBVA’s share capital as of March 3, 2022. BBVA subsequently cancelled such shares. The second tranche is being implemented through two sub-tranches. The implementation of the first sub-tranche began on March 16, 2022, was completed on May 16, 2022 and resulted in the acquisition of 206,554,498 shares, representing, approximately, 3.1% of BBVA’s share capital as of May 16, 2022. The implementation of the second sub-tranche, for a maximum amount of €1.0 billion or 149,996,808 shares, began on July 1, 2022 and will be completed no later than September 29, 2022. As of the date of this prospectus, none of the shares acquired in the second tranche have been cancelled.

In addition, upon a liquidation, shareholders have the right to participate in the distribution of any net assets.

Form and Transfer

Ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally (solidariamente) liable for all obligations arising from their status as shareholders.

Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of ordinary shares which reflects (i) one or several proprietary accounts which show the balances of the participating entities’ (entidades participantes) proprietary accounts; (ii) one or several general third-party accounts that show the overall balances that the participating entities hold for third parties; (iii) individual accounts opened in the name of the owner, either an individual or legal person; and (iv) individual special accounts of financial intermediaries which use the optional procedure of settlement of orders. Each participating entity, in turn, maintains the detail records of the owners of the shares held in their general third-party accounts.

Transfers of ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of ordinary shares may also be subject to certain fees and expenses.

Reporting Requirements

As our ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of ordinary shares by shareholders must be reported within four business days of the acquisition or disposition to BBVA and the CNMV where:

•

in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights; or

•

in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights.

The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.

Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with applicable Spanish regulations. In addition, cash settled instruments creating long positions on underlying listed shares (such as BBVA’s) shall be disclosed if the specified shareholding thresholds are reached or exceeded. Cash holdings and holdings derived from financial instruments shall be aggregated for disclosure purposes. A disclosure exemption for shareholding positions held by financial entities in their trading books as a result of the securities administration and custody services rendered by such financial entities is available pursuant to Article 33.2 of the Spanish Royal Decree 1362/2007. In the event that the individual or legal entity entering into the relevant transaction is a non-Spanish resident, notice must also be given to the Spanish Registry of Foreign Investments (Registro de Inversiones Exteriores) of the Ministry of Economic Affairs and Digital Transformation (Ministerio de Asuntos Económicos y Transformación Digital). See “—Exchange Controls and Restrictions on Foreign Investment” for additional information, including on certain temporary measures which have been adopted in connection with foreign direct investments.

In the case of individuals or legal entities resident in jurisdictions designated as tax havens or in countries or territories levying no taxes or with which Spain has no effective exchange of tax information, the threshold that triggers the obligation to disclose the acquisition or disposition of shares is reduced to 1% (and successive multiples of 1%).

Additionally, since BBVA is a credit entity, any person who intends to acquire a significant participation in BBVA’s share capital must comply with certain obligations imposed by the Bank of Spain. See “—Restrictions on Acquisitions of Ordinary Shares”.

Requirements Applicable to Purchases by BBVA and its Directors and Senior Managers

Acquisition of own shares

Article 77.1 of CRR establishes that a credit institution (such as BBVA) shall obtain the prior permission from the competent authority (the ECB in the case of BBVA) in order to repurchase its own shares.

Additionally, BBVA is required to report to the CNMV any acquisition by BBVA or any of its affiliates, of BBVA’s own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of BBVA’s share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must be made within four stock exchange business days and include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.

On October 26, 2021, BBVA received the required authorization from the ECB to repurchase up to 10% of its share capital in an amount of up to €3.5 billion, in one or more tranches and for a maximum period of 12 months. BBVA is implementing the related share buyback framework program in two tranches. The implementation of the first tranche began on November 22, 2021, was completed on March 3, 2022 and resulted in the acquisition of 281,218,710 shares, representing, approximately, 4.22% of BBVA’s share capital as of March 3, 2022. BBVA subsequently cancelled such shares. The second tranche is being implemented through two sub-tranches. The implementation of the first sub-tranche began on March 16, 2022, was completed on May 16, 2022 and resulted in the acquisition of 206,554,498 shares, representing, approximately, 3.1% of BBVA’s share capital as of May 16, 2022. The implementation of the second sub-tranche, for a maximum amount of €1.0 billion or 149,996,808 shares, began on July 1, 2022 and will be completed no later than September 29, 2022. As of the date of this prospectus, none of the shares acquired in the second tranche have been cancelled.

Acquisition of shares by BBVA directors and senior managers

Each member of the BBVA Board of Directors, as well as persons closely associated to them, shall notify BBVA and the CNMV of every transaction conducted on their own account relating to BBVA shares or debt instruments issued by BBVA or to derivatives or other financial instruments linked thereto, according to Article 19 of Regulation (EU) n.º 596/2014, of the European Parliament and of the Council, of April 16, 2014, on market abuse, within three business days after the date of the transaction.

Senior managers of BBVA, as well as persons closely associated to them, are also subject to the abovementioned reporting rules.

Net Short Positions

In accordance with Regulation (EU) No. 236/2012 of the European Parliament and of the Council of March 14, 2012 on short selling and certain aspects of credit default swaps (as further supplemented by several delegated regulations regulating technical aspects necessary for its effective enforceability and to ensure compliance with its provisions), net short positions on shares listed on the Spanish Stock Exchanges (including BBVA shares) equal to, or in excess of, 0.2% of the relevant entity’s share capital and any increases or reductions thereof by 0.1% are required to be disclosed to the CNMV. If the net short position reaches 0.5%, and also at every 0.1% above that, the CNMV will disclose the net short position to the public.

In response to COVID-19, on March 16, 2020, the European Securities and Markets Authority (“ESMA”) lowered the aforementioned threshold from 0.2% to 0.1%, requiring net short position holders to report positions of 0.1% and above. This measure was renewed on September 18, 2020 and on December 17, 2020 until March 19, 2021. The European Commission adopted the decision to permanently lower the threshold from 0.2% to 0.1% on September 27, 2021, which decision was published in the Official Journal on January 11, 2022. Additionally, in line with other European supervisors, on March 16, 2020, the CNMV banned net short positions in shares admitted to trading to Spanish trading venues for which the CNMV is the competent authority as well as in all related instruments relevant for the calculation of the net short position. The CNMV ban became ineffective on May 18, 2020.

The notification or disclosure mentioned above shall be made not later than at 15:30 (CET) on the trading day following the day when the relevant threshold was reached, exceeded or fallen below.

Notification is mandatory even if the same position has already been notified to the CNMV in compliance with transparency obligations previously in force.

The information to be disclosed is set out in Table 1 of Annex I of Delegated Regulation 826/2012, according to the format approved as Annex II of such Regulation. The information will be published, where appropriate, on a web page operated or supervised by the CNMV.

Moreover, pursuant to Regulation 236/2012, where the CNMV considers that (i) there are adverse events or developments that constitute a serious threat to financial stability or to market confidence (for example, serious financial, monetary or budgetary problems, which may lead to financial instability or unusual volatility causing significant downward spirals in any financial instrument); and (ii) the measure is necessary and will not be disproportionately detrimental to the efficiency of financial markets in view of the advantages sought, it may, following consultation with the ESMA, take any one or more of the following measures:

•

impose additional notification obligations by either (a) reducing the thresholds for the notification of net short positions in relation to one or several specific financial instruments; and/or (b) requesting the parties involved in the lending of a specific financial instrument to notify any change in the fees requested for such lending; and

•	restrict short selling activity by either prohibiting or imposing conditions on short selling.

In addition, according to Regulation 236/2012, where the price of a financial instrument has fallen significantly during a single day in relation to the closing price on the previous trading day (10.0% or more in the case of a liquid share such as a BBVA share), the CNMV may prohibit or restrict short selling of financial instruments for a period not exceeding the end of the trading day following the trading day on which the fall in price occurs.

Finally, Regulation 236/2012 also vests powers to ESMA in order to take measures similar to the ones described above in exceptional circumstances, when the purpose of these measures is to deal with a threat affecting several European Union member states and the competent authorities of these member states have not taken adequate measures to address it.

Change of Control Provisions and Tender Offers

Certain antitrust regulations may delay, defer or prevent a change of control of BBVA in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.

Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Royal Legislative Decree 4/2015, of October 23, approving the Consolidated Text of the Securities Market Act and Royal Decree 1066/2007 set forth the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company if this threshold is reached by an acquiring shareholder due to a variation of the total number of voting rights of a target company which has issued loyalty shares in the terms described in article 527 ter et seq. of the Spanish Companies Act, the acquiring shareholder is entitled not to make such tender offer in case it sells the shares necessary to fall below such 30% threshold in the subsequent three months, such acquiring shareholder waives its loyalty voting rights exceeding such 30% threshold or obtains a waiver issued by the CNMV;

•

it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:

–	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

–	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

–	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;

•

if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

•

the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders that are not domiciled in Spain and whose boards of directors are not subject to an equivalent passivity rule;

•

defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

•

if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.

As further described below in “—Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation under Law 10/2014. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Ministry of Economic Affairs and Digital Transformation (Ministerio de Asuntos Económicos y Transformación Digital). This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.

Exchange Controls and Restrictions on Foreign Investments

Exchange Controls

In 1991, Spain adopted the EU standards for free movement of capital and services. As a result, foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes. See “Item 10. Additional Information—Taxation” of the 2021 Form 20-F.

Pursuant to Royal Decree 664/1999, of April 23, on the Applicable Rules to Foreign Investments, foreign investors may freely invest in shares of Spanish companies except if they fall within the scope of article 7 bis of Law 19/2003, enacted in March 2020, Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17, or—only with respect to investments in the defense sector—article 11 of Royal Decree 664/1999, of April 23. For information on certain additional regulation applicable to foreign direct investments, see “—Restrictions on Foreign Investments” below. Likewise, Royal Decree 664/1999, of April 23, and Law 19/2003, on exchange controls and foreign transactions, require notification of all foreign investments in Spain and liquidations of such investments upon completion of such investments to the Investments Registry of the Ministry of Economy Affairs and Digital Transformation for administrative statistical and economical purposes. Shares in listed Spanish companies acquired or held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. When a foreign investor acquires shares that are subject to the reporting requirements of the CNMV regarding significant stakes, notice must be given directly by the foreign investor to the relevant authorities.

Moreover, investments by foreigners domiciled in enumerated tax haven jurisdictions, under Royal Decree 1080/1991, are subject to special reporting requirements.

Restrictions on Foreign Investments

Exchange controls and foreign investments are regulated under Law 19/2003, of July 4 (“Law 19/2003”), as amended pursuant to Royal Decree-Law 8/2020, of March 17, Royal Decree-Law 11/2020, of March 31 and Royal Decree-Law 34/2020, of November 17. Foreign investments are generally liberalized unless they fall within the scope of article 7 bis of Law 19/2003, enacted in March 2020, Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17, or—only with respect to investments in the defense sector—article 11 of Royal Decree 664/1999, of April 23.

Article 7 bis of Law 19/2003 establishes a screening mechanism for certain investments made by non-EU and non-EFTA residents (“foreign investors”), based on public order, public health and public security reasons (the “Screening Mechanism”). The Screening Mechanism aligns part of the Spanish foreign investment legal framework with Regulation (EU) 2019/452 of March 19, 2019 establishing a framework for the screening of foreign direct investments into the European Union. Certain provisions of Regulation (EU) 2019/452—such as the list of sectors affecting public order and public security or the definition of state-owned enterprises and other similar investors—are mirrored in the regulations establishing the Screening Mechanism.

In addition, and according to Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17 (as amended by article 4 of Royal Decree-Law 27/2021, of November 23), effective November 19, 2020 and until December 31, 2022, the following persons will also be deemed to be foreign investors, provided they invest in listed companies or the investment value exceeds 500 million euros—for investments in private—non listed—companies:

•	EU and EFTA residents in countries other than Spain; and

•

Spanish residents beneficially owned by EU or EFTA residents in countries other than Spain, that is, those in which a EU or EFTA resident other than in Spain ultimately owns or controls more than 25% of the share capital or voting rights of, or otherwise exercises control over, the Spanish resident.

Foreign direct investments (“FDI”) are:

•	investments that result in a foreign investor reaching a stake of at least 10% of the share capital of a Spanish company; and

•	any corporate transaction, business action or legal transaction which enables effective participation in the management or control of a Spanish company.

Not all foreign direct investments are subject to the Screening Mechanism. Investments are subject to the Screening Mechanism only if they qualify as FDI and the investment is made in one of the critical sectors mentioned in article 7 bis of Law 19/2003, is made pursuant to what is foreseen in Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17, or—only where the investor is a Non-UE or non-EFTA investor—by investors that meet certain subjective criteria regardless of the business of the target:

•	non-EU and non-EFTA investors are also subject to the Screening Mechanism, regardless of the business of the target:

•

investors directly or indirectly controlled by a non-EU and non-EFTA government, including state bodies, armed forces or sovereign wealth funds; the possibility of exercising decisive influence as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly) is deemed to constitute “control” for these purposes;

•	investors that have already made an investment affecting national security, public order or public health in another EU Member State, including an investment in any of the above-mentioned sectors; and

•	if there is a serious risk that the investor engages in illegal or criminal activities affecting national security, public order or public health in Spain.

Foreign direct investments described above shall be subject to prior administrative authorization by the relevant Spanish authority.

In addition to the above, pursuant to Council Regulation (EU) 2022/318 of February 25, 2022, it shall be prohibited to sell euro denominated transferable securities issued after April 12, 2022 or units in collective investment undertakings providing exposure to such securities, to any Russian national or natural person residing in Russia or any legal person, entity or body established in Russia. This restriction shall not apply to nationals of a Member State or natural persons having a temporary or permanent residence permit in a Member State.

See also “—Restrictions on Acquisitions of Ordinary Shares” below.

Restrictions on Acquisitions of Ordinary Shares

BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA. See also “—Exchange Controls and Restrictions on Foreign Investments”.

Pursuant to Law 10/2014, any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in Article 16 of Law 10/2014) or to directly or indirectly increase its holding in such way that either the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50%, or by virtue of the acquisition, might take control over the financial institution, must first notify the Bank of Spain. For the purpose of Law 10/2014, a significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution or a lower percentage if such holding allows for the exercise of a significant influence. Secondary legislation will specify when “significant influence” exists; in any case, according to Royal Decree 84/2015, of February 13, the capacity to appoint or dismiss a Board member will be considered “significant influence”.

The Bank of Spain will be responsible for evaluating the proposed transaction, in accordance with the terms established by Law 10/2014 (as stated in Article 18.1 of Law 10/2014) with a view to guaranteeing the sound and prudent operation of the target financial institution. The Bank of Spain will then submit a proposal to the European Central Bank, which will be in charge of deciding upon the proposed transaction in the term of 60 business days after the date on which the notification was received.

Any acquisition made without such prior notification, or conducted before 60 business days have elapsed since the date of such notification, or made in circumstances where the European Central Bank has objected, will produce the following results:

•	the acquired shares will have no voting rights;

•	if considered appropriate, the target bank may be taken over by the relevant regulator or its directors replaced in accordance with Title III of Law 10/2014; and

•	a sanction may be imposed under Title IV of Law 10/2014.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.

Furthermore, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and the relevant Spanish bank, indicating the size of the acquired holding.

Shareholders’ Agreements

Royal Legislative Decree 4/2015 of October 23, as amended (the “Spanish Securities Market Act”) and the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a material infringement of the Spanish Securities Market Act. In particular, a shareholders’ agreement will have no effect with respect to the regulation of the right to vote in general shareholders’ meetings and restrictions or conditions on the free transferability of shares and bonds convertible into shares until such time as the aforementioned disclosure and filing are made.

Upon request by the interested parties, the CNMV may waive the requirement to disclose and file a shareholder’s agreement when making the shareholders’ agreement public could cause harm to the affected company.

Payment of Taxes

Holders of ordinary shares are responsible for any taxes or other governmental charges payable on their ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•

withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

Exercise of Spanish Bail-in Power and Other Resolution Tools

Our ordinary shares (including those represented by ADSs) may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may include and result in any of the following, or some combination thereof, among others: (i) the cancellation of such securities; (ii) the transfer of such securities to creditors of BBVA; (iii) the conversion of other securities or obligations of BBVA into ordinary shares of BBVA thereby diluting the shareholding of the holders of ordinary shares; and (iv) the variation of the terms of such securities or the rights of the holders thereunder, including to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The applicable prospectus supplement may describe in further detail the effect that the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may have on our ordinary shares and the rights of the holders (including the beneficial owners) thereof.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES

The depositary, The Bank of New York Mellon, registers and delivers BBVA ADSs. Each BBVA ADS represents one ordinary share (or a right to receive one ordinary share). The ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s office at which the BBVA ADSs will be administered and its principal executive office is located at 240 Greenwich Street, New York, NY 10286.

You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described herein. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. The Bank of New York Mellon as depositary will be the holder of the underlying ordinary shares. BBVA ADS holders will have ADS holder rights. The ADS holder rights and the rights and obligations of the depositary are set out in an amended and restated deposit agreement dated as of June 29, 2007 among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, which is referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are governed by New York law.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the office of the depositary at the address set forth above.

Deposit and Withdrawal of Deposited Securities

The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.

Upon surrender of BBVA ADSs at the depositary’s office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.

Dividends, Other Distributions and Rights

The depositary has agreed to pay or distribute to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities upon payment or deduction of its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.

Cash. The depositary will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when the depositary cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

Ordinary Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, the depositary may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The depositary will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.

Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, the depositary will either:

•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if the depositary determines that it is lawful and feasible to do so; or

•

if making such rights available is determined by the depositary not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:

•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,

at such place or places and upon such terms as the depositary may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.

The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The depositary will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to the depositary (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to the depositary, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.

Other Distributions. The depositary will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The depositary may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distributions BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes

Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The depositary may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•

withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.

Record Dates

The depositary will fix a record date to establish which holders of BBVA ADSs are entitled to:

•	receive a dividend, distributions or rights;

•	receive the net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.

Voting of the Underlying Deposited Securities

BBVA has agreed in the deposit agreement that (i) the depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares; and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.

Once the depositary receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting; (ii) explain how holders as of a certain date may instruct the depositary to vote the shares underlying their BBVA ADSs; and (iii) contain a statement as to the manner in which instructions may be given.

The record holders of BBVA ADSs can instruct the depositary to vote the shares underlying their BBVA ADSs. The depositary will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.

In the event the BBVA ADS record holders do not provide written instructions by a specified date, the depositary will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the board informs the depositary, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register

The depositary will maintain at its transfer office:

•	facilities for the delivery and surrender of ordinary shares;

•	facilities for the withdrawal of ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.

Reports and Notices

The depositary will, at BBVA’s expense:

•	arrange for the custodian to provide the depositary copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.

BBVA has delivered to the depositary and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to the depositary and the custodian a copy in English of such amended provisions. The depositary may rely upon such copy for all the purposes of the deposit agreement.

The depositary will, at BBVA’s expense, make available for inspection by BBVA ADS holders at its office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.

Amendment and Termination of the Deposit Agreement

The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and the depositary.

Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.

In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.

At BBVA’s direction, the depositary will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The depositary may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.

After the date that has been fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement, other than:

•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on ordinary shares; and

•	deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to the depositary.

As soon as practicable after the expiration of six months from the date that has been fixed for termination, the depositary will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.

Fees and Expenses

The table below sets forth the fees payable, either directly or indirectly, by a holder of ADSs:

Category	Depositary Actions	Associated Fee / By Whom Paid
(a) Depositing or substituting the underlying shares	Issuance of ADSs	Up to $5.00 for each 100 ADSs (or portion thereof) delivered (charged to person depositing the shares or receiving the ADSs)

(b) Receiving or distributing dividends	Distribution of cash dividends or other cash distributions; distribution of share dividends or other free share distributions; distribution of securities other than ADSs or rights to purchase additional ADSs	Not applicable

(c) Selling or exercising rights	Distribution or sale of securities	Not applicable

(d) Withdrawing an underlying security	Acceptance of ADSs surrendered for withdrawal of deposited securities	Up to $5.00 for each 100 ADSs (or portion thereof) surrendered (charged to person surrendering or to person to whom withdrawn securities are being delivered)

(e) Transferring, splitting or grouping receipts	Transfers, combining or grouping of depositary receipts	Not applicable

(f) General depositary services, particularly those charged on an annual basis	Other services performed by the depositary in administering the ADSs	Not applicable

(g) Expenses of the Depositary

Expenses incurred on behalf of holders in connection with

•   stock transfer or other taxes (including Spanish income taxes) and other governmental charges;

•   cable, SWIFT, telex and facsimile transmission and delivery charges incurred at request of holder of ADS or person depositing shares for the issuance of ADSs;

•   transfer, brokerage or registration fees for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian;

•   reasonable and customary expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars

Expenses payable by holders of ADSs or persons depositing shares for the issuance of ADSs; expenses payable in connection with the conversion of foreign currency into U.S. dollars are payable out of such foreign currency

The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign-currency dealers or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign-currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Limitations on Obligations and Liability to BBVA ADS Holders

The deposit agreement expressly limits BBVA’s obligations and the obligations of the depositary, and it limits BBVA’s liability and the liability of the depositary. BBVA and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•

are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.

The depositary will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.

Other General Limitations on Liability to BBVA ADS Holders

None of the depositary, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:

•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond their respective control.

The obligations and liabilities of BBVA and its agents and the depositary and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.

In the deposit agreement, BBVA and the depositary agree to indemnify each other under certain circumstances.

General

The depositary will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by the depositary upon BBVA’s request or with BBVA’s approval.

Any transfer of the BBVA ADSs is registrable on the books of the depositary. However, the depositary may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.

As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, the depositary or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:

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payment of a sum sufficient to pay or reimburse the custodian, the depositary or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement;

•	the production of proof satisfactory to the depositary or custodian of:

•	identity or genuineness of any signature; and

•	citizenship, residence, exchange control approval, and legal or beneficial ownership;

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compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information deemed necessary or proper.

The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by the depositary or BBVA at any time or from time to time.

Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:

•	when temporary delays arise because the depositary or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

The depositary, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as the depositary.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.

In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding

As of July 26, 2022, there were 210,978,746 BBVA ADSs outstanding.

Exercise of Spanish Bail-in Power and Other Resolution Tools

The ordinary shares of BBVA underlying the ADSs may be subject to the exercise of the Spanish Bail-in Power. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and Other Resolution Tools.”

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

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a discussion of the material U.S. federal, Spanish or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

DESCRIPTION OF THE NOTES OF BBVA

This section describes the general terms and provisions of the indenture dated as of July 28, 2016 (the “senior indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes that may be offered by BBVA, the indenture dated as of June 25, 2019 (the “senior non-preferred indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior non-preferred notes that may be offered by BBVA and the indenture dated as of July 28, 2016 (the “subordinated indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes that may be offered by BBVA. In this section “Description of the Notes of BBVA”, we will refer to the senior notes, the senior non-preferred notes and the subordinated notes as the “notes” and the senior indenture, the senior non-preferred indenture and the subordinated indenture as the “indentures”. In this section, “Description of the Notes of BBVA,” the term “holder” shall mean the person in whose name the notes are registered, unless otherwise indicated herein or in the applicable prospectus supplement. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.

A prospectus supplement will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. The prospectus supplement may add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. Investors in a particular series of notes are therefore directed to read the relevant prospectus supplement and supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes). If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the relevant indenture and supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes). Further, in the event of any conflict between the terms and conditions of the relevant indenture and those of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes), the terms and conditions of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes) shall prevail.

The description contained in this section, as it may be supplemented, updated or superseded by the description included in the applicable prospectus supplement, is only a summary and does not contain the full terms of a particular series of notes, nor all the details found in the full text of the relevant indenture, the notes and the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes). If you would like additional information, you should read such supplemental documentation.

BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the indentures described here. BBVA is not prohibited under the notes or indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the notes or indentures.

The senior notes will be issued under the senior indenture, the senior non-preferred notes will be issued under the senior non-preferred indenture and the subordinated notes will be issued under the subordinated indenture, in each case as each such indenture may be amended or supplemented from time to time. Each of such indentures has been filed with the SEC as an exhibit to the registration statement that includes this prospectus and is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under more than one indenture of BBVA (such as the senior indenture, the senior non-preferred indenture, the subordinated indenture or the contingent convertible preferred securities indenture), upon a default in any series of securities issued under any such indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under any other indentures and a successor trustee will be appointed thereunder.

General

The indentures do not limit the aggregate principal amount of notes that BBVA may issue under them.

Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue. BBVA can issue notes from time to time in one or more series, up to any aggregate principal amount that BBVA may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.

BBVA or any of its subsidiaries may at any time purchase senior notes, senior non-preferred notes or subordinated notes at any price in the open market or otherwise in accordance with prevailing Spanish law and the Bank of Spain’s requirements or, in the case of the subordinated notes or senior non-preferred notes, the Applicable Banking Regulations (as defined herein).

Terms of the Notes Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered notes, including, where applicable, some or all of the following:

•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes;

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with respect to a series of senior notes or subordinated notes, whether the notes may be converted into or exercised or exchanged for debt or equity securities of BBVA or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at BBVA’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the notes will be issued;

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if any of the notes are to be issuable in global form, when they are to be issuable in global form and (i) whether beneficial owners of interests in such notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

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the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the offered notes is payable and, if other than the full principal amount thereof, the portion payable or the method or methods by which the portion of the principal amount of the notes payable on such date or dates is determined;

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the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method or methods, if any, by which such rate or rates will be determined and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

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the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•

if certificates representing the notes will be issued in temporary or permanent global form, the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

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each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to or upon BBVA in respect of the notes or the indenture may be served;

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whether any of the notes are to be redeemable at the option of BBVA or, with respect to a series of senior notes or subordinated notes, of the holder thereof (including pursuant to any redemption provisions in addition to those set forth in the prospectus) and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of BBVA or, with respect to a series of senior notes or subordinated notes, the holder and the terms and provisions of such redemption;

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with respect to a series of senior notes or subordinated notes, whether BBVA is obligated to redeem or purchase any of such notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such notes;

•	the denomination in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•

if other than the principal amount thereof, the portion of the principal amount of any of such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

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if other than U.S. dollars, the currencies or currency units or composite currencies in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

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whether the notes are senior notes issued pursuant to the senior indenture, senior non-preferred notes issued pursuant to the senior non-preferred indenture or subordinated notes issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes notes of each such type;

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if BBVA or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, the period or periods within which and terms and conditions on which such election may be made, as well as the time and manner of determining the exchange rate;

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whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method or methods which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and, if so, the terms and conditions upon which and the manner in which these amounts will be determined;

•	any deletions, modifications or additions to the events of default or covenants of BBVA with respect to the notes set forth in the relevant indenture;

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with respect to a series of senior notes or subordinated notes, the defeasance provisions of the relevant indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

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if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	the identity of the trustee(s) and, if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	the deed of issuance (escritura de emisión), if required, which shall be in Spanish language, related to the notes;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes to the extent not described in this prospectus;

•	any deletions from (which may be in its entirety), modifications or additions to the additional amounts payable with respect to the notes; and

•	any other terms of the notes, which shall not be inconsistent with the provisions of the relevant indenture (as amended, if applicable, by the relevant supplemental indenture).

BBVA may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.

Payments of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. Except as otherwise provided herein, in the event any such withholding or deduction is imposed or levied on any payment on senior notes or subordinated notes or on payment of interest on senior non-preferred notes, by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the holder, after such withholding or deduction equals, in the case of senior notes and the subordinated notes, the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, and in the case of senior non-preferred notes, the amount of interest, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:

(a) to, or to a third party on behalf of, a holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined herein) except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c) in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of that note to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge; or

(d) presented for payment (where presentation is required) by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent; or

(e) in the event that such note is redeemed pursuant to a Redemption for Failure to List (as such term is defined below under “—Redemption—Early Redemption of Senior Notes, Senior Non-Preferred Notes and Subordinated Notes for Listing Reasons”).

Additional amounts will also not be paid with respect to any payment to a holder who is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of that payment, to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such additional amounts had it been the holder.

No additional amounts will be paid by BBVA or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the notes where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the Code (as defined herein) and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the holders and notice to that effect is duly given to the holders in accordance with the provisions set forth under “—Notices” below.

Any reference to, in the case of senior notes and the subordinated notes, principal, interest, premium or sinking funds, and, in the case of senior non-preferred notes, interest, shall be deemed to include additional amounts to the extent payable in respect thereof.

Redemption

The applicable prospectus supplement will indicate, if applicable, the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA or, with respect to a series of senior notes or subordinated notes, the holders of the notes may, pursuant to any redemption provisions in addition to those set forth below, redeem the notes, and the other terms and provisions of such redemption.

Common Terms

BBVA may, subject to the restrictions described in this section and, in the case of subordinated notes, to the prior approval of the relevant authority and, in the case of the senior non-preferred notes, in compliance with Applicable Banking Regulations (as defined below) and, if required, with the prior consent of the Regulator (as defined below), redeem the notes of any series it has issued. Subject to such restrictions, BBVA may, at its option, redeem the notes of any series, in each case at any time with not less than 30 days nor more than 60 days’ notice (90 days’ notice with respect to the senior non-preferred notes of any series) given in the manner described under “—Notices” below and in the applicable prospectus supplement and indenture.

Except as otherwise specified below or in the relevant prospectus supplement, the redemption price will be equal to 100% of the principal amount (or such other redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption.

If BBVA or, with respect to a series of senior notes or subordinated notes, the holders (where applicable) elect to redeem the notes of any series, the applicable redemption price will become due and payable on such notes or portion thereof to be redeemed and, if applicable, they will cease to accrue interest from the redemption date, unless BBVA fails to pay the redemption price on such redemption date.

If BBVA or, with respect to a series of senior notes or subordinated notes, the holders (where applicable) have elected to redeem the notes of any series but prior to the deposit with the trustee or with a paying agent, as the case may be, of the redemption price with respect to such redemption (or in the case of senior non-preferred notes, prior to the payment of the redemption price to the holders) the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price (and any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Early Redemption of Senior Notes, Senior Non-Preferred Notes and Subordinated Notes for Taxation Reasons

Unless otherwise provided in the notes of any series, all (but not less than all) of the senior notes or subordinated notes of any series, and all or part of the senior non-preferred notes of any series, may be redeemed at the option of BBVA, if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement (or, in the case of senior non-preferred notes, on or after the issue date), either (i) BBVA would become obligated to pay additional amounts in making any payments under the notes, as described in the section entitled “—Payments of Additional Amounts” above, with respect to such payment, or (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on such notes or the value of such deduction to BBVA would be materially reduced, provided that in the case of (i) above BBVA is not permitted to give notice to the trustee of the redemption earlier than 60 days (90 days with respect to the senior non-preferred notes of any series) prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes then due.

Early Redemption of Senior Notes, Senior Non-Preferred Notes and Subordinated Notes for Listing Reasons

If any series of notes is not listed on an organized market in an Organization for Economic Co-operation and Development (“OECD”) country by the date that is 45 days prior to the initial interest payment date on such series of notes, BBVA may, at its option and having given no less than 15 days’ notice (which notice will be irrevocable) to the holders of such series of notes (ending on a day which is no later than the business day immediately preceding such initial interest payment date) in accordance with the terms described below under “—Notices” and in the applicable prospectus supplement and indenture, redeem all (but not less than all) of the outstanding notes of such series (any such redemption, a “Redemption for Failure to List”) at the redemption price; provided that from and including the issue date of the notes of such series to and including such interest payment date, BBVA will use its reasonable efforts to obtain or maintain such listing, as applicable.

In the event of a Redemption for Failure to List, if required by the relevant Spanish law and regulation, BBVA will withhold tax and will pay interest in respect of the principal amount of the notes redeemed net of the Spanish withholding tax applicable to such payments (currently 19%). If this were to occur, BBVA would not pay additional amounts and beneficial owners would have to follow the procedures set forth in the relevant prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Early Redemption of Senior Non-Preferred Notes upon an Eligible Liabilities Event

BBVA may redeem all (but not less than all) of the senior non-preferred notes of a series at the redemption price if an Eligible Liabilities Event (as defined below) occurs on or after the issue date of such senior non-preferred notes.

“Eligible Liabilities Event” means, when used with respect to the senior non-preferred notes of any series, a change (or any pending change which the Regulator (as defined below) considers sufficiently certain) in Spanish law or Applicable Banking Regulations (as defined below) on or after the issue date of such notes or any official application or interpretation thereof, that results

(or is likely to result) in such senior non-preferred notes not being (or ceasing to be) fully eligible for inclusion in the Eligible Liabilities Amount (as defined below); provided that an Eligible Liabilities Event shall not occur where such ineligibility for inclusion of such senior non-preferred notes in the Eligible Liabilities Amount is due to the remaining maturity of such senior non-preferred notes being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such senior non-preferred notes.

“Applicable Banking Regulations” means, when used with respect to the senior non-preferred notes of any series, at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V (as defined below), the BRRD (as defined below), the SRM Regulation and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group).

“BRRD” means, when used with respect to the senior non-preferred notes of any series, Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15 establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time (including as amended by Directive 2019/879 of the European Parliament and the Council of May 20, 2019) and including any other relevant implementing or developing regulatory provisions.

“CRD V” means any or any combination of the CRD Directive (as defined below), the CRR (as defined below) and any CRD Implementing Measures (as defined below).

“CRD Directive” means, when used with respect to the senior non-preferred notes of any series, Directive 2013/36/EU of the European Parliament and of the Council of June 26 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time (including as amended by Directive 2019/878 of the European Parliament and the Council of May 20, 2019).

“CRD Implementing Measures” means, when used with respect to the senior non-preferred notes of any series, any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014, as amended, replaced or supplemented from time to time.

“CRR” means, when used with respect to the senior non-preferred notes of any series, Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms, as amended, replaced or supplemented from time to time (including as amended by Regulation 876/2019 of the European Parliament and the Council of May 20, 2019).

“Eligible Liabilities Amount” means the amount of eligible liabilities of BBVA or the BBVA Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in Spain from time to time.

“Regulator” means, when used with respect to the senior non-preferred notes of any series, the European Central Bank, the Bank of Spain or the Relevant Spanish Resolution Authority, as applicable, or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time.

Form, Transfer, Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to BBVA, but BBVA may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest (and any additional amounts) on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon under the applicable indenture. However, if specified in the applicable prospectus supplement, BBVA may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.

Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.

Global Certificates

BBVA may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, BBVA will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.

As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.

Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if: (i) the depository is at any time unwilling, unable or ineligible to continue as depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by BBVA within 60 days of the date BBVA is so informed in writing; (ii) BBVA executes and delivers to the trustee a company order to the effect it has elected to cause the issuance of definitive registered securities; (iii) an event of default has occurred and is continuing with respect to the securities; or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the relevant prospectus supplement.

Outstanding Notes

In determining whether the holders of the requisite principal amount of outstanding notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the notes of such series or the relevant indenture, any note owned by BBVA or any other obligor upon the notes or any affiliate of BBVA or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, (i) the portion of the principal amount of an original issue discount note (if any) that will be outstanding will be the amount that would be declared due and payable as of the date of determination; (ii) the principal amount of a note denominated in a foreign currency will be the dollar equivalent, determined on the date of original issuance of such note, of the principal amount (or, in the case of an original issue discount note, the dollar equivalent on the date of original issuance of such note of the amount determined in (i) above) of such note; and (iii) the principal amount of an indexed note that will be outstanding will be the principal face amount determined on the date of its original issuance.

Modifications and Waivers

Modification of the Indenture with Consent of Holders

BBVA and the applicable trustee may amend or modify the applicable indenture, may modify the rights of holders under such indenture and may waive any future compliance with such indenture by BBVA with the consent, as evidenced in an Act or Acts (as defined in the relevant indenture), of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:

•

change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any additional amounts with respect thereto;

•	change any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of BBVA to pay additional amounts;

•

reduce the amount of the principal of an original issue discount note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions;

•	with respect to the senior notes and subordinated notes, adversely affect the right of repayment at the option of the holder;

•	change the place of payment or currency in which the payment of principal, any premium, interest or any additional amounts is payable;

•	impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any additional amounts with respect to the notes;

•

reduce the percentage in principal amount of notes outstanding the consent of whose holders is required to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

•

modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes of such series the consent of whose holders is required to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•

change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest, if any, thereon or, with respect to the senior notes and subordinated notes, any sinking fund payments, if any, provided in respect thereof;

except in each case with respect to any modification or amendment of the applicable indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority or, with respect to the senior non-preferred notes, a substitution or modification of such notes pursuant to the provisions summarized in “—Substitution and Modification of Senior Non-Preferred Notes” below (in which case neither the consent nor the affirmative vote of any holder of any note affected will be required).

Subject to payment of the trustee’s fees and expenses and other amounts due to the trustee, the holders of not less than a majority in principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture and its consequences with respect to that series, except a default in the payment of the principal of or any premium or interest on or any additional amounts with respect to, any notes of such series or in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each outstanding note of such series.

Modification of the Indenture without Consent of Holders

BBVA and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:

•	evidence the succession of another entity to BBVA, and the assumption by any such successor of the covenants of BBVA in such indenture and in the notes;

•

add to the covenants of BBVA for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon BBVA, provided that, in the case of a series of senior non-preferred notes, the notes do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations;

•	establish the form or terms of notes of any series;

•

evidence and provide for the acceptance and appointment of a successor trustee and to add to or change any of the provisions of such indenture to provide for or facilitate the administration of trusts under the indenture;

•

cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under such indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•

add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of notes or, with respect to a series of senior notes or subordinated notes, the authorized amount of the notes;

•

supplement any of the provisions of such indenture to such extent as shall be necessary, in the case of a series of senior notes or subordinated notes, to permit or facilitate the defeasance and discharge of any series of notes and, in the case of a series of senior non-preferred notes, to permit the discharge of any series of notes, in each case provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•

secure any notes, provided that, in the case of a series of senior non-preferred notes, the notes do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations;

•

delete, amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding immediately prior thereto;

•

with respect to the senior non-preferred notes, delete, amend or supplement any provision of such indenture or any indenture supplement thereto as a result of, and to the extent necessary to effect, the substitution or modification of any series of notes pursuant to the provisions summarized in “—Substitution and Modification of Senior Non-Preferred Notes” below; or

•

delete, amend or supplement any provision of such indenture or any indenture supplement thereto as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Substitution and Modification of Senior Non-Preferred Notes

Notwithstanding anything set forth in this prospectus or the senior non-preferred indenture to the contrary, if an Eligible Liabilities Event occurs and is continuing in respect of a series of senior non-preferred notes, BBVA may substitute all (but not only some) of such senior non-preferred notes or modify the terms of all (but not only some) of such senior non-preferred notes, without any requirement for the consent or approval of the holders of such senior non-preferred notes, so that the notes are substituted for, or their terms are modified to, become, or remain, Qualifying Securities (as defined below), subject to: (i) having given not less than 30 nor more than 90 days’ notice to the holders thereof and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such senior non-preferred notes resulting from such modification or, if such senior non-preferred notes are substituted, any difference between the terms of such senior non-preferred notes and those of the Qualifying Securities for which they are substituted, not being materially prejudicial to the interests of holders of such senior non-preferred notes, and BBVA having delivered an officer’s certificate to the trustee to that effect not less than five business days prior to (i) in the case of a substitution of the senior non-preferred notes, the issue date of the relevant Qualifying Securities for which such senior non-preferred notes are substituted; or (ii) in the case of a modification of the terms and conditions of the senior non-preferred notes, the date such modification becomes effective.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of a series of senior non-preferred notes, any variation in the ranking of such senior non-preferred notes resulting from any such modification or, if such senior non-preferred notes are substituted, any difference between their ranking and that of the Qualifying Securities for which such senior non-preferred notes are substituted, shall be deemed not to be prejudicial to the interests of holders where the ranking of the senior non-preferred notes or, if the senior non-preferred notes are substituted, of the Qualifying Securities for which such senior non-preferred notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such senior non-preferred notes on the issue date of such senior non-preferred notes.

For the purposes of the second immediately preceding paragraph, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of the series of senior non-preferred notes to be substituted or modified can inspect or obtain copies of, if such senior non-preferred notes are modified, the new terms and conditions of the senior non-preferred notes of such series or, if such senior non-preferred notes are substituted, the Qualifying Securities for which they are substituted. Such substitution or modification will be effected without any cost or charge to such holders.

If the senior non-preferred notes of a series are substituted in accordance with the provisions described above, such senior non-preferred notes shall cease to bear interest from (and including) the date of substitution thereof.

Each holder and beneficial owner of the senior non-preferred notes of any series shall, by virtue of its acquisition of the senior non-preferred notes of any series or any beneficial interest therein, be deemed to accept the substitution or modification of the terms of the senior non-preferred notes of such series as set forth above and to grant to BBVA and the trustee full power and authority to take any action and/or to execute and deliver any document in its name and/or on its behalf which is necessary or convenient to complete the substitution or modification of the terms of the senior non-preferred notes of such series, as applicable. By its acquisition of a senior non-preferred note, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will be deemed to have waived any and all claims, in law and/or in equity, against the trustee for, agreed not to initiate a suit against the trustee in respect of, and agreed that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the senior non-preferred notes upon the occurrence of an Eligible Liabilities Event.

“Qualifying Securities” means, with respect to a series of senior non-preferred notes which is subject to any substitution or modification pursuant to the provisions described above, at any time, any securities issued by BBVA that:

(i) contain terms which comply with the then current requirements for inclusion in the Eligible Liabilities Amount as provided under Applicable Banking Regulations, as applicable;

(ii) have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of senior non-preferred notes immediately prior to any substitution or modification pursuant to the provisions described under this “—Substitution and Modification of Senior Non-Preferred Notes”;

(iii) have the same or higher ranking as is applicable to such series of senior non-preferred notes on the issue date of such series of senior non-preferred notes as described under “—Senior Non-Preferred Notes—Ranking of Senior Non-Preferred Notes” below;

(iv) preserve any existing rights under the senior non-preferred notes to any accrued interest which has not been paid in respect of the period from (and including) the interest payment date last preceding the date of any substitution or modification pursuant to the provisions described under this “—Substitution and Modification of Senior Non-Preferred Notes”; and

(v) are listed or admitted to trading on any stock exchange as selected by BBVA, if such series of senior non-preferred notes was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to the provisions described under this “—Substitution and Modification of Senior Non-Preferred Notes”.

Discharge, Defeasance and Covenant Defeasance of Senior Notes and Subordinated Notes

BBVA may discharge the relevant indenture with respect to any series of senior notes or subordinated notes that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of BBVA, are to be called for redemption within one year, by (i) depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be; (ii) paying or causing to be paid all other sums payable by BBVA with respect to such notes; and (iii) delivering to the relevant trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent set forth in the relevant indenture relating to the satisfaction and discharge of such indenture as to such series of notes have been complied with.

BBVA may also elect to have its obligations under the relevant indenture discharged with respect to the outstanding senior notes or subordinated notes of any series (“legal defeasance”). Legal defeasance means that BBVA will be deemed to have paid and discharged the entire indebtedness represented by the outstanding senior notes or subordinated notes of such series under the relevant indenture, except for:

•	the rights of holders of such notes to receive principal, any premium, interest and any additional amounts when due from the trust described below;

•

the obligations of BBVA to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, BBVA may elect to have its obligations released with respect to certain covenants in the senior indenture and the subordinated indenture (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior notes or subordinated notes of or within any series:

•

BBVA must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

•

the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which BBVA is a party or by which it is bound;

•

no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•

BBVA must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by BBVA, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant prospectus supplement;

•	BBVA must have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance have been complied with;

•

the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

•

the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•

in the case of the subordinated notes, BBVA shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Senior Indebtedness (as defined below under “—Subordinated Notes—Subordination of Subordinated Notes”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the applicable prospectus supplement, if, after BBVA has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to senior notes or subordinated notes of any series,

•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below for purposes of this section) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by such note shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal, any premium, interest and any additional amounts on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

In this section “Description of the Notes of BBVA”, a “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the European Union.

In the event BBVA effects covenant defeasance with respect to any senior notes or subordinated notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, BBVA will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the senior notes or subordinated notes of a particular series.

In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of senior notes or subordinated notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the notes of such series or such notes otherwise ceasing to be outstanding, the applicable indenture (and any relevant supplemental indenture) shall be deemed to be satisfied and discharged as to such series and such notes shall thereafter be deemed to be not “outstanding”.

Satisfaction and Discharge of Senior Non-Preferred Notes

Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge the senior non-preferred indenture with respect to any senior non-preferred notes of a series that have not already been delivered to the trustee for cancellation and that have become due and payable, by (i) depositing or causing to be deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such senior non-preferred notes, including principal, interest, premium and any additional amounts to the date of such deposit; (ii) paying or causing to be paid all other sums payable by BBVA with respect to such notes; and (iii) delivering to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent set forth in the senior non-preferred indenture relating to the satisfaction and discharge of such indenture as to such series of notes have been complied with.

In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of senior non-preferred notes resulting in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on such senior non-preferred notes or such senior non-preferred notes otherwise ceasing to be outstanding, the senior non-preferred indenture shall be deemed to be satisfied and discharged as to such series and such senior non-preferred notes shall thereafter be deemed to be not “outstanding”.

Notices

All notices to holders of registered notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the applicable trustee or security registrar. Notwithstanding the foregoing, any notice given to the holder of a global security representing senior non-preferred notes shall be sufficiently given if such notice is given in accordance with the applicable procedures of the relevant depository.

The Trustee

The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, has its corporate trust office located at 240 Greenwich Street, New York, NY 10286 and the indentures will be administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at One Canada Square, London E14 5AL, United Kingdom or such other location in New York or England as notified by the trustee to BBVA from time to time. The trustee and any trustee appointed pursuant to the senior indenture, the senior non-preferred indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (a) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the applicable indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series; and (b) the applicable indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the applicable trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

Subject to the provisions of the Trust Indenture Act, the applicable trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of notes, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.

BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant indenture.

Repayment of Funds

In the case of the senior notes and the subordinated notes, all monies paid by BBVA to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to BBVA, and in the case of the senior non-preferred notes, all such monies which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, in each case on BBVA’s request, and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to BBVA for any payment which such holder may be entitled to collect.

Prescription

All claims against BBVA for payment of principal, premium, interest or additional amounts on or in respect of the notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the applicable trustee or the paying agent.

Consolidation, Merger and Conveyance of Assets; Assumption

Except as provided by the events of default with respect to the senior notes, nothing contained in the indentures or in any of the notes shall prevent any consolidation, amalgamation or merger (and, in the case of the senior non-preferred notes, any reconstruction) of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive consolidations, amalgamations or mergers (and, in the case of the senior non-preferred notes, any successive reconstructions) in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, conveyance or lease (and, in the case of the senior non-preferred notes, any transfer) of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that the person formed by or into which BBVA is consolidated, amalgamated or merged (or in the case of senior non-preferred notes, any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets) shall assume the due and punctual payment of the principal of (and premium, if any), interest and additional amounts, if any, on the notes in accordance with the provisions thereof and the indentures, and the performance of every covenant of the indentures on the part of BBVA to be performed or observed.

Any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the notes of any series without the consent of any holder, provided that certain conditions are satisfied, including that the successor entity has ratings for long-term senior debt (in the case of senior notes and senior non-preferred notes) or long-term subordinated debt (in the case of subordinated notes) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. which are the same as or higher than the credit rating for long-term senior or subordinated debt, as the case may be, of BBVA (or, if applicable, the previous successor entity) immediately prior to such assumption.

Upon any such assumption, all of BBVA’s direct obligations under the notes of the relevant series and, with respect to such notes, all of BBVA’s direct obligations under the relevant indenture shall immediately be discharged, and the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, BBVA under the indenture with respect to any such notes with the same effect as if such successor entity had been named as BBVA in the indenture.

In the event of any merger, consolidation, sale, conveyance or lease (or, in the case of the senior non-preferred notes, in the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease), or in the case of any assumption of obligations under the notes of any series permitted by the relevant indenture by a successor, if the acquiring, resulting or successor person is not incorporated or tax resident in Spain, additional amounts under the notes will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of such person (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, if the acquiring, resulting or successor person is not incorporated or tax resident in Spain, it will also be entitled to redeem the notes in the circumstances described under “—Redemption—Early Redemption of Senior Notes, Senior Non-Preferred Notes and Subordinated Notes for Taxation Reasons” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence, which change or amendment must occur subsequent to the date of the merger, consolidation, sale, conveyance, lease (or, in the case of the senior non-preferred notes, the date of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease) or assumption.

An assumption of the obligations of BBVA under any series of notes may be considered for U.S. federal income tax purposes to be a deemed exchange by the beneficial owners of the notes of such series for new notes. In that case, U.S. taxpayers could be required to recognize a taxable gain or loss for U.S. federal income tax purposes and may be subject to certain other adverse U.S. tax consequences. U.S. beneficial owners of notes should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The notes and the indentures will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the indentures and the authorization, issuance and execution of the notes will be governed by and construed in accordance with Spanish law. In addition, certain provisions of the notes and the indentures related to the status of the notes and, where applicable, the subordination of the notes, and in the case of the senior non-preferred notes, the waiver of the right of set-off and the agreement with respect to the exercise of the Spanish Bail-in Power, shall be governed by and construed in accordance with Spanish law.

Submission to Jurisdiction

Except as provided in the paragraph immediately below, BBVA will irrevocably submit to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York in any suit or proceeding arising out of or relating to the indenture or the notes and will irrevocably waive, to the extent it may effectively do so, any objection which it may have to the laying of the venue of any such suit or proceeding.

Notwithstanding the above, the senior non-preferred indenture and the senior non-preferred notes provide that the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the senior non-preferred indenture or the senior non-preferred notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority and accordingly each of BBVA, the trustee and each holder of any senior non-preferred notes will submit, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any such suit or proceeding. Each of BBVA, the trustee and each holder of any senior non-preferred notes will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any such suit or proceeding.

Senior Notes

The below description is based on the relevant provisions of the senior indenture, which was entered into on July 28, 2016. Since the execution of the senior indenture, the provisions relating to the relative status and ranking of credits in the Insolvency Law have been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.

The senior indenture provides that the senior notes will constitute direct, unconditional, unsubordinated and unsecured indebtedness of BBVA and will rank pari passu among themselves and with all other present and future unsubordinated and unsecured indebtedness of BBVA, but in the event of insolvency only to the extent permitted by Spanish Law 22/2003 of July 9 (Ley Concursal), as amended, replaced or supplemented from time to time (the “Insolvency Law”), regulating insolvency proceedings in Spain, or other laws relating to or affecting the enforcement of creditors’ rights in Spain.

Events of Default

Except as provided in the second paragraph immediately below, “event of default”, wherever used with respect to the senior notes of any series, means any one of the following events, unless, with respect to a particular series of senior notes, such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating such series of senior notes or in the officer’s certificate for such series:

•	default by BBVA in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•

default by BBVA in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series, and such default is not remedied in 30 days;

•

default in the performance or breach of certain covenants or warranties of BBVA in the senior indenture or the senior notes, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA by the trustee or to BBVA and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

•

an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders of the senior notes of such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation;

•

BBVA is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to BBVA or of a substantial part of its assets (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•

BBVA (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders of the senior notes of such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to directly or indirectly carry on the whole or substantially the whole of its business; or

•

a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA or in relation to the whole or any substantial part of the business or assets of BBVA (in each case, other than in connection with a Resolution or an Early Intervention with respect to BBVA), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA and is not discharged within 30 days.

For the purpose of the above definition, a report by the external auditors from time to time of BBVA as to whether any part of the business or assets of BBVA is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding the above, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the fifth and sixth bullet points set forth above or any provision of the senior indenture with respect to the senior notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the senior notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the senior notes of any series, will constitute an event of default or default under the senior indenture or the senior notes of any series. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the senior notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior note, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.

At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act rescind and annul such declaration and its consequences if:

(i)	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;

(B)

the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;

(C)

to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and

(D)

all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and

(ii)

all events of default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act waive any past event of default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.

No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture, or for the appointment of a receiver or trustee, or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the senior indenture and the senior notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The senior notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any senior note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to senior notes of such series.

Senior Non-Preferred Notes

Ranking of Senior Non-Preferred Notes

The below description is based on the relevant provisions of the senior non-preferred indenture, which was entered into on June 25, 2019. The provisions relating to the relative status and ranking of credits in the Insolvency Law may be subject to change. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.

According to the senior non-preferred indenture, the senior non-preferred notes shall be direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.2 of Law 11/2015), the payment obligations of BBVA under the senior non-preferred notes with respect to claims for principal (which claims will constitute ordinary claims (as defined below)) will rank:

(i)

junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa) and (c) Senior Preferred Obligations (as defined below);

(ii)	pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations (as defined below); and

(iii)	senior to all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future,

such that any claim for principal in respect of the senior non-preferred notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Claims of holders in respect of interest on the senior non-preferred notes of any series accrued but unpaid as of the commencement of any insolvency proceeding in respect of BBVA shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law (including, without limitation, junior to claims on account of principal in respect of contractually subordinated obligations of BBVA, unless otherwise provided by the Insolvency Law or other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain). No further interest on the senior non-preferred notes of any series shall accrue from the date of declaration of the insolvency of BBVA.

Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the senior non-preferred notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder of any senior non-preferred note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Each holder and beneficial owner of senior non-preferred notes by his or her acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the senior non-preferred notes as provided in the senior non-preferred indenture and as summarized herein and appoints the applicable trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of BBVA which, upon the insolvency (concurso de acreedores) of BBVA and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of BBVA with respect to (i) the payment of principal under the senior non-preferred notes and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of BBVA are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of BBVA with respect to all ordinary claims, present and future, other than Senior Non-Preferred Obligations.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the senior non-preferred notes of any series nor the trustee acting on behalf of the holders may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the senior non-preferred notes of such series or the senior non-preferred indenture and each of them shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a senior non-preferred note of any series or any interest therein by BBVA in respect of, or arising under, the senior non-preferred notes of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if any voluntary or involuntary liquidation of BBVA shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Events of Default

“Event of default”, wherever used with respect to senior non-preferred notes of any series, means (whatever the reason for such event of default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth under “—Consolidation, Merger and Conveyance of Assets; Assumption” with respect to the senior non-preferred notes (in this case, even without being approved by an Act of the holders of such series of notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the senior non-preferred notes of such series).

Notwithstanding any other provision of the senior non-preferred indenture, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the immediately preceding paragraph or any provision of the senior non-preferred indenture with respect to the senior non-preferred notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the senior non-preferred notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the senior non-preferred notes of any series, will constitute an event of default or default under the senior non-preferred indenture or the senior non-preferred notes of any series or otherwise constitute non-performance of a contractual obligation, or entitle the holders of the senior non-preferred notes of any such series to any remedies, which are hereby expressly waived. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the senior non-preferred notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the senior non-preferred notes of any series at the time outstanding occurs and is continuing, then the principal, or such lesser amount as may be provided for in the senior non-preferred notes of such series (if applicable), of such outstanding senior non-preferred notes or senior non-preferred note, as the case may be, shall be deemed to have been declared, and shall become, immediately and automatically due and payable.

For the avoidance of doubt, only an event of default (rather than any breach or default under the senior non-preferred indenture or the senior non-preferred notes of any series) may give rise to a declaration of acceleration pursuant to the provisions summarized above.

At any time after such a declaration of acceleration with respect to the senior non-preferred notes or a senior non-preferred note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior non-preferred indenture, the holders of not less than a majority in principal amount of the outstanding senior non-preferred notes of such series may, by Act, rescind and annul such declaration and its consequences if:

(i)	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all senior non-preferred notes of such series;

(B)

the principal of and any premium on any senior non-preferred notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior non-preferred notes;

(C)

to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior non-preferred notes; and

(D)

all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior non-preferred indenture; and

(ii)	all events of default with respect to senior non-preferred notes of such series shall have been cured or waived as provided in the senior non-preferred indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses and other amounts due to the trustee, the holders of not less than a majority in principal amount of the outstanding senior non-preferred notes of any series on behalf of the holders of all the senior non-preferred notes of such series may, by Act, waive any past default under the senior non-preferred indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior non-preferred note of such series or in respect of a covenant or provision of the senior non-preferred indenture that cannot be modified or amended without the consent of the holder of each outstanding senior non-preferred notes of such series.

No holder of any of the senior non-preferred notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior non-preferred indenture, or for the appointment of a receiver or trustee, or any other remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the senior non-preferred notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior non-preferred notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the senior non-preferred indenture with respect to such series of senior non-preferred notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior non-preferred notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the senior non-preferred indenture and the senior non-preferred notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior non-preferred indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior non-preferred note or notes on or after the respective maturity or maturities therefor specified in such senior non-preferred notes (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior non-preferred notes of a series may consent by Act, on behalf of the holders of all outstanding senior non-preferred notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The senior non-preferred notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any senior non-preferred note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the senior non-preferred indenture known to the applicable trustee with respect to the senior non-preferred notes of any series, such trustee shall transmit by mail to all holders of senior non-preferred notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior non-preferred notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to senior non-preferred notes of such series.

Subordinated Notes

Subordination of Subordinated Notes

The below description is based on the relevant provisions of the subordinated indenture, which was entered into on July 28, 2016. Since the execution of the subordinated indenture, the provisions relating to the relative status and ranking of credits in the Insolvency Law have been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.

BBVA’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. Subject to mandatory provisions of Spanish law, in the event of insolvency (concurso) of BBVA under the Insolvency Law, the obligations of BBVA on account of principal of the subordinated notes will fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Senior Indebtedness (as defined below) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA, except for certain subordinated obligations expressed, by law or by their terms, to rank senior or junior to the subordinated notes. Accordingly, no amount shall be payable to the holders of subordinated notes until the claims with respect to all Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA under the Insolvency Law have been satisfied pursuant to the laws of Spain. Additional detail on the status of the securities may be included in the applicable prospectus supplement.

Prior to any voluntary or necessary declaration of insolvency (concurso) of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution and the subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder of any subordinated note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Except as provided above, nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA to make, or prevent BBVA from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s behalf.

The applicable trustee’s claims under the subordinated indenture are not subordinated.

“Senior Indebtedness” means, with respect to BBVA, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes), those subordinated creditors referred to in art. 92.1 of the Insolvency Law and insolvency estate creditors (acreedores contra la masa) of BBVA, in each case as determined in accordance with the Insolvency Law; or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of BBVA, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by BBVA, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.

Events of Default

“Event of default”, wherever used with respect to subordinated notes of any series, means any one of the following events, unless, with respect to a particular series of subordinated notes, such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating such series of subordinated notes or in the officer’s certificate for such series:

•

an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation; or

•	any other event of default that may be specified pursuant to the subordinated indenture.

Notwithstanding the above, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the first bullet point set forth above or any provision of the subordinated indenture with respect to the subordinated notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the subordinated notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the subordinated notes of any series, will constitute an event of default or default under the subordinated indenture or the subordinated notes of any series. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the subordinated notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series (if applicable), of such subordinated notes or subordinated note, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.

At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act, rescind and annul such declaration and its consequences if:

(i)	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;

(B)

the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;

(C)

to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and

(D)

all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and

(ii)

all events of default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act, waive any past event of default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series or in respect of a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of each holder of outstanding subordinated notes of such series.

No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture, or for the appointment of a receiver or trustee, or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the subordinated indenture and the subordinated notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act, on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any subordinated note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to subordinated notes of such series.

Perpetual Subordinated Debt

BBVA may not issue subordinated notes under the subordinated indenture that do not have a stated maturity or which are otherwise treated as equity for U.S. federal income tax purposes.

Agreement with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the notes of any series, the indentures or any other agreements, arrangements, or understandings between BBVA and any holder, by its acquisition of any notes offered hereunder, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the notes of any series, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the notes of any series; (2) the conversion of all, or a portion, of the Amounts Due on the notes of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (3) the cancellation of the notes of any series; (4) the amendment or alteration of the maturity of the notes of any series or amendment of the amount of interest payable on the notes of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the notes of any series or the rights of the holders thereunder or under the relevant indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any notes offered hereunder, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an event of default with respect to the notes or under the relevant indenture. By its acquisition of any notes offered hereunder, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (i) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the applicable indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series; and (ii) the applicable indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to a series of notes, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series, and the resignation and/or removal of the applicable trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any notes offered hereunder, each holder further agrees to be deemed to have authorized, directed and requested the relevant depository (including, if applicable, DTC) and any direct participant therein or other intermediary through which it holds such notes to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to the depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the notes of such series. BBVA will also deliver a copy of such notice to the trustee for information purposes.

If BBVA or, with respect to a series of senior notes or subordinated notes, the holders (where applicable) have elected to redeem the notes of any series but prior to (with respect to a series of senior notes or subordinated notes) the deposit with the trustee or with a paying agent, as the case may be, or (with respect to a series of senior non-preferred notes), prior to the payment to holders, of the redemption price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price (and any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Upon the exercise of the Spanish Bail-in Power with respect to a series of notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the notes of such series or such notes otherwise ceasing to be outstanding, the applicable indenture shall be deemed satisfied and discharged as to such series and such notes shall thereafter be deemed to be not “outstanding”.

Subsequent Holders’ Agreement

Holders (which, for the purposes of this section, includes each holder of a beneficial interest in the notes) of any notes offered hereunder that acquire such notes in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any notes offered hereunder that acquire such notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes related to the exercise of the Spanish Bail-in Power set forth under “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

DESCRIPTION OF THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES OF BBVA

This section describes the general terms and provisions of the indenture dated as of September 25, 2017 (the “contingent convertible preferred securities indenture”) between BBVA, as issuer, and The Bank of New York Mellon, as trustee, which sets forth certain provisions with respect to the contingent convertible preferred securities that may be offered by BBVA. A prospectus supplement will describe the specific terms of a particular series of contingent convertible preferred securities and any general terms outlined in this section that will not apply to those contingent convertible preferred securities. In this section, “Description of the Contingent Convertible Preferred Securities of BBVA,” the term “holder” shall mean the person in whose name the notes are registered, unless otherwise indicated herein or in the applicable prospectus supplement. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the contingent convertible preferred securities indenture or the supplemental indenture or Board resolution creating a particular series of contingent convertible preferred securities.

Material information about the contingent convertible preferred securities and the contingent convertible preferred securities indenture is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the contingent convertible preferred securities indenture and the contingent convertible preferred securities. If you would like additional information, you should read the contingent convertible preferred securities indenture and the contingent convertible preferred securities as well as the supplemental indenture or Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series. Whenever we refer to specific provisions of or terms defined in the contingent convertible preferred securities indenture in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the contingent convertible preferred securities indenture.

BBVA may issue future contingent convertible preferred securities under other indentures or documentation which contain provisions different from those included in the contingent convertible preferred securities indenture described here. BBVA is not prohibited under the contingent convertible preferred securities or the contingent convertible preferred securities indenture from paying any amounts due under any of its obligations at a time when an Enforcement Event (as defined below) has occurred or when they have failed to pay any amounts due under the contingent convertible preferred securities or the contingent convertible preferred securities indenture.

The contingent convertible preferred securities indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The contingent convertible preferred securities indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the contingent convertible preferred securities indenture and under another indenture of BBVA (such as the senior indenture or the subordinated indenture), upon a default in any series of securities issued under any such other indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under the contingent convertible preferred securities indenture and a successor trustee will be appointed.

General

The contingent convertible preferred securities indenture does not limit the aggregate liquidation preference of contingent convertible preferred securities that BBVA may issue under it.

Neither the contingent convertible preferred securities indenture nor the contingent convertible preferred securities will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue, including the issuance of further contingent convertible preferred securities. BBVA can issue contingent convertible preferred securities from time to time in one or more series, up to any aggregate liquidation preference that BBVA may authorize. Unless previously converted into Common Shares, the contingent convertible preferred securities will constitute direct, unconditional and unsecured obligations of BBVA.

The contingent convertible preferred securities indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture and a successor trustee may be appointed.

BBVA or any of its subsidiaries may purchase contingent convertible preferred securities at any price in the open market or otherwise, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time. Such contingent convertible preferred securities purchased may be held, reissued, resold or surrendered to the relevant Paying Agent (as defined below) and/or the relevant registrar for cancellation, except that contingent convertible preferred securities purchased by BBVA must be surrendered to the relevant Paying Agent and/or the relevant registrar for cancellation in accordance with Applicable Banking Regulations.

The holders of any series of contingent convertible preferred securities are not entitled to receive notice of or to attend any extraordinary or ordinary meetings of Shareholders of BBVA and will have no voting rights with respect thereto.

The contingent convertible preferred securities are BBVA’s subordinated non-step-up non-cumulative convertible preferred securities convertible into BBVA’s ordinary shares only upon the occurrence of certain events. The contingent convertible preferred securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or Spain.

BBVA may issue contingent convertible preferred securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible preferred securities will describe the terms of the offered contingent convertible preferred securities, including, but not limited to, some or all of the following terms, to the extent such terms differ from or are in addition to those set forth in this prospectus:

•	the specific designation and Liquidation Preference (as defined below) of the contingent convertible preferred securities;

•	how to calculate Distributions (as defined below), if any, and the terms or circumstances under which any such Distributions may be cancelled in whole or in part, if any;

•	the date or dates from which Distributions, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

•	the price or prices at which they will be issued;

•

the terms on which the contingent convertible preferred securities may or are required to convert into ordinary shares of BBVA and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any Distributions are payable;

•	the terms and conditions of any mandatory redemption;

•	the terms and conditions, if any, under which BBVA may elect to substitute or vary the terms of the contingent convertible preferred securities;

•	the currency or currencies in which Liquidation Preference and Distributions are denominated and in which BBVA will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible preferred securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible preferred securities;

•

whether and under what circumstances, if other than those described in this prospectus, BBVA will pay additional amounts on the contingent convertible preferred securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, BBVA may redeem the contingent convertible preferred securities following those developments;

•	the clearing system or systems on which the contingent convertible preferred securities will be cleared and settled; and

•	any listing on a securities exchange.

Holders of contingent convertible preferred securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such contingent convertible preferred securities are converted into BBVA’s ordinary shares, in which case holders will have the voting rights described under “Description of BBVA Ordinary Shares”.

Certain Defined Terms

In this “Description of the Contingent Convertible Preferred Securities of BBVA”, the following terms have the following meanings:

“Accounting Currency” means euro or such other primary currency used in the presentation of the BBVA Group’s accounts from time to time;

“Additional Amounts” has the meaning set forth under “—Additional Amounts”;

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations;

“Additional Tier 1 Instrument” means any contractually subordinated obligation of BBVA constituting an Additional Tier 1 instrument (instrumento de capital de nivel 1 adicional) in accordance with Applicable Banking Regulations;

“ADS Depositary” means The Bank of New York Mellon, as the depositary under BBVA’s deposit agreement (see “Description of BBVA American Depositary Shares”) or any successor ADS depositary;

“Agents” means the agents appointed in accordance with the contingent convertible preferred securities indenture or any applicable supplemental indenture and shall include any Paying Agent, contingent convertible preferred security registrar, Paying and Conversion Agent, Calculation Agent and Authenticating Agent;

“Applicable Banking Regulations” means, when used with respect to the contingent convertible preferred securities of any series, at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD IV, the BRRD and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group);

“Authenticating Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by the trustee pursuant to the contingent convertible preferred securities indenture to act on behalf of the trustee to authenticate contingent convertible preferred securities of such series. Initially, and unless otherwise specified, The Bank of New York Mellon, acting through its principal corporate trust office in New York will act as Authenticating Agent;

“BRRD” means Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as implemented into Spanish law, as amended or supplemented from time to time, or any such other directive as may come into effect in place thereof, and including any other relevant implementing regulatory provisions;

“Business Day” means, unless otherwise provided in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the Liquidation Preference (and premium, if any) of, or any Distributions on, or any Additional Amounts with respect to the contingent convertible preferred securities of that series are payable;

“Calculation Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by BBVA as the party responsible for calculating the Distribution Rate and/or such other amount(s) from time to time in relation to such series of contingent convertible preferred securities;

“Capital Event” means, when used with respect to the contingent convertible preferred securities of any series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the contingent convertible preferred securities of such series ceasing to be included in, or counting towards, the BBVA Group’s or BBVA’s Tier 1 Capital;

“Capital Reduction” means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in the capital of BBVA. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the contingent convertible preferred securities indenture;

“Capital Reduction Conversion” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Capital Reduction Notice” has the meaning specified in “—Conversion—Conversion Procedures” below, which notice shall specify the Election Period and the procedures for holders to deliver an Election Notice;

“Capital Reduction Notice Date” means the date on which a Capital Reduction Notice is deemed to be given;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph

(a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;

“CET1 Capital” means, at any time, the common equity tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“CET1 ratio” means, at any time, with respect to BBVA or the BBVA Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the CET1 Capital of BBVA or the BBVA Group, respectively, at such time divided by the Risk Weighted Assets Amount of BBVA or the BBVA Group, respectively, at such time, all as calculated by BBVA;

“Clearing System” means DTC or any of the European Clearing Systems, as applicable;

“Closing Price” means, in respect of a Common Share and in relation to any dealing day, the price per Common Share quoted by the Relevant Stock Exchange as the closing price or closing auction price of a Common Share on such dealing day;

“Common Shares” means ordinary shares in the capital of BBVA, each of which confers on the holder one vote at general meetings of BBVA and is credited as fully paid up;

“Conversion” means a Trigger Conversion or a Capital Reduction Conversion, as the case may be;

“Conversion Event” means a Trigger Event or a Capital Reduction, as the case may be;

“Conversion Notice” means a Trigger Event Notice or a Capital Reduction Notice, as the case may be;

“Conversion Notice Date” means the Trigger Event Notice Date or the Capital Reduction Notice Date, as the case may be;

“Conversion Price” has the meaning specified under “—Conversion—Conversion Price”;

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered following Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date;

“Conversion Shares Depository” means, when used with respect to the contingent convertible preferred securities of any series, a reputable independent financial institution, trust company or similar entity to be appointed by BBVA on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed to perform such functions and who will hold Common Shares in Iberclear or any of its participating entities in a designated trust or custody account for the benefit of the holders of the contingent convertible preferred securities of such series and otherwise on terms consistent with the terms of the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture;

“CRD IV” means any or any combination of the CRD IV Directive, the CRR and any CRD IV Implementing Measures;

“CRD IV Directive” means, when used with respect to the contingent convertible preferred securities of any series, Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended or supplemented from time to time, or such other directive as may come into effect in place thereof;

“CRD IV Implementing Measures” means, when used with respect to the contingent convertible preferred securities of any series, any regulatory capital rules implementing the CRD IV Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014;

“CRR” means, when used with respect to the contingent convertible preferred securities of any series, Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, as amended or supplemented from time to time, or such other regulation as may come into effect in place thereof;

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

•

if the Common Shares to be issued and delivered are not entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

•

if the Common Shares to be issued and delivered are entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that:

(i)

if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered are not entitled to receive that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)

if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event;

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Delivery Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is required in accordance with the contingent convertible preferred securities indenture, and which is required to be delivered in connection with a conversion of the contingent convertible preferred securities and the delivery of the Common Shares (or ADSs);

“Distributable Items” shall have the meaning given to such term in CRD IV, as interpreted and applied in accordance with Applicable Banking Regulations;

“Distribution” means the non-cumulative cash distribution, if any, in respect of a series of contingent convertible preferred securities in a Distribution Period;

“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement;

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;

“Distribution Rate” means the rate at which the contingent convertible preferred securities of a series accrue Distributions in accordance with “—Payments—Distributions” below;

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital, provided that:

(a)	where:

(i)

a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)

there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is, or is expressed to be, in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)	any issue of Common Shares falling within subparagraphs (a) and (b) of “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA or any member of the BBVA Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of BBVA or any member of the BBVA Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of a Common Share on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by BBVA or, as the case may be, any member of the BBVA Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d)

if BBVA or any member of the BBVA Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by BBVA for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) BBVA, such dividend or distribution shall for the purposes of these contingent convertible preferred securities of any series be treated as a dividend or distribution made or paid to Shareholders by BBVA, and the provisions of the contingent convertible preferred securities and the contingent convertible preferred securities indenture, including references to BBVA paying or making a dividend, shall be construed accordingly;

“Election Notice” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Election Period” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;

“Enforcement Event” has the meaning specified under “—Enforcement Events and Remedies—Enforcement Events” below;

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);

“Existing Shareholders” has the meaning specified in the definition of “Newco Scheme”;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Floor Price” means the price determined in the relevant prospectus supplement, subject to adjustment in accordance with “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below;

“further contingent convertible preferred securities” means any instruments or securities which are similar to the contingent convertible preferred securities and are contingently convertible into Common Shares other than at the option of the holders thereof;

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U.);

“Independent Financial Adviser” means an independent financial institution or financial adviser of international repute appointed by BBVA at its own expense;

“Liquidation Distribution” means the Liquidation Preference per contingent convertible preferred security plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution;

“Liquidation Event” has the meaning set forth under “—Payments—Liquidation Distribution”;

“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement;

“Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (a) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD IV Directive and/or (b) Applicable Banking Regulations;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of BBVA immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and BBVA, provided that:

(a)	only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)

immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of BBVA;

(d)

all Subsidiaries of BBVA immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of BBVA (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)

immediately after completion of the Scheme of Arrangement, BBVA (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by BBVA immediately prior to the Scheme of Arrangement;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

“Notice Cut-off Date” shall have the meaning set forth under “—Conversion—Conversion Procedures”;

“Parity Securities” means any instrument issued or guaranteed by BBVA (including the guarantee thereof), which instrument or guarantee ranks pari passu with the contingent convertible preferred securities;

“Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means any person (which may include BBVA) authorized by BBVA to pay the Liquidation Preference (and premium, if any) of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible preferred securities of such series on behalf of BBVA, which expression shall include the Principal Paying Agent. Except as otherwise specified in the relevant prospectus supplement, The Bank of New York Mellon, acting through its London Branch (or a successor thereof) will act as Paying Agent in respect of the contingent convertible preferred securities of any series;

“Paying and Conversion Agent” means, when used with respect to the contingent convertible preferred securities of any series, the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible preferred securities indenture or any supplemental indenture with respect to such series and includes any successors thereto appointed from time to time in accordance with the contingent convertible preferred securities indenture or any such supplemental indenture;

“Payment Business Day” means (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London and (ii) in the case of contingent convertible preferred securities in definitive form only, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of payment;

“Performance Obligation” has the meaning specified in “—Enforcement Events—Enforcement Events and Remedies”;

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe;

“Principal Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means The Bank of New York Mellon, acting through its London branch (or a successor thereof) except as otherwise specified in the relevant prospectus supplement;

“Recognized Stock Exchange” means an organized regularly operating, recognized stock exchange or securities market in a country that is a member of the Organization for Economic Co-operation and Development;

“Redemption Price” means, per contingent convertible preferred security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in “—Payments—Distributions”, an amount equal to any accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for the redemption of the contingent convertible preferred securities of the relevant series;

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, if that date is not a dealing day, the succeeding dealing day;

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards);

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information;

“Regulator” means, when used with respect to the contingent convertible preferred securities of any series, the European Central Bank or the Bank of Spain (Banco de España), as applicable, or such other or successor authority having primary bank supervisory authority, in each case with respect to prudential matters in relation to BBVA and/or the BBVA Group from time to time;

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Retroactive Adjustment” has the meaning specified in “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below;

“Risk Weighted Assets Amount” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of BBVA or the BBVA Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time;

“Scheme of Arrangement” has the meaning specified in the definition of “Newco Scheme”;

“Securities” means any securities including, without limitation, shares in the capital of BBVA, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of BBVA;

“Selling Agent” has the meaning specified in “—Conversion—Failure to Deliver a Delivery Notice” below;

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination;

“Shareholders” means the holders of Common Shares;

“Spanish Companies Act” means the Royal Legislative Decree 1/2010, of July 2, approving the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital), as amended, replaced or supplemented from time to time;

“Spanish Insolvency Law” means Law 22/2003 (Ley Concursal) of July 9, regulating insolvency proceedings in Spain, as amended or supplemented from time to time, or an equivalent legal provision which replaces it in the future.

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by BBVA to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than BBVA) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with BBVA or any member of the BBVA Group;

“Spin-Off Securities” means equity share capital of an entity other than BBVA or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than BBVA;

“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions;

“Subsidiary” means any entity over which BBVA may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) and/or Applicable Banking Regulations;

“Tax Event” in respect of any series of contingent convertible preferred securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in Spain (except as provided in “—Substitution of Issuer”), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the contingent convertible preferred securities of such series (a) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain (except as provided in “—Substitution of Issuer”) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to BBVA would be materially reduced, or (b) BBVA would be required to pay Additional Amounts, or (c) the applicable tax treatment of the contingent convertible preferred securities of such series would be materially affected;

“Tier 1 Capital” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the Tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations;

“Tier 2 Instrument” means any contractually subordinated obligation of BBVA constituting a Tier 2 instrument (instrumento de capital de nivel 2) in accordance with Applicable Banking Regulations;

“Trigger Conversion” has the meaning specified in “—Conversion—Conversion Procedures” below;

“Trigger Event” in respect of any series of contingent convertible preferred securities, means if, at any time, as determined by BBVA, the CET1 ratio of BBVA or the BBVA Group is less than 5.125%;

“Trigger Event Notice” has the meaning specified in “—Conversion—Conversion Procedures” below;

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is deemed to be given;

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-

division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of BBVA (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Payments

All payments in respect of the contingent convertible preferred securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions of “—Additional Amounts” below.

Distributions

Prior to conversion, the contingent convertible preferred securities of any series will accrue Distributions as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Distributions Discretionary

BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on any particular series of contingent convertible preferred securities in whole or in part at any time and for any reason.

Distributions on the contingent convertible preferred securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the contingent convertible preferred securities of any series as a result of any election of BBVA to cancel such Distribution in accordance with this section “—Distributions Discretionary” or the limitations on payment set out in “—Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible preferred securities of such series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this section “—Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in “—Restrictions on Payments” below will constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or the BBVA Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide.

Restrictions on Payments

Payments of Distributions on the contingent convertible preferred securities of a series shall be made only out of Distributable Items of BBVA.

To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the contingent convertible preferred securities of such series scheduled for payment in the then current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the contingent convertible preferred securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible preferred securities of such series.

No payments will be made on the contingent convertible preferred securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to BBVA and/or the BBVA Group).

Agreement to Distribution Cancellation

By acquiring contingent convertible preferred securities of any series, holders (which, for the purposes of this section includes holders of a beneficial interest in the contingent convertible preferred securities) acknowledge and agree that:

(a)

Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “—Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “—Restrictions on Payments” above; and

(b)

a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the contingent convertible preferred securities indenture and the contingent convertible preferred securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or the BBVA Group) or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “—Distributions”, “—Liquidation Distribution” and “—Conversion”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Notice of Distribution Cancellation

If practicable, BBVA will provide notice of any cancellation or deemed cancellation of Distributions on any particular series of contingent convertible preferred securities (in each case, in whole or in part) to the holders of the contingent convertible preferred securities of such series through the relevant depositary (or, if the contingent convertible preferred securities are held in definitive form, to the holders of the contingent convertible preferred securities directly at their addresses shown on the register for the contingent convertible preferred securities) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the contingent convertible preferred securities of any series (unless previously converted into Common Shares in accordance with “—Conversion” below) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the contingent convertible preferred securities of such series.

If, before the occurrence of a Liquidation Event, a Conversion Event occurs but the relevant conversion of the contingent convertible preferred securities of such series into Common Shares is still to take place, holders of the contingent convertible preferred securities of such series will be entitled to receive out of the relevant assets of BBVA a monetary amount equal to that which holders of such contingent convertible preferred securities of such series would have received on any distribution of the assets of BBVA if such conversion had taken place immediately prior to such Liquidation Event.

After payment of the relevant entitlement in respect of a contingent convertible preferred security as described in this section, such contingent convertible preferred security will confer no further right or claim to any of the remaining assets of BBVA.

Subordination

The below description is based on the relevant provisions of the contingent convertible preferred securities indenture, which was entered into on September 25, 2017. Since the execution of the contingent convertible preferred securities indenture, the provisions relating to the relative status and ranking of credits in the Insolvency Law have been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.

Unless previously converted into Common Shares (as set forth in “—Conversion”), the obligations of BBVA under the contingent convertible preferred securities of any series will constitute direct, unconditional, unsecured and subordinated obligations of BBVA and, in case of insolvency (concurso de acreedores) of BBVA, in accordance with Additional Provision 14.3 of Law 11/2015 and the Spanish Insolvency Law but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the obligations of BBVA in respect of the contingent convertible preferred securities of such series constitute an Additional Tier 1 Instrument of BBVA, such contingent convertible preferred securities will rank with respect to claims for any Liquidation Preference of such contingent convertible preferred securities:

(a)	junior to:

(i)	any unsubordinated obligations of BBVA (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and

(ii)

any claim for principal in respect of any other contractually subordinated obligations of BBVA, present and future, not constituting Additional Tier 1 Capital of BBVA for the purposes of Section 3.(a) of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(b)	pari passu with:

(i)	each other claim for any Liquidation Preference of contingent convertible preferred securities;

(ii)

all other claims in respect of any liquidation preference or otherwise for principal in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future; and

(iii)	any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and

(c)

senior to the Common Shares or any other subordinated obligations of BBVA which by law rank junior to the contingent convertible preferred securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the contingent convertible preferred securities).

Unless previously converted into Common Shares, to the extent the obligations of BBVA in respect of the contingent convertible preferred securities of any series cease to constitute an Additional Tier 1 Instrument of BBVA but constitute a Tier 2 Instrument of BBVA, the payment obligations of BBVA under the contingent convertible preferred securities will rank, in accordance with Section 3.(b) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were a Tier 2 Instrument.

To the extent the obligations of BBVA in respect of any outstanding contingent convertible preferred securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such contingent convertible preferred securities will rank, in accordance with Section 3.(a) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

The obligations of BBVA under the contingent convertible preferred securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

BBVA agrees with respect to any series of contingent convertible preferred securities and each holder and beneficial owner of contingent convertible preferred securities of any series, by his or her acquisition of a contingent convertible preferred security, will be deemed to have agreed to the above described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible preferred security. In addition, each holder and beneficial owner of contingent convertible preferred securities of any series by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible preferred securities as provided in the contingent convertible preferred securities indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

Redemption and Repurchase

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible preferred securities of any series may not require any redemption of the contingent convertible preferred securities of such series at any time.

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities are only redeemable in accordance with the following provisions of the contingent convertible preferred securities indenture described in this section “—Redemption and Repurchase”.

Pre-Conditions to Redemptions and Repurchases

As of the date of this prospectus, Article 78(1) of the CRR provides that the Regulator will give its consent to redemption of the contingent convertible preferred securities provided that either of the following conditions is met:

(a) on or before such redemption of the contingent convertible preferred securities, BBVA replaces the contingent convertible preferred securities with instruments qualifying as equal or higher quality on terms that are sustainable for the income capacity of BBVA; or

(b) BBVA has demonstrated to the satisfaction of the Regulator that its own funds and eligible liabilities would, following such redemption, exceed the requirements for own funds and eligible liabilities set forth in CRR, CRD IV Directive and BRRD by a margin that the Regulator may consider necessary.

No vote of the outstanding holders of the contingent convertible preferred securities of any series will be required for BBVA to redeem and cancel the contingent convertible preferred securities of such series.

Optional Redemption

Except as provided below under “—Redemption Due to a Capital Event” or “—Redemption Due to a Tax Event” and in the relevant prospectus supplement, any series of contingent convertible preferred securities shall not be redeemable prior to the fifth anniversary of the date of issuance of the relevant contingent convertible preferred securities (or such other period as Applicable Banking Regulations may require). All, and not only some, of the contingent convertible preferred securities of any series may be redeemed at the option of BBVA at any time on or after the fifth anniversary of the date of issuance of such contingent convertible preferred securities at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

Redemption Due to a Capital Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible preferred securities of any series, there is a Capital Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

As of the date of this prospectus, Article 78(4) provides that the Regulator may only permit BBVA to redeem any series contingent convertible preferred securities before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Capital Event if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of article 78(1) (as described above), there is a change in the regulatory classification of the contingent convertible preferred securities of such series that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Regulator considers such change to be sufficiently certain and BBVA demonstrates to the satisfaction of the Regulator that the regulatory classification was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Redemption Due to a Tax Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the date of issuance of any series of contingent convertible preferred securities, there is a Tax Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

Prior to any notice of redemption of such contingent convertible preferred securities pursuant to the contingent convertible preferred securities indenture, BBVA shall provide the trustee with (i) an officer’s certificate of BBVA stating that BBVA is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Tax Event has occurred; and (ii) an opinion of counsel to the effect that a Tax Event has occurred.

Article 78(4) provides that the Regulator may only permit BBVA to redeem the contingent convertible preferred securities of any series before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Tax Event if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of article 78(1) (as described above), there is a change in the applicable tax treatment of the contingent convertible preferred securities of such series and BBVA demonstrates to the satisfaction of the Regulator that such change is material and was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Redemption Procedures

The decision to redeem the contingent convertible preferred securities of a series must be irrevocably notified by BBVA to holders of the contingent convertible preferred securities of such series upon not less than 30 nor more than 60 calendar days’ notice prior to the relevant redemption date (unless a shorter period is specified in the contingent convertible preferred securities to be redeemed) (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in the manner and to the extent required by the provisions described under “—Notices” below (in which case, such notice may be given at BBVA’s request by the trustee in the name and at the expense of BBVA, provided BBVA has requested the trustee to so give notice in writing accompanied by a copy of the form of notice, and the trustee shall give such notice by the fifth Business Day following its receipt of such request).

Failure to give notice in the manner above provided to the holder of any contingent convertible preferred securities designated for redemption, or any defect in the notice to any such holder, shall not affect the validity of the proceedings for the redemption of any other contingent convertible preferred securities.

Any notice of redemption will state: the redemption date; the Redemption Price; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible preferred securities indenture become due and payable upon each contingent convertible preferred security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the contingent convertible preferred securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible preferred securities being redeemed.

If BBVA gives notice of redemption of the contingent convertible preferred securities of any series, then on or prior to the relevant redemption date, BBVA will (except as otherwise provided in this section “—Redemption and Repurchase”):

(a) irrevocably deposit with the Principal Paying Agent funds (in the currency in which the contingent convertible preferred securities to be redeemed are payable) sufficient to pay the Redemption Price; and

(b) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof.

If the notice of redemption has been given on any series of contingent convertible preferred securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(a) Distributions on the contingent convertible preferred securities of such series shall cease to accrue (unless such deposit is made prior to the redemption date, in which case Distributions on the contingent convertible preferred securities of such series shall cease to accrue on the redemption date);

(b) such contingent convertible preferred securities of such series will no longer be considered outstanding (except as otherwise provided in this section “—Redemption and Repurchase”, if there is a Trigger Event prior to the redemption date or if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such contingent convertible preferred securities prior to the payment of the Redemption Price to the holders); and

(c) the holders of contingent convertible preferred securities of such series will no longer have any rights as holders except the right to receive the Redemption Price (except as otherwise provided in this section “—Redemption and Repurchase” if there is a Trigger Event prior to the redemption date).

Subject to the following paragraph, if in connection with any series of contingent convertible preferred securities BBVA improperly withholds or refuses to pay the Redemption Price of the contingent convertible preferred securities of such series, Distributions will continue to accrue, subject as provided in “—Distributions Discretionary” or “—Restrictions on Payments”, at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

BBVA may not give a notice of redemption with respect to the contingent convertible preferred securities of a series if a Trigger Event Notice has been given with respect to such series. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Trigger Event with respect to such series occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant contingent convertible preferred securities on such redemption date and, instead, the Trigger Conversion of the contingent convertible preferred securities shall take place as provided under “—Conversion Upon Trigger Event”.

If a Capital Reduction Notice has been given with respect to the contingent convertible preferred securities of a series, BBVA may not give a notice of redemption with respect to such series until the end of the Election Period. If a redemption notice is given by BBVA after the end of the Election Period, unless otherwise provided in the relevant prospectus supplement, BBVA may redeem all (but not part) of the aggregate Liquidation Preference of contingent convertible preferred securities of such series which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Capital Reduction with respect to such series occurs prior to the redemption date, the Capital Reduction will be disregarded for all purposes of the contingent convertible preferred securities indenture with respect to such series of contingent convertible preferred securities and there shall be no conversion of such series of contingent convertible preferred securities as provided in “Conversion—Conversion Upon Capital Reduction” and, instead, the redemption of the relevant contingent convertible preferred securities shall take place as provided in this section.

If BBVA has elected to redeem the contingent convertible preferred securities of any series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the terms of such contingent convertible preferred securities) will be due and payable.

Non-payment of Redemption Price

If in connection with any series of contingent convertible preferred securities BBVA improperly withholds or refuses to pay the Redemption Price of the contingent convertible preferred securities of such series, Distributions will continue to accrue, subject as provided in “—Distributions” above, at the rate specified from (and including) the redemption date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

Purchases of Contingent Convertible Preferred Securities

Unless otherwise provided in the relevant prospectus supplement, BBVA or any member of the BBVA Group, may purchase or otherwise acquire any of the outstanding contingent convertible preferred securities of any series at any price in the open market or otherwise in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time.

Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator to effect the repurchase of Additional Tier 1 Instruments (article 77(b) of CRR) and, subject to certain limited exceptions (article 78(4) of CRR), these may not be repurchased before five years after the date of issuance (article 52.1(i) of CRR).

Notwithstanding any other provision of the contingent convertible preferred securities indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA or any member of the BBVA Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of BBVA (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Conversion

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will:

(a) not pay any Distribution on the contingent convertible preferred securities of such series, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with “—Distributions” above; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the relevant series of contingent convertible preferred securities.

A Trigger Event will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Conversion Upon Capital Reduction

Except as provided in the penultimate paragraph under “—Redemption and Repurchase—Redemption Procedures”, if a Capital Reduction occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will, subject as provided below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the above, if a Capital Reduction occurs at any time on or after the issue date of any series of contingent convertible preferred securities, each holder of the contingent convertible preferred securities of such series will have the right to elect that all (but not part) of its contingent convertible preferred securities shall not be converted, in which case all contingent convertible preferred securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such contingent convertible preferred securities shall be made in respect of such contingent convertible preferred securities to that holder on the relevant Conversion Settlement Date (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those contingent convertible preferred securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form then obtainable from the specified office of such Paying and Conversion Agent on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any contingent convertible preferred securities represented by a Global Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to the Principal Paying Agent of such election in accordance with the standard procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Principal Paying Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of contingent convertible preferred securities held by such holders) by no later than the immediately following Business Day.

Any relevant contingent convertible preferred securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any contingent convertible preferred securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event.

A Capital Reduction will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Upon Conversion

Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each contingent convertible preferred security of any series to be converted shall be determined by dividing the Liquidation Preference of such contingent convertible preferred security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions described in the fifth paragraph from the bottom under “—Anti-Dilution Adjustment of the Floor Price” and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible preferred securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible preferred securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Conversion of any series of contingent convertible preferred securities, holders (and beneficial owners) of any contingent convertible preferred security shall have no claim against BBVA in respect of (i) any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities converted into Common Shares or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of contingent convertible preferred securities of such series, and the contingent convertible preferred securities of such series shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository.

Upon any Capital Reduction Conversion of any series of contingent convertible preferred securities, holders (and beneficial owners) of any contingent convertible preferred securities, other than holders of contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”, shall have no claim against BBVA in respect of any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities, and the contingent convertible preferred securities of such series converted into Common Shares, other than contingent convertible preferred securities in respect of which holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository. Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as set out under “—Conversion Upon Capital Reduction”, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date.

On or prior to the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Capital Reduction Notice Date, other than contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”.

The obligation of BBVA to issue and deliver Common Shares to a holder of contingent convertible preferred securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares

Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the contingent convertible preferred securities converted, other than, in the case of a Capital Reduction, as provided under “—Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as set out under “—Conversion Upon Capital Reduction”.

Except as set forth in the immediately preceding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository. After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository, holders of any series of contingent convertible preferred securities so converted shall have recourse to the Conversion Shares Depository only for the delivery to them of such Common Shares, in the circumstances described under “—Settlement Procedures” below.

Conversion Price

“Conversion Price” means, in respect of a Conversion Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable);

(ii)	the Floor Price (translated into U.S. dollars at the Prevailing Rate, if applicable); and

(iii)	the nominal value of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Anti-Dilution Adjustment of the Floor Price

For the purposes of this section “—Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of the Contingent Convertible Preferred Securities of BBVA”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of BBVA or any member of the BBVA Group, and (b) Common Shares held by or on behalf of BBVA or any member of the BBVA Group (and which, in the case of sub-paragraphs (d) and (f) below, are not entitled to receive the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of contingent convertible preferred securities shall be adjusted from time to time as follows:

(a) If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A
B

where:

A is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever BBVA shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Dividend in cash which Shareholders would or could otherwise have elected to receive; (ii) where Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares; or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A
B

where:

A is the aggregate number of Common Shares in issue immediately before such issue; and

B is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Common Shares.

(c) (i) If and whenever BBVA shall pay any Extraordinary Dividend to its Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (c)(i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means, in respect of this sub-paragraph (c)(i), any Cash Dividend which is expressly declared by BBVA to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its Shareholders or any analogous or similar term (including any distribution made as a result of any Capital Reduction), in which case the Extraordinary Dividend shall be such Cash Dividend.

(ii) If and whenever BBVA shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (c)(ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(iii) For the purposes of this sub-paragraph (c), Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv) In making any calculations for the purposes of this sub-paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in BBVA’s financial year in question.

(d) If and whenever BBVA shall issue Common Shares to its Shareholders as a class by way of rights, or BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant to the Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue on the Effective Date;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e) If and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to the Shareholders as a class by way of rights or grant to the Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(f) If and whenever BBVA shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of any series of contingent convertible preferred securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuance to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the Effective Date, such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(g) If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/ redesignation would purchase at such Current Market Price per Common Share; and

C is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/ redesignation;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification, redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible preferred securities of any series, which term for this purpose shall include any further contingent convertible preferred securities) pursuant to sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i) If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall offer any Securities in connection with which the Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(j) If BBVA determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible preferred securities of such relevant series) in such manner and with effect from such date as BBVA shall determine and notify to the holders of the relevant series of contingent convertible preferred securities.

Notwithstanding the foregoing provisions in this section “Anti-Dilution Adjustment of the Floor Price”:

•

where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of BBVA, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

•

such modification shall be made to the operation of the anti-dilution adjustment terms described in this section “Anti-Dilution Adjustment of the Floor Price” as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once;

and in each case, any such modification shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security) save in the case of manifest error.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:

•	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

•

(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by BBVA to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

•

if the consideration or price determined pursuant to the two provisions immediately above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of the second provision immediately above) or the relevant date of first public announcement (in the case of the first provision immediately above);

•

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

•

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to BBVA or another entity.

If the Conversion Settlement Date in relation to the Conversion of any contingent convertible preferred security of any series shall be after the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in sub-paragraph (a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) or (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, but before the relevant adjustment to the Floor Price (if applicable) becomes effective pursuant to the provisions described in this section “—Anti-Dilution Adjustment of the Floor Price” (such adjustment, a “Retroactive Adjustment”), then BBVA shall (conditional upon the relevant adjustment becoming effective) procure that there shall be delivered to the Conversion Shares Depository, for onward delivery to the holders of the relevant contingent convertible preferred securities, in accordance with the instructions contained in the Delivery Notices received by the Conversion Shares Depository, such additional number of Common Shares (if any) (the “Additional Common Shares”) as, together with the Common Shares issued on Conversion of the contingent convertible preferred securities (together with any fraction of a Common Share not so delivered to any relevant holder), is equal to the number of Common Shares which would have been required to be issued and delivered on such Conversion if the relevant adjustment to the Floor Price had been made and become effective immediately prior to the relevant Conversion Notice Date (subject as provided above with respect to fractions), provided that, where applicable, if the Conversion Shares Depository and/or the holders, as the case may be, shall be entitled to receive the relevant Dividend in respect of the Common Shares to be issued or delivered to them, then no such Retroactive Adjustment shall be made in relation to such Dividend and Additional Common Shares shall not be issued and delivered to the Conversion Shares Depository and holders in relation thereto. If Additional Common Shares are required under the contingent convertible preferred securities indenture, all references to the issue and/or delivery of Common Shares in the contingent convertible preferred securities indenture shall be construed accordingly.

If any doubt shall arise as to whether an adjustment is required to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, BBVA may at its discretion appoint an Independent Financial Adviser and, following consultation between BBVA and such Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security), save in the case of manifest error.

No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of BBVA or any member of the BBVA Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price, it shall be rounded down to the same number of decimal places as the initial Floor Price. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by BBVA to holders of the contingent convertible preferred securities of any series through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with “—Notices” below promptly after the determination thereof.

Conversion Procedures

If a Trigger Event occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately upon BBVA’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “—Notices” below (together, the “Trigger Event Notice”). Any failure by BBVA to give a Trigger Event Notice or otherwise notify the holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

If a Capital Reduction occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “—Notices” below (together, the “Capital Reduction Notice”). Any failure by BBVA to give a Capital Reduction Notice or otherwise notify the holders of a Capital Reduction, will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

A Conversion Notice shall be a written notice specifying the following:

•	that a Trigger Event or a Capital Reduction has occurred, as the case may be;

•	in the case of a Capital Reduction Notice, the Conversion Price;

•	in the case of a Capital Reduction Notice, the Election Period and the procedures holders must follow with respect to timely submission of Election Notices;

•

in the case of a Capital Reduction Notice, the expected Conversion Settlement Date, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Conversion Notice Date;

•

the contact details of the Conversion Shares Depository and Paying and Conversion Agent and the procedures holders of the contingent convertible preferred securities must follow to obtain delivery of the Common Shares;

•

that the contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”) shall remain in existence for the sole purposes of evidencing the holder’s right to receive Common Shares from or on behalf of the Conversion Shares Depository and, in the case of a Capital Reduction, of evidencing the holder’s right to receive payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “—Conversion Upon Capital Reduction”, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”; and

•

a request that holders and beneficial owners (or the custodian, broker, nominee or other representative thereof) of such contingent convertible preferred securities complete a Delivery Notice to be delivered, together with the relevant contingent convertible preferred securities held by them (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”), to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, no later than five Business Days (in the relevant place of delivery) prior to the relevant Conversion Settlement Date (the “Notice Cut-off Date”).

In the case of a Trigger Event, BBVA shall further notify the holders of the relevant series of contingent convertible preferred securities of the expected Conversion Settlement Date and of the Conversion Price within ten (10) Business Days of the Conversion Notice Date in accordance with “—Notices” below.

The Conversion Notice Date shall be deemed to be the date on which the Trigger Event Notice or the Capital Reduction Notice, as the case may be, is communicated through the filing of a relevant information (información relevante) announcement with the CNMV and is published in accordance with the rules and regulations of any applicable stock exchange or other relevant authority.

Upon BBVA’s determination that a Trigger Event has occurred or upon BBVA’s adoption of a Capital Reduction measure, it shall, prior to giving a Conversion Notice, deliver to the trustee a certificate stating that a Conversion Event has occurred, which the trustee shall accept without any further enquiry as sufficient evidence of such matters, and such certificate will be conclusive and binding on the trustee, the holders and beneficial owners of the contingent convertible preferred securities of such series. BBVA shall provide a copy of the Conversion Notice to the trustee as soon as it is available.

Within two (2) Business Days after its receipt of the Conversion Notice, the trustee shall transmit the Conversion Notice to the depositary and BBVA expects that, promptly following its receipt of the Conversion Notice, pursuant to the relevant procedures then in effect, the depositary shall post the Conversion Notice to, if DTC is acting as depositary, its Reorganization Inquiry for Participants System (or in the case of any other depositary, its equivalent).

If a Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part, and if a Capital Reduction occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part except for contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”.

Notwithstanding anything set forth in this prospectus to the contrary, except in the case of a Capital Reduction with respect to any contingent convertible preferred securities in respect of which the holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” (as the case may be), upon a Conversion, (i) subject to the right of holders of the contingent convertible preferred securities relating to a breach of the Performance Obligation (as defined below) in the event of a failure by BBVA to issue and deliver any Common Shares to the Conversion Shares Depository on the Conversion Settlement Date and, in the case of a Capital Reduction, the right of holders to receive payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions” and except as provided under “—Conversion Upon Capital Reduction”), the contingent convertible preferred securities indenture shall impose no duties upon the trustee whatsoever with regard to a Conversion (except the limited duties set forth in the contingent convertible preferred securities indenture in respect of a global security which is surrendered for conversion in part upon a Capital Reduction), and the holders of the contingent convertible preferred securities converted or to be converted shall have no rights whatsoever under the contingent convertible preferred securities indenture or such contingent convertible preferred securities to instruct the trustee to take any action whatsoever; and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any holders of such contingent convertible preferred securities in such direction or related to such direction, any direction previously given to the trustee by any holders of such contingent convertible preferred securities shall cease automatically and shall be null and void and of no further effect.

BBVA’s obligations to indemnify the trustee in accordance with the contingent convertible preferred securities indenture shall survive any Conversion.

Agreement and Waiver with Respect to Conversion

The contingent convertible preferred securities of any series are not convertible into Common Shares at the option of holders of contingent convertible preferred securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision herein, by its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible preferred securities of such series, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible preferred securities of such series or the Conversion Notice), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the contingent convertible preferred securities of such series or the trustee; (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the holders of the contingent convertible preferred securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as provided under “—Conversion Upon Capital Reduction”)), and BBVA’s liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as provided under “—Conversion Upon Capital Reduction”)), except as noted below under “—Settlement Procedures” with respect to certain stamp and similar taxes, shall be automatically released, and the holders of the contingent convertible preferred securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion; (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible preferred securities indenture and in connection with the contingent convertible preferred securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion; and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such contingent convertible preferred securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such contingent convertible preferred securities or the trustee.

Settlement Procedures

Delivery of the Common Shares to the holders of converted contingent convertible preferred securities upon a Conversion Event shall be made in accordance with the following procedures. BBVA may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of BBVA, including to reflect changes in clearing system practices.

Holders of any series of contingent convertible preferred securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. For further information on the ADSs and BBVA’s current ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) must deliver its contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with “—Conversion Upon Capital Reduction”) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, on or before the Notice Cut-off Date. The Delivery Notice shall contain: (i) the name of the holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of the contingent convertible preferred securities to be converted; (ii) the aggregate Liquidation Preference held by such holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of such converted contingent convertible preferred securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (iv) whether Common Shares or ADSs are to be delivered to the holder or beneficial owner of such contingent convertible preferred securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in BBVA’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.

If the contingent convertible preferred securities are held through DTC, the Delivery Notice must be given and the contingent convertible preferred securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any contingent convertible preferred securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant contingent convertible preferred securities, except as otherwise indicated in the relevant Conversion Notice.

Subject as provided in this section “Settlement Procedures” and provided that the relevant contingent convertible preferred securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and

Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit part or all of such Common Shares with the ADS Depositary on behalf of, the holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of the relevant contingent convertible preferred securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible preferred securities may result in such Delivery Notice being treated as null and void and BBVA shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with the provisions described in “—Failure to Deliver a Delivery Notice” below. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “—Settlement Procedures” shall be made by BBVA in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).

Delivery of ADSs

In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant contingent convertible preferred securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. For further information on the ADSs or the ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

Failure to Deliver a Delivery Notice

If a duly completed Delivery Notice and the relevant contingent convertible preferred securities are not delivered to the Paying and Conversion Agent as provided in the contingent convertible preferred securities indenture and in the relevant Conversion Notice on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the 10th Business Day after the Conversion Settlement Date, BBVA may in its sole and absolute discretion (and the relevant holders and beneficial owners of such contingent convertible preferred securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Conversion Shares Depository in respect of which the applicable contingent convertible preferred securities and duly completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed ratably to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion.

BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “—Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the contingent convertible preferred securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant contingent convertible preferred securities on a timely basis or at all.

If the applicable contingent convertible preferred securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “—Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling

Agent until a duly completed Delivery Notice and the relevant contingent convertible preferred securities are so delivered. However, any holder or beneficial owner (or custodian, broker, nominee or other representative thereof) of such contingent convertible preferred securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Certain Taxes and Other Costs

A holder of the contingent convertible preferred securities of any series or Selling Agent must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale referred to in “—Failure to Deliver a Delivery Notice”) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in Spain by BBVA in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the contingent convertible preferred securities indenture which shall be paid by BBVA) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a contingent convertible preferred security or interest therein.

Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant holder.

If BBVA shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and BBVA as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

Status of the Common Shares

The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all payments of Distributions payable in respect of contingent convertible preferred securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible preferred securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

BBVA shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible preferred security:

(a) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities of any series is liable for such Taxes in respect of such contingent convertible preferred security by reason of his having some connection with Spain other than the mere holding of such contingent convertible preferred security; or

(b) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities fails to provide BBVA or the trustee or Paying Agent (as BBVA may determine in connection with each series of contingent convertible preferred securities) acting on behalf of BBVA the information concerning such holder or beneficial owner as may be required in order to comply with any procedures that may be implemented to comply with any interpretation of Royal Decree 1065/2007, as amended, made by the Spanish Tax Authorities; or

(c) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities of any series failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of the taxing jurisdiction of BBVA as a condition to relief or exemption from such taxes; or

(d) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(e) to, or to a third party on behalf of, individuals resident for tax purposes in Spain; or

(f) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the contingent convertible preferred securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004, and require a withholding to be made.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (f) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

No Additional Amounts will be paid by BBVA or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the Distributions where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto.

For the purposes of this section:

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect is duly given to the holders in accordance with “—Notices” below.

Except where the context requires otherwise, any reference in this prospectus and, if applicable, the relevant prospectus supplement to Distributions in respect of the contingent convertible preferred securities shall be deemed to include any Additional Amounts payable with respect thereto.

Undertakings

So long as any contingent convertible preferred security of a series remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible preferred securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible preferred securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible preferred securities indenture and the ordinary shares of Newco are:

(i)	admitted to the Relevant Stock Exchange; or

(ii)	listed and/or admitted to trading on another Recognized Stock Exchange,

and the holders of the contingent convertible preferred securities of the relevant series (which, for this purpose, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities of such series) irrevocably authorize BBVA to make such amendments to the contingent convertible preferred securities indenture without the need for any further authorization from the holders of the contingent convertible preferred securities of such series;

(d) issue, allot and deliver Common Shares upon Conversion subject to and as provided in “—Conversion” above;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the contingent convertible preferred securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of “—Conversion” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, BBVA shall use all reasonable endeavors promptly to appoint such persons for such purposes.

Modification and Waiver

BBVA and the trustee may make certain modifications and amendments to the contingent convertible preferred securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible preferred securities without the consent of the holders of such contingent convertible preferred securities for any of the following purposes:

•

to evidence the succession of another person to BBVA and the assumption by any such successor of the covenants of BBVA in the contingent convertible preferred securities indenture and in the contingent convertible preferred securities of any series;

•

to add to the covenants of BBVA for the benefit of the holders of all or any series of contingent convertible preferred securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible preferred securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon BBVA by the contingent convertible preferred securities indenture;

•	to add any additional Enforcement Events;

•

to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable, provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of contingent convertible preferred securities of any series in any material respect;

•

to add to, change or eliminate any of the provisions of the contingent convertible preferred securities indenture, or any supplemental indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding contingent convertible preferred security of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected by such addition, change or elimination and in respect of which such supplemental indenture would apply;

•	to establish the form or terms of contingent convertible preferred securities of any series as permitted by the contingent convertible preferred securities indenture;

•	to change any place of payment, so long as any required place of payment is maintained;

•

to cure any ambiguity or to correct or supplement any provision of the contingent convertible preferred securities indenture which may be defective or inconsistent with any other provision of the contingent convertible preferred securities indenture or in any supplemental indenture;

•

to vary, substitute or change specified terms of any series of contingent convertible preferred securities subject to the conditions set forth in the contingent convertible preferred securities indenture, provided such action shall not adversely affect the interests of the holders of contingent convertible preferred securities of any series in any material respect;

•

to evidence and provide for the acceptance of appointment under the contingent convertible preferred securities indenture by a successor trustee with respect to the contingent convertible preferred securities of one or more series and to add to or change any of the provisions of the contingent convertible preferred securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible preferred securities indenture by more than one trustee, pursuant to the requirements of the contingent convertible preferred securities indenture;

•	to change or eliminate any provision of the contingent convertible preferred securities indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•	to name a different trustee for a particular series of contingent convertible preferred securities;

•

to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;

•

to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;

•

with respect to any contingent convertible preferred security (including a global security), to amend any such contingent convertible preferred security to conform to the description of the terms of such contingent convertible preferred security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible preferred security; and

•

to change or modify any provision of the contingent convertible preferred securities indenture as necessary to ensure that the contingent convertible preferred securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Other modifications and amendments may be made to the contingent convertible preferred securities indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of each series affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible preferred security affected that would:

•

change the terms of any contingent convertible preferred security to reduce the Liquidation Preference (or premium, if any) payable upon the redemption of, or the Distributions payable on any contingent convertible preferred security (without prejudice to the provisions described herein, including under “—Payments—Distributions” and “—Agreement to Distribution Cancelation”), or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated below under “—Substitution of Issuer”) on the contingent convertible preferred securities, or the currency in which payments under the contingent convertible preferred securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to any contingent convertible preferred security, or modify the calculation of and any adjustment to, the Conversion Price;

•

reduce the percentage in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the contingent convertible preferred securities indenture or of certain defaults thereunder and their consequences) provided for in the contingent convertible preferred securities indenture or reduce the requirements for a quorum or voting;

•

change in any manner adverse to the interests of the holders of any contingent convertible preferred securities the subordination provisions of the contingent convertible preferred securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the contingent convertible preferred securities; or

•

modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the contingent convertible preferred securities indenture cannot be modified or waived without the consent of the holder of each outstanding contingent convertible preferred security affected thereby;

except in each case with respect to any modification or amendment of the contingent convertible preferred securities indenture pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority or Applicable Banking Regulations, as the case may be (in which case neither the consent nor the affirmative vote of any holder of an outstanding contingent convertible preferred security affected shall be required).

Additional Issuances

BBVA may, from time to time, without the consent of the holders of the contingent convertible preferred securities of any series, issue additional contingent convertible preferred securities of one or more of the series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible preferred securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such additional contingent convertible preferred securities, together with the contingent convertible preferred securities of the relevant series, will constitute a single series of contingent convertible preferred securities under the contingent convertible preferred securities indenture and shall be included in the definition of “contingent convertible preferred securities” in the contingent convertible preferred securities indenture where the context so requires. There is no limitation on the amount of contingent convertible preferred securities that BBVA may issue under the contingent convertible preferred securities indenture.

BBVA may, from time to time, without the consent or sanction of the holders of contingent convertible preferred securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA or securities mandatorily convertible into Common Shares of BBVA ranking junior or senior to the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA.

By acquiring a contingent convertible preferred security of any series, each holder and beneficial owner of contingent convertible preferred securities agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by BBVA from time to time.

The contingent convertible preferred securities of any series do not grant the holders of the contingent convertible preferred securities of such series pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by BBVA or any Subsidiary.

Substitution of Issuer

BBVA may, without the consent of holders of any contingent convertible preferred securities of any series outstanding, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (a) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly assume, by a supplemental indenture in form satisfactory to the trustee, all obligations of BBVA under the contingent convertible preferred securities indenture; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture; and (d) immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the contingent convertible preferred securities of any series, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the contingent convertible preferred securities of such series, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the contingent convertible preferred securities indenture in form satisfactory to the trustee; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture.

Following any of the events described in the preceding two paragraphs, BBVA will be released from all its obligations under the applicable contingent convertible preferred securities and contingent convertible preferred securities indenture and any supplemental indentures. In addition, Additional Amounts under the contingent convertible preferred securities of the relevant series will be payable in respect of taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the contingent convertible preferred securities in the circumstances described above under the section “—Redemption Due to a Tax Event”, except that if such successor entity is not incorporated or tax resident in Spain (a) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (b) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer, lease or assumption, as the case may be.

An assumption of the obligations of BBVA under any series of contingent convertible preferred securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the contingent convertible preferred securities of such series for new contingent convertible preferred securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture and any supplemental indentures (except as set forth herein and therein) will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the contingent convertible preferred securities indenture, the authorization, issuance and execution by BBVA of the contingent convertible preferred securities and the contingent convertible preferred securities indenture related to the subordination of the contingent convertible preferred securities shall be governed by and construed in accordance with the laws of Spain.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the contingent convertible preferred securities of any series nor the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture and each holder and beneficial owner of the contingent convertible preferred securities of such series, by virtue of its holding of any contingent convertible preferred securities of such series or any interest therein, and the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible preferred security of any series or any interest therein by BBVA in respect of, or arising under, the contingent convertible preferred securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if a Liquidation Event shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Trustee and Agents

Unless stated otherwise in the relevant prospectus supplement, the trustee for the contingent convertible preferred securities of any series will be The Bank of New York Mellon acting (except for its role as contingent convertible preferred security registrar) through its London Branch. The trustee makes no representations, and shall not be liable with respect to, the information set forth in the registration statement of which this prospectus is a part.

Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon acting through its London Branch will initially act as Principal Paying Agent for the contingent convertible preferred securities of any series. BBVA may appoint additional or successor agents (together, the “Agents”).

BBVA will procure that there will be, at all times at which contingent convertible preferred securities of any series are outstanding, a Principal Paying Agent and a Calculation Agent. BBVA may change the Principal Paying Agent and Calculation Agent without prior notice to the holders of the contingent convertible preferred securities of any series. Furthermore, BBVA is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, BBVA will appoint another agent in accordance with the provisions of the contingent convertible preferred securities indenture.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of the contingent convertible preferred securities of any series, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the contingent convertible preferred securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the contingent convertible preferred securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible preferred securities; (C) the cancellation of the contingent convertible preferred securities of any series; (D) the amendment or alteration of the maturity, if any, of the contingent convertible preferred securities of any series or amendment of the Liquidation Preference or Distributions payable on the contingent convertible preferred securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the contingent convertible preferred securities of any series or the rights of the holders thereunder or under the contingent convertible preferred securities indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the contingent convertible preferred securities of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the contingent convertible preferred securities or under the contingent convertible preferred securities indenture. By its acquisition of the contingent convertible preferred securities of any series, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the contingent convertible preferred securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the contingent convertible preferred securities of any series, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series. Additionally, by its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the contingent convertible preferred securities of such series that is written down, converted to equity and/or cancelled under the provision of the contingent convertible preferred securities indenture which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible preferred securities of a series to direct certain actions relating to the contingent convertible preferred securities of such series; and (ii) the contingent convertible preferred securities indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series, so long as any contingent convertible preferred securities of such series remain outstanding, there shall at all times be a trustee for the contingent convertible preferred securities of such series in accordance with the contingent convertible preferred securities indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by the contingent convertible preferred securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible preferred securities of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of the contingent convertible preferred securities of any series, each holder shall be deemed to have authorized, directed and requested the relevant depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary through which it holds such contingent convertible preferred securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the contingent convertible preferred securities as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of any series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such contingent convertible preferred securities. BBVA shall also deliver a copy of such notice to the trustee for information purposes.

If BBVA has elected to redeem the contingent convertible preferred securities of any series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable under the contingent convertible preferred securities indenture) will be due and payable.

By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the contingent convertible preferred securities of any series, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Enforcement Events and Remedies

There are no events of default under any series of contingent convertible preferred securities. In addition, under the terms of the contingent convertible preferred securities indenture none of the following will be an Enforcement Event or give rise to a default for the purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act: (i) the cancellation or the deemed cancellation of any Distribution (in each case, in whole or in part) or the failure by BBVA to provide notice of any such cancellation or deemed cancellation; (ii) a Trigger Event or the failure by BBVA to provide notice of any such Trigger Event; (iii) a Capital Reduction or the failure by BBVA to provide notice of any such Capital Reduction; and (iv) the exercise of the Spanish Bail-in Power, the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith.

Enforcement Events

Each of the following events described in clauses (i) and (ii) is an “Enforcement Event” with respect to the contingent convertible preferred securities of any series:

(i) the breach of any term, obligation or condition binding on BBVA under the contingent convertible preferred securities of such series (other than any of BBVA’s payment obligations under or arising from the contingent convertible preferred securities of such series, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(ii) the occurrence of a Liquidation Event.

Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture.

Remedies

The sole remedies of the holders of the contingent convertible preferred securities of a series and the trustee under the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture upon the occurrence of an Enforcement Event shall be (1) with respect to the first Enforcement Event listed above, to seek enforcement of the relevant Performance Obligation, and (2) with respect to the second Enforcement Event listed above, to enforce the entitlement set forth under “—Liquidation Distribution”.

For the avoidance of doubt, the breach by BBVA of any Performance Obligation shall not give the trustee and/or the holders of the contingent convertible preferred securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the trustee and/or the holders of the contingent convertible preferred securities of such series may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture is specific performance under New York law. By its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner of the contingent convertible preferred securities of such series will acknowledge and agree that such holder and beneficial owner will not seek, and will not direct the trustee to seek, a claim for damages against BBVA in respect of a breach by BBVA of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the trustee may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture for a breach by BBVA of a Performance Obligation is specific performance.

No Other Remedies

Other than the limited remedies specified above, no remedy against BBVA shall be available to the trustee (acting on behalf of the holders of the contingent convertible preferred securities of any series) or to the holders of the contingent convertible preferred securities of any series, whether for the recovery of amounts owing in respect of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture, or in respect of any breach by BBVA of any of BBVA’s obligations under or in respect of the terms of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture in relation thereto.

Notwithstanding the limitations set forth in this section, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible preferred securities indenture and (2) nothing shall impair the rights of a holder of the contingent convertible preferred securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the contingent convertible preferred securities, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the contingent convertible preferred securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible preferred securities shall be subject to the subordination provisions of the contingent convertible preferred securities indenture. For the avoidance of doubt, such limitations shall not apply to BBVA’s obligations to pay the fees and expenses of, and to indemnify, the trustee.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the contingent convertible preferred securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may on behalf of the holders of all contingent convertible preferred securities of such series waive any past Enforcement Event that results from a breach by BBVA of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may not waive any past Enforcement Event that results from a Liquidation Event or any Enforcement Event in respect of a covenant or provision of the contingent convertible preferred securities indenture which cannot be modified or amended without the consent of the holder of each outstanding contingent convertible preferred security of such series affected.

The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible preferred securities of such series. However, this direction (a) must not be in conflict with any rule of law, the contingent convertible preferred securities indenture or the contingent convertible preferred securities of any series and (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of any contingent convertible preferred securities of any series not taking part in the direction. The trustee may also take any other action, not inconsistent with such direction, that it deems proper.

Limitation on Suits

No holder or beneficial owner of contingent convertible preferred securities shall have any right to institute any proceeding, judicial or otherwise, with respect to such contingent convertible preferred securities, the contingent convertible preferred securities indenture, or for the appointment of a receiver or trustee, or for any other remedy, except as described below.

Before a holder of the contingent convertible preferred securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	the holder must have given the trustee written notice that a continuing Enforcement Event has occurred and remains uncured;

•

the holders of not less than 25% in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of the relevant series must have made a written request to the trustee to institute proceedings in respect of the Enforcement Event in its own name, as trustee;

•	such holder has offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee must have failed to institute any proceeding for 60 days after receipt of the above notice, request and offer of indemnity, and

•

the trustee must not have received an inconsistent direction from the majority in Liquidation Preference of all outstanding contingent convertible preferred securities of the relevant series during such 60-day period, it being understood and intended that no one or more holders of contingent convertible preferred securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of the contingent convertible preferred securities indenture or any contingent convertible preferred security to affect, disturb or prejudice the rights of any other such holder or holders of any contingent convertible preferred security, or to obtain or to seek to obtain priority or preference over any other such holder or holders or to enforce any right under the contingent convertible preferred securities indenture, except in the manner herein provided and for the equal and ratable benefit of all holders of contingent convertible preferred securities of such series or holders of any other contingent convertible preferred security.

Notices

All notices to holders of registered contingent convertible preferred securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the holder of a global security shall be sufficiently given if such notice is given in accordance with the applicable procedures of the relevant depositary.

Any request, demand, authorization, direction, notice, consent, waiver or record of an act of holders or other document provided or permitted by the contingent convertible preferred securities indenture to be made upon, given or furnished to, or filed with, the trustee by any holder, or any request, demand, authorization, direction, notice, consent or waiver by BBVA, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the trustee at its corporate trust office.

No Obligations to Beneficial Owners

None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or obligation to any beneficial owner in a global security, any agent member (including, for purposes of this section, any participant in the depositary) or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible preferred securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible preferred securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible preferred securities and the contingent convertible preferred securities indenture shall be given or made only to or upon the order of the holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members and any beneficial owners. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the contingent convertible preferred securities indenture relating to such global security (including the payment of Liquidation Preference and Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent BBVA, the trustee, or any agent of BBVA or the trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of any contingent convertible preferred securities of any series that acquire the contingent convertible preferred securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the contingent convertible preferred securities to the same extent as the holders and beneficial owners of the contingent convertible preferred securities of such series that acquire the contingent convertible preferred securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible preferred securities of such series, including, without limitation, in relation to Distribution cancellation, the Conversion, the Spanish Bail-in Power (see “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”) and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

The Trustee

The Bank of New York Mellon acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible preferred securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the contingent convertible preferred securities indenture at the request of any holder of contingent convertible preferred securities, unless offered indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. BBVA and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to BBVA’s contingent convertible preferred securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of BBVA’s preference shares and BBVA’s ordinary shares.

Consent to Service of Process

Under the contingent convertible preferred securities indenture, BBVA irrevocably designates BBVA, S.A., New York Branch, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the contingent convertible preferred securities indenture or any supplemental indentures or any contingent convertible preferred securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

SPANISH TAX CONSIDERATIONS

The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares, ADSs, senior notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities. This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law or the tax treatment of the notes following any exercise of the Spanish Bail-in Power with respect to such securities.

Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of ordinary shares or ADSs, senior notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities including the effect of tax laws of any other jurisdiction, based on their particular circumstances.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:

(i)	of general application, First Additional Provision of Law 10/2014. Consideration has also been given to Royal Decree 1065/2007, of July 27 (“RD 1065/2007”);

(ii)

for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax;

(iii)

for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014 of November 27 promulgating the CIT Law, and Royal Decree 634/2015, of July 10 promulgating the CIT Regulations; and

(iv)

for individuals and entities who are not resident for tax purposes in Spain which are subject to Non-Residents Income Tax (“NRIT”), Royal Legislative Decree 5/2004 of March 5 promulgating the Consolidated Text of the NRIT Law and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax.

As used herein, the following terms have the following meanings:

(i)

The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990, as amended by the Protocol and its Memorandum of Understanding, signed in Madrid on January 14, 2013.

(ii)

A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the ordinary shares underlying the ADSs. Holders of ordinary shares, or ADSs who are not U.S. Residents should consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT”.

The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.

Ordinary Shares or ADSs

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

1. Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Taxation of dividends

Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of ordinary shares or ADSs are subject to the Spanish NRIT and therefore a 19% withholding tax is currently applied on the gross amount of dividends.

However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, 5% if the U.S. Resident is a corporation which owns more than 10% of the voting rights of the ordinary shares of BBVA, or 0% if received by a U.S. Resident which is either a pension fund (provided that such dividends are not derived from the carrying on of a trade or business by the pension fund or through an associated enterprise) or a company that has owned at least 80% of the voting stock in BBVA for a period of 12 months prior to the date on which the right to receive the dividends arises, and that is not adversely affected by the new limitation on benefits (“LOB”) clause. In any case, to be able to apply those withholding rates, the recipient of the dividends must be their beneficial owner.

In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 19% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.

Quick Refund Process. Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.

The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “—Spanish Refund Procedure” below.

Spanish Refund Procedure. According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004 (“NRIT Regulations”), a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:

•	The relevant Spanish tax form (currently, Form 210);

•	The IRS certificate of residence (IRS Form 6166 for U.S. Residents); and

•	A certificate evidencing Spanish NRIT withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.

Taxation of capital gains

As a general rule, capital gains realized by U.S. Residents from the disposition of ordinary shares or ADSs will not be taxed in Spain. Only in the case of alienation of stock or participations which confer on the owner the right to enjoy real property situated in Spain may the capital gains arising on that alienation be taxed in Spain.

Additionally, capital gains derived from the transfer of ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations.

Non Spanish holders must submit a Spanish Tax Form (currently Form 210) within the time periods set out in the applicable Spanish regulations and to pay the corresponding tax or establish an exemption. In particular, where any of the exemptions mentioned above applies, the seller will be obliged to file with the Spanish tax authorities the relevant Spanish tax form (currently, Form 210)

together with the certificate of tax residence issued by the tax authorities of the country of residence (IRS Form 6166 for U.S. residents) evidencing its entitlement to the exemption.

2. Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

Taxation of dividends

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described in “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)—Taxation of dividends” below.

Ownership of the ordinary shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Taxation of capital gains

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described in “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)—Taxation of capital gains” below.

Spanish Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the ordinary shares or ADSs which they hold as at the end of the relevant fiscal year.

Legal entities are not subject to Wealth Tax.

Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such a DTT), transfers of ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “—Taxation of capital gains”.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Taxation of dividends

According to the IIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the shares and any other income received by such shareholder in his condition as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management). The net amount is included in the relevant Spanish shareholder’s savings taxable base at the applicable rate (currently varying from 19% to 26%).

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%). Such withholding tax is creditable from the IIT payable; if the amount of tax withheld is greater than the amount of the net IIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with the IIT Law.

Taxation of capital gains

Gains or losses recorded by a shareholder subject to IIT as a result of the transfer of ordinary shares qualify for the purposes of the IIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base at the applicable rate (currently varying from 19% to 26%).

Capital gains arising from the transfer of shares are not subject to withholding tax on account of IIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Taxation of dividends

Dividends from BBVA received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is 25%.

With respect to shareholders that (i) hold, directly or indirectly, at least 5% in BBVA’s stock; and (ii) hold such participation for at least one year prior to the relevant distribution date or commit to hold such participation for the time needed to complete such one-year holding period, dividends may be 95% exempt from CIT as a general rule.

If the relevant requirements of this exemption are met with respect to a particular shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the ordinary shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a withholding will apply (currently set at 19%). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld.

Taxation of capital gains

Gains or losses arising from the sale of ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is 25%. Gains arising from the sale of ordinary shares will not be subject to withholding tax on account of CIT.

For CIT payers that (i) hold, directly or indirectly, at least 5% in BBVA’s stock; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains may be 95% exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.

In the case where more than 70% of the company’s revenues derive from dividends and capital gains arising from the transfer of shares, the application of the participation exemption is subject to particularly complex restrictions, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of the company’s subsidiaries. CIT payers are urged to consult their tax advisors regarding compliance of the requirements for application of the aforesaid participation exemption.

Capital gains deriving from the disposal of ordinary shares will not be subject to withholding tax on account of CIT.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described above) which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Spanish Transfer Tax

Transfers of ordinary shares or ADSs will be exempt from Spanish Transfer Tax or Value Added Tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of ordinary shares or ADSs.

BBVA Rights to Subscribe for Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.

Senior Notes, Senior Non-Preferred Notes and Subordinated Notes

References in this section to holders of senior notes, senior non-preferred notes or subordinated notes, as the case may be (hereinafter, the relevant securities) are to the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.

Tax Rules for Senior Notes, Senior Non-Preferred Notes and Subordinated Notes Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

The following summary assumes that the relevant securities will be listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the relevant securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 26%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under RD 1065/2007, income obtained in respect of the notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Section 44.5 of RD 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, BBVA will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the transfer, redemption or repayment of the relevant securities provided that the relevant formalities described in “—Tax Reporting and Withholding Obligations of the Issuer” are complied with.

However, in the case of notes held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the notes or income obtained upon the transfer, redemption or repayment of the notes may be subject to withholding tax at the current rate of 19%. Such withholding will be made by the depository or custodian, if the notes do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on July 27, 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on an organized market in an OECD country.

For information on withholdings on payments of interest on the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the senior notes, senior non-preferred notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021 of July 9, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes, senior non-preferred notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of RD 1065/2007 (“Section 44”), income obtained from debt securities which are originally listed on an organized market in an OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44.5, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver such statement on a timely basis, the related payment will be subject to Spanish withholding tax (currently at the general rate of 19%).

If, before the tenth day of the month following the month in which interest is paid, the obliged entity provides the statement, BBVA will reimburse the amounts withheld.

In the event that the currently applicable procedures are modified, amended or supplemented by, among other things, any Spanish law, regulation, interpretation or ruling of the Spanish tax authorities, BBVA will notify the relevant holders of such information procedures and their implications, as BBVA may be required to apply withholding tax on interest payments in respect of the securities if the relevant holders do not comply with such information procedures.

Tax Rules for Senior Notes, Senior Non-Preferred Notes and Subordinated Notes not Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

Withholding on Account of IIT, CIT and NRIT

If the senior notes, senior non-preferred notes or subordinated notes are not listed on a regulated market, a multilateral trading facility or an organized market and originally registered with the entities that manage clearing systems located outside Spain recognized by Spanish law or by the law of another OECD country, interest payments to beneficial owners in respect of such securities will be subject to withholding tax, currently at a rate of 19%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 0% for U.S. Residents if the recipient of the interest is the beneficial owner.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021 of July 9, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes, senior non-preferred notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Contingent Convertible Preferred Securities and Ordinary Shares

Acquisition of the Contingent Convertible Preferred Securities and Ordinary Shares

The issue of, subscription for, transfer and acquisition of the contingent convertible preferred securities and ordinary shares is exempt from Transfer Tax and Stamp Duty and Value Added Tax.

Contingent Convertible Preferred Securities

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the contingent convertible preferred securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 26%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under RD 1065/2007, income obtained in respect of the contingent convertible preferred securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “—Tax Reporting and Withholding Obligations of the Issuer”).

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both Distributions periodically received and income derived from the transfer, redemption or repayment of the contingent convertible preferred securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Section 44.5 of RD 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, BBVA will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the transfer, redemption or repayment of the relevant securities provided that the relevant formalities described in “—Tax Reporting and Withholding Obligations of the Issuer” are complied with.

However, in the case of securities held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the contingent convertible preferred securities or income derived from the transfer, redemption or repayment of the contingent convertible preferred securities may be subject to withholding tax at the current rate of 19%. Such withholding will be made by the depository or custodian, if the contingent convertible preferred securities do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on July 27, 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on an organized market in an OECD country.

For information on withholdings on Distribution payments on the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the contingent convertible preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “2. Contingent convertible preferred securities—2(b) Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “—Tax Reporting and Withholding Obligations of the Issuer”).

Wealth Tax

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax (Spain and the United States have not entered into such DTT). Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption or reductions which may apply. Therefore, such individuals should take into account the value of the contingent convertible preferred securities which they hold as at the end of the relevant fiscal year.

Legal entities are not subject to Wealth Tax.

In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021 of July 9, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.

Inheritance and Gift Tax

The transfer of the contingent convertible preferred securities to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax in accordance with the applicable Spanish and State rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

The effective tax rate, after applying all relevant factors, ranges between 0% and 81.6%.

According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to NRIT and without prejudice, in the latter event, to the provisions of any DTT that may apply.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of RD 1065/2007, income obtained from debt securities which are originally listed on an organized market in an OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44.5, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver such statement on a timely basis, the related payment will be subject to Spanish withholding tax (currently at the general rate of 19%).

If, before the tenth day of the month following the month in which interest is paid, the obliged entity provides the statement, BBVA will reimburse the amounts withheld.

In the event that the currently applicable procedures are modified, amended or supplemented by, among other things, any Spanish law, regulation, interpretation or ruling of the Spanish tax authorities, BBVA will notify the relevant holders of such information procedures and their implications, as BBVA may be required to apply withholding tax on interest payments in respect of the securities if the relevant holders do not comply with such information procedures.

Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares into which the contingent convertible preferred securities are convertible upon the occurrence of certain events are described under “—Ordinary Shares or ADSs”.

U.S. TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax consequences of the ownership and disposition of BBVA ADSs, ordinary shares, contingent convertible preferred securities, senior notes, senior non-preferred notes and subordinated notes. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares issued by BBVA will be described in the applicable prospectus supplement. This discussion applies only to U.S. Holders described below that hold ordinary shares, ADSs, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes as capital assets for U.S. federal income tax purposes. Further, this discussion applies only to U.S. Holders that purchase the ordinary shares, ADSs, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes in their initial offering and in the case of senior notes, senior non-preferred notes or subordinated notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes of the relevant series is sold for money. This summary does not address all of the tax consequences that may be relevant to a particular investor, including the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (which may require accrual method U.S. taxpayers to conform the timing of their income accruals to their financial statements), the provisions of the Code known as the Medicare Contribution tax, any alternative minimum tax considerations and tax consequences that may apply to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•

persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes as part of a hedge, straddle, constructive sale, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt organizations, “individual retirement accounts” or “Roth IRAs”;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who own or are deemed to own 10% or more of our shares by vote or value; and

•

persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes in connection with a trade or business conducted outside the United States.

This summary does not address the tax treatment of the ADS, ordinary shares, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes on or following any exercise of the Spanish Bail-in Power with respect to such securities.

A “U.S. Holder” is a person that for U.S. federal income tax purposes is a beneficial owner of ordinary shares, ADSs, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes, as applicable, and is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treasury regulations that apply to taxable years beginning on or after December 28, 2021, or the Foreign Tax Credit Regulations, may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisers regarding the creditability or deductibility of any Spanish taxes imposed on dividends or interest on the ADS, ordinary shares, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes. The discussions below regarding the creditability or deductibility of Spanish taxes on this income do not apply to these investors.

If a partnership holds ordinary shares, ADSs, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding ordinary shares, ADSs, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes and partners in such partnerships should consult their tax advisers with regard to the U.S. federal income tax treatment of their investment in such securities.

The summary is based upon the tax laws of the United States including the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as well as the Treaty, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, in the case of ADSs this summary is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). Prospective purchasers of the ADSs, ordinary shares, contingent convertible preferred securities, senior notes, senior non-preferred notes or subordinated notes are urged to consult their tax advisers as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

Except as specifically described below under “—Passive Foreign Investment Company Rules” this discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

BBVA ADSs or Ordinary Shares

For U.S. federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.

Taxation of Distributions

The amount of any distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, paid with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to non-corporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers to determine the availability of these favorable rates in their particular circumstances.

The amount of a dividend distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the distribution is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder may have foreign currency gain or loss on the conversion date. In general, any foreign currency gain or loss will be U.S.-source ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for any non-refundable Spanish NRIT taxes withheld by BBVA or its paying agent at a rate not in excess of any applicable rate under the Treaty. Spanish taxes withheld at a rate in excess of an applicable treaty rate or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all creditable non-U.S. taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale and Other Disposition of ADSs or Ordinary Shares

Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. If any Spanish taxes are imposed on disposition gains, they will not be creditable against a U.S. Holder’s U.S. federal income tax liability.

BBVA Contingent Convertible Preferred Securities

Characterization of the Contingent Convertible Preferred Securities

BBVA believes that the contingent convertible preferred securities will be treated as equity for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Taxation of Distributions

Distributions made with respect to contingent convertible preferred securities (including amounts withheld in respect of Spanish taxes, if any, and any additional amounts paid in respect thereto) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to non-corporate U.S. Holders may be taxable at the favorable rate applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers to determine the availability of this favorable rate in their particular circumstances.

The amount of a distribution paid in euro will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received, whether or not the U.S. Holder in fact converts euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be U.S.-source ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder may be entitled to a credit against its U.S. federal income tax liability for any non-refundable Spanish NRIT taxes withheld by BBVA or its paying agent at a rate not in excess of any applicable rate under the Treaty. Spanish taxes withheld at a rate in excess of an applicable treaty rate or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all creditable non-U.S. taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale, Redemption and Other Disposition of Contingent Convertible Preferred Securities

Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of contingent convertible preferred securities (other than the receipt of ordinary shares or ADSs upon conversion, which will be treated as described below under “—Conversion”) will be subject to U.S. federal income tax as capital gain or loss (assuming in the case of a redemption that it is not treated as “essentially equivalent to a dividend,” including in the case that the U.S. Holder does not own, actually or constructively, any of our ADSs or ordinary shares or other instruments treated as equity for U.S. federal income tax purposes) in an amount equal to the difference between the U.S. Holder’s tax basis in the contingent convertible preferred securities and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the contingent convertible preferred securities for more than one year. Any gain or loss will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. If any Spanish taxes are imposed on disposition gains, they will not be creditable against a U.S. Holder’s U.S. federal income tax liability.

Conversion

Conversion of contingent convertible preferred securities into ordinary shares or ADSs will generally be treated as a tax-free recapitalization for U.S. federal income tax purposes. A U.S. Holder’s tax basis in the ordinary shares or ADSs received will generally be equal to the U.S. Holder’s tax basis in the contingent convertible preferred securities and the holding period in the ordinary shares or ADSs received will generally include the holding period of the contingent convertible preferred securities. Ordinary shares or ADSs received upon conversion will otherwise generally be treated as described under “—BBVA ADSs or Ordinary Shares” above.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations, which are proposed to be effective for taxable years beginning after December 31, 1994 (“Proposed Regulations”) and upon which taxpayers are currently permitted to rely, we believe that we were not a PFIC for U.S. federal income tax purposes for our 2021 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder owned ADSs, ordinary shares or contingent convertible preferred securities, gain recognized by such U.S. Holder on a sale or other disposition of an ADS, an ordinary share or a contingent convertible preferred security would be allocated ratably over the U.S. Holder’s holding period for the ADS, the ordinary share or the contingent convertible preferred security. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar rules would apply to distributions received by a U.S. Holder in any taxable year in respect of ADSs, ordinary shares or contingent convertible preferred securities to the extent in excess of 125% of the average of the annual distributions on ADSs, ordinary shares or contingent convertible preferred securities received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may result in alternative treatment.

Additionally, if a U.S. Holder owns ADSs, ordinary shares or contingent convertible preferred securities during any year in which we are a PFIC, such U.S. Holder would be required to file annual returns, subject to certain exceptions. Furthermore, if we are a PFIC in any taxable year in which we make a distribution or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

BBVA Senior, Senior Non-Preferred or Subordinated Notes

Characterization of the Notes

We believe that the notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes. However, there is no direct legal authority as to the proper U.S. federal income tax treatment of instruments such as the notes that are denominated as a debt instrument and have significant debt features, but are subject to statutory bail-in powers such as the Spanish Bail-in Power. Therefore, prospective investors should consult their tax advisers as to the proper characterization of the notes for U.S. federal income tax purposes. In addition, it is expected, and this discussion assumes, that any floating rate note should be treated as a “variable rate debt instrument” for U.S. federal income tax purposes. If that is not the case, the applicable prospectus supplement will describe the U.S. federal income tax consequences of owning and disposing of floating rate notes.

Payments of Interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income earned by a U.S. Holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Spanish taxes withheld at a rate not exceeding any applicable Treaty rate from interest income on a note which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations and conditions. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct Spanish taxes withheld, in computing their taxable income, subject to generally applicable limitations. An election to deduct creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.

Special rules governing the treatment of interest paid with respect to original issue discount notes and foreign currency notes are described below.

Original Issue Discount

A note that is issued at an issue price that is less than the note’s “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate or, subject to certain conditions, certain floating rates.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.

A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that have a term of more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount and de minimis original issue discount as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

In general, a floating rate note providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, generally should not be treated as a contingent payment debt instrument, provided that the interest accrues or is paid at least annually and provided further that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or in certain cases, the weighted average maturity) or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated. An interest rate that subjects a qualified floating rate to a cap, floor, governor or similar restriction may also be treated as a qualified floating rate, provided that the cap, floor or governor is fixed throughout the term of the notes or if certain other conditions are met. An “objective rate” is generally a rate that is determined using a single fixed formula and that is based on objective financial or economic information. A “qualified inverse floating rate” is an objective rate that is equal to a fixed rate minus a qualified floating rate if variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding for those purposes any cap, floor, governor or similar restriction).

If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually throughout the term thereof, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount, unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount and the difference equals or exceeds the specified de minimis amount described in “—Original Issue Discount” above). If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.

A note that matures one year or less from its date of issuance (taking into account the last possible date the note could be outstanding in accordance with its terms) (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but should include in income any stated interest upon receipt). Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

Amortizable Bond Premium

If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may limit the amount of bond premium that can be amortized during certain accrual periods in the case of notes that are subject to unconditional optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the permission of the Internal Revenue Service.

If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received. If any Spanish taxes are imposed on disposition gains, they will not be creditable against a U.S. Holder’s U.S. federal income tax liability.

Except as described below under “—Foreign Currency Notes”, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

The rules applicable to Notes denominated in, or the payments on which are determined by reference to, a single currency other than U.S. dollars (referred to in this section as “Foreign Currency Notes”) could require some or all of the gain or loss on the sale, exchange or retirement of a Foreign Currency Note to be re-characterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.

A U.S. Holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. Any original issue discount will be determined in the relevant foreign currency. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service. A U.S. Holder may recognize U.S.-source ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note, as described below. Any exchange gain or loss will be U.S.-source ordinary income or loss as described below. If the election to amortize bond premium is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note will be a capital loss to the extent attributable to the bond premium.

A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize U.S.-source ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. The amount realized on a sale, exchange or retirement of a foreign currency note will generally be the U.S. dollar value of the foreign currency received (except to the extent attributable to accrued interest), determined on the date of sale, exchange or retirement. However, if a foreign currency note is traded on an “established securities market” and the U.S. Holder is a cash basis U.S. Holder or an electing accrual method U.S. Holder, the U.S. dollar value of the amount paid for such note and the amount realized on the disposition will be determined based on the spot rate on the settlement date of the purchase or disposition. An accrual method U.S. Holder making the election described in the preceding sentence must apply such election consistently to all debt instruments denominated in foreign currency which are traded on “established securities markets” and cannot change it without the consent of the Internal Revenue Service.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be U.S.-source ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the payment is received or the note is disposed of, (or if the note is traded on an established securities market, on the settlement date if the U.S. Holder is a cash basis U.S. Holder or an electing accrual basis U.S. Holder); and (ii) the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to interest income described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).

A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its tax adviser regarding the need to file a reportable transaction disclosure statement.

Information Reporting and Backup Withholding

Payments of dividends, distributions or interest on, and the proceeds from a sale or other disposition of, ADSs, ordinary shares, contingent convertible preferred securities or notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals and certain specified U.S. entities may be required to report information relating to securities issued by a non-U.S. person, subject to certain exceptions (including an exception for securities held in accounts maintained by financial institutions, which accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs, ordinary shares, contingent convertible preferred securities or notes.

Potential FATCA withholding

Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with local country implementing legislation, may impose 30% withholding on certain payments made in respect of the notes, contingent convertible preferred securities, ADSs and ordinary shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA withholding. FATCA withholding will not apply to notes treated as debt for U.S. federal income tax purposes that are issued are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. In addition, under proposed Treasury regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) FATCA withholding will not apply prior to the date that is two years after the date that is two years after the final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the ADSs, ordinary shares, contingent convertible preferred securities or notes will be treated as foreign passthru payments.

The United States has entered into intergovernmental agreements with Spain and many other jurisdictions to implement FATCA. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if FATCA withholding will be required at all under such agreements.

If FATCA withholding is required, none of BBVA, the trustee or any paying agent will pay any additional amounts with respect to any amounts so withheld. Prospective investors and beneficial owners of notes, contingent convertible capital securities, ADSs and ordinary shares should consult their tax advisers as to how these rules may apply to payments they receive under the notes, contingent convertible capital securities, ADSs and ordinary shares and their ability to obtain a refund of any FATCA withholding.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts (“IRAs”), Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We and the underwriters, agents and dealers through which the securities described in this prospectus may be sold, and our and their current and future affiliates (collectively, the “Transaction Parties”), may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.

Each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (A) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement or (B) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus: (i) through selling agents; (ii) through underwriters; (iii) through dealers; and/or (iv) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. In addition, we may issue our ordinary shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.

If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less the relevant discount in the case of sales to an underwriter or the purchase price less the relevant commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us, and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement or term sheet so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement or term sheet, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement or term sheet will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and/or our affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES

The validity of our securities, where applicable, and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel, and for any underwriters or agents by Sidley Austin LLP, the underwriters’ U.S. counsel.

EXPERTS

The consolidated financial statements of Banco Bilbao Vizcaya Argentaria, S.A as of and for the years ended December 31, 2021, 2020 and 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG Auditores, S.L, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

BBVA is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers, and certain of the experts named in this document, are not residents of the United States. A substantial portion of our assets and those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Except as otherwise provided herein, we have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the senior notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

Banco Bilbao Vizcaya Argentaria, S.A.

$1,000,000,000 Series 14 Non-Step-Up Non-Cumulative Contingent

Convertible Perpetual Preferred Tier 1 Securities

PROSPECTUS SUPPLEMENT

(to prospectus dated July 29, 2022)

Joint Bookrunners

Barclays	BBVA	BofA Securities

Citigroup	HSBC	J.P. Morgan

Co-Managers

Bankinter	Danske Markets

Rabo Securities	Scotiabank